FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-06

November 9, 2017 FREE WRITING PROSPECTUS COLLATERAL TERM SHEET CCUBS 2017-C1 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Cantor Commercial Real Estate Lending, L.P. Citi Real Estate Funding Inc. Sponsors and Mortgage Loan Sellers UBS Securities LLC Cantor Fitzgerald & Co. Citigroup Co-Lead Managers and Joint Bookrunners Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (''SEC'') (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. - 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Cantor Fitzgerald & Co., Citi Real Estate Funding Inc.or Academy Securities, Inc. provides accounting, tax or legal advice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

TORONTO
CANADA
Lake Ontario
Hamilton
Rochester
Syracuse
Rome
Watertown
BUFFALO
NEW YORK
Albany
Lake Erie
Jamestown
Elmira
Binghamton
Ithaca
Springfield
Erie
Hartford
Mansfield
Scranton
Youngstown
Du Bois
Williamsport
New Haven
PENNSYLVANIA
Madison
NEW YORK
Bohemia
Allentown
PITTSBURGH
Johnstown
Harrisburg
Reading
Princeton
Trenton
Wheeling
York
PHILADELPHIA
Morgantown
Hagerstown
Wilmington
BALTIMORE
NJ
Atlantic City
WEST VIRGINIA
WASH. DC
Dover
Arlington
Annapolis
DE
Atlantic Ocean
MD
Salisbury
Ocean City
Charlottesville
VIRGINIA
Richmond
Lynchburg
VT
MA
CT
OH

ONTARIO
Rainy Lake
Fort Frances
Ranier
Rainy River
INTERNATIONAL FALLS
MINNESOTA
Falls International Airport

Ludington
Lake Huron
Bad Axe
Mount Pleasant
Midland
Bay City
Saginaw
Muskegon
MICHIGAN
GRAND RAPIDS
Forest Hills
Saint Johns
Flint
Port Huron
Lake Michigan
Holland
East Lansing
Lansing
Troy
ONTARIO
Battle Creek
Ann Arbor
DETROIT
Kalamazoo
Portage
Jackson
Van Buren
WINDSOR
St. Joseph
Coldwater
Adrian
Lake Erie
Michigan City
Elkhart
South Bend
TOLEDO
Valparaiso
Maumee
Sandusky
Elyria
Bowling Green
Fremont
Auburn
FORT WAYNE
INDIANA
Van Wert
Findlay
Logansport
Lima
Mansfield
OHIO
Kokomo
Marion
Lafayette
Mount Vernon

GNL Portfolio

1	Sandoz, Inc.	Princeton, NJ
2	Intervet Inc.	Madison, NJ
3	GE Aviation Systems, LLC	Grand Rapids, MI
4	Constellium Automotive USA, LLC	Van Buren, MI
5	FedEx Ground Package System, Inc. (NY)	Bohemia, NY
6	Nissan North America Inc.	Murfreesboro, TN
7	C&J Energy Services Inc. II	Houston, TX
8	United States of America - Customs and Border Protection	International Falls, MN
9	FedEx Ground Package System, Inc. (WV)	Morgantown, WV
10	Lippert Components Manufacturing Inc.	South Bend, IN
11	C&J Energy Services Inc. I	Houston, TX
12	PNC Bank National Association	Scranton, PA

Greenbrier
White House
Coopertown
Ridgetop
Gallatin
Goodlettsville
Hendersonville
Ashland City
NASHVILLE
Mount Juliet
Lebanon
Kingston Springs
Belle Meade
Oak Hill
Brentwood
La Vergne
Smyrna
Nolensville
Walterhill
Franklin
Murfreesboro
Thompson's Station
Spring Hill
Columbia

Stagecoach
The Woodlands
Spring
Atascocita
Humble
Cypress
Jersey Village
Aldine
Crosby
HOUSTON
Katy
Channelview
Baytown
Pasadena
La Porte
Mission Bend
Stafford
Sugar Land
Missouri City
Pearland
Rosenberg
Friendswood
League City
Texas City
Sienna Plantation
Manvel
Alvin
Santa Fe
Hitchcock

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	Various
				General Property Type:	Various
Original Balance(1):	$50,500,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$50,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	2,620,673 SF
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.			Cut-off Date Balance per SF(1):	$71
				Maturity Date Balance per SF(1):	$71
Mortgage Rate:	4.3690%			Property Manager(5):	Self-Managed
Note Date:	10/27/2017
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$20,159,620
Seasoning:	0 months			UW NOI Debt Yield(1):	10.8%
Prepayment Provisions(2):	YM1 (116); O (4)			UW NOI Debt Yield at Maturity(1):	10.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	2.22x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(6):	$21,052,501 (8/31/2017 TTM)
Additional Debt Balance(1)(3):	$136,500,000			2nd Most Recent NOI(6):	$21,010,966 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	$20,024,180 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	100.0% (11/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	100.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$323,100,000 (Various)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	57.9%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	57.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$187,000,000	100.0%	Paydown of Corporate Credit Facility	$120,021,907	62.4%
			Return of Equity:	$64,482,284	34.5%
			Closing Costs:	$2,495,809	1.3%
Total Sources:	$187,000,000	100.0%	Total Uses:	$187,000,000	100.0%

(1)	The GNL Portfolio Mortgage Loan (as defined below) is part of the GNL Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $187,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the GNL Portfolio Whole Loan.

(2)	Prior to the open prepayment date of August 6, 2027, the GNL Portfolio Whole Loan can be prepaid with payment of a yield maintenance premium. See “Partial Release” below for further discussion of the borrower’s option to release a property or properties from the mortgage loan.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(5)	Each of the GNL Portfolio Properties (as defined below) is tenant-managed, except for the United States of America property, which is managed by CBRE of Virginia, Inc.

(6)	The 3rd Most Recent NOI reflects 12 months of financials for all properties, except for the C&J Energy Services II property, which was acquired in March 2015, and the FedEx Ground Package System, Inc. (WV) property, which was built in 2016. The 3rd Most Recent NOI for the C&J Energy Services II property reflects 10 months of financials. 2nd Most Recent NOI reflects 12 months of financials for all properties, except for the FedEx Ground Package System, Inc. (WV) property due to its recent construction. Most Recent NOI reflects 12 months of financials for all properties except for the FedEx Ground Package System, Inc. (WV) property for which there are six months of financials.

(7)	Excludes the FedEx Ground Package System, Inc. (WV) property, which was constructed in 2016 and acquired in April 2017.

The Mortgage Loan. The largest mortgage loan (the “GNL Portfolio Mortgage Loan”) is part of a whole loan (the “GNL Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $187,000,000. The GNL Portfolio Whole Loan is secured by first priority fee mortgages encumbering a 12-property portfolio comprised of 11 single tenant, net-leased properties and one single tenant property that is leased on a modified gross basis, located in nine states (collectively, the “GNL Portfolio Properties” or “GNL Portfolio”). The GNL Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Column Financial, Inc. Promissory Notes A-1-B and A-2-B, with an aggregate original principal balance of $50,500,000, represent the GNL Portfolio Mortgage Loan and will be included in the CCUBS 2017-C1 Trust. Promissory Notes A-1-A and A-2-A, with an aggregate original principal balance of $136,500,000, are currently held by Column Financial Inc., and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CCUBS 2017-C1 Trust until the controlling pari passu promissory Note A-1-A is securitized, whereupon the GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

GNL Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$73,000,000	$73,000,000	Column Financial, Inc.	Yes
Note A-1-B	$25,250,000	$25,250,000	CCUBS 2017-C1	No
Note A-2-A	$63,500,000	$63,500,000	Column Financial, Inc.	No
Note A-2-B	$25,250,000	$25,250,000	CCUBS 2017-C1	No
Total	$187,000,000	$187,000,000

The Borrower and the Borrower Sponsor. The borrowers are ARC GEGRDMI001, LLC; ARC GSIFLMN001, LLC; ARC MKMDNNJ001, LLC; ARC SZPTNNJ001, LLC; ARC CSVBTMI001, LLC; ARG FEMRGWV001, LLC; ARC NNMFBTN001, LLC; ARC FEBHMNY001, LLC; ARC LPSBDIN001, LLC; ARC PNSCRPA001, LLC; ARC CJHSNTX002, LLC; and ARC CJHSNTX001, LLC (collectively, the “GNL Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote. Global Net Lease Operating Partnership, L.P., a subsidiary of Global Net Lease Inc. (“GNL”), is the borrower sponsor and nonrecourse carve-out guarantor.

GNL (NYSE: GNL) is a real estate investment trust that acquires commercial properties, with an emphasis on sale-leaseback transactions, involving single tenant net-leased commercial properties. GNL began operations in 2011 and owns assets under management valued at approximately $2.9 billion. GNL’s portfolio consists of 312 properties, including 243 properties in the United States and Puerto Rico, 43 properties in the United Kingdom and 26 properties in Europe totaling 22.0 million SF. GLP had a market capitalization of approximately $1.4 billion as of October 26, 2017.

The Properties. The GNL Portfolio consists of 12 office and industrial assets that are 100% leased. The tenancy is diversified across multiple industries, including aerospace, pharmaceuticals, energy, financial services, freight, U.S. government services, automotive, and metals processing. The GNL Portfolio Properties are located in nine states: Indiana, Tennessee, Michigan, New York, New Jersey, Texas, Pennsylvania, West Virginia and Minnesota. The GNL Portfolio contains five office buildings (571,520 SF/21.8% NRA), five industrial buildings (1,584,004 SF/60.4%NRA) and two mixed use buildings (465,149 SF/17.7% NRA). The tenants include companies such as Sandoz, Inc. (parent Novartis AG, NYSE:NVS, rated AA/Aa3/AA- by Fitch/Moody’s/S&P), Intervet, Inc. (parent Merck & Co., NYSE:MRK, rated A/A1/AA by Fitch/Moody’s/S&P), FedEx Ground Package System, Inc. (parent FedEx Corp., NYSE:FDX, rated WD/Baa2/BBB by Fitch/Moody’s/S&P), GE Aviation (parent General Electric Company, NYSE:GE, rated AA-/A1/AA- by Fitch/Moody’s/S&P), C&J Energy Services, Inc. (NYSE:CJ, NR), Constellium Automotive USA, LLC (parent Constellium NV, NYSE:CSTM, rated Caa1/B- by Moody’s/S&P), Nissan North America, Inc. (parent Nissan Motor Co. Ltd., OTCMKTS:NSANY, rated BBB+/WR/A by Fitch/Moody’s/S&P), U.S. General Services Administration (“GSA”, rated AAA/Aaa/AAA, by Fitch/Moody’s/S&P), Lippert Components Manufacturing, Inc. (parent LCI Industries, NYSE:LCII, NR) and PNC Bank, N.A. (parent PNC Financial Services Group Inc., NYSE:PNC, rated A+/A3/A- by Fitch/Moody’s/S&P). As of November 1, 2017, the GNL Portfolio Properties were 100.0% occupied by 10 tenants with a weighted average base rent of $8.39 PSF and weighted average remaining lease term of 9.3 years.

The following table presents certain information relating to the GNL Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Sandoz, Inc.	Plainsboro, NJ	2001	154,101	$3,678,534	20.0%	$34,880,000	18.7%	$59,400,000	58.7%
Intervet Inc.	Madison, NJ	1988	146,366	$2,942,229	16.0%	$26,950,000	14.4%	$49,000,000	55.0%
GE Aviation Systems, LLC	Grand Rapids, MI	1986	369,000	$2,188,171	11.9%	$24,050,000	12.9%	$37,000,000	65.0%
FedEx Ground Package System, Inc. (NY)	Bohemia, NY	1976	158,520	$1,637,007	8.9%	$19,375,000	10.4%	$33,000,000	58.7%
Nissan North America Inc.	Murfreesboro, TN	2008	462,155	$1,393,787	7.6%	$17,030,000	9.1%	$29,000,000	58.7%
Constellium Automotive USA, LLC	Van Buren Twp., MI	1998	320,680	$1,721,534	9.3%	$15,300,000	8.2%	$25,500,000	60.0%
C&J Energy Services, Inc. II	Houston, TX	2013	125,000	$1,164,317	6.3%	$12,550,000	6.7%	$25,100,000	50.0%
Lippert Components Manufacturing, Inc.	South Bend, IN	2003	539,137	$773,905	4.2%	$9,040,000	4.8%	$15,400,000	58.7%
FedEx Ground Package System, Inc. (WV)	Morgantown, WV	2016	103,512	$838,393	4.6%	$7,990,000	4.3%	$13,600,000	58.8%
C&J Energy Services, Inc. I	Houston, TX	2013	96,149	$770,540	4.2%	$7,800,000	4.2%	$15,600,000	50.0%
United States of America	International Falls, MN	2009	33,000	$920,057	5.0%	$7,095,000	3.8%	$12,900,000	55.0%
PNC Bank N.A.	Scranton, PA	1975	113,053	$396,936	2.2%	$4,940,000	2.6%	$7,600,000	65.0%
Total/Wtd. Avg.			2,620,673	$18,425,410	100.0%	$187,000,000	100.0%	$323,100,000	57.9%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the GNL Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

The following table presents certain information related to the property type distribution of the GNL Portfolio Properties:

Property Type Summary(1)
Property Sub-Type	Property Count	GLA (SF)	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)

Office	5	571,520	100.0%	$9,891,297	49.1%	$86,415,000	46.2%	$154,000,000
Industrial	5	1,584,004	100.0%	$6,922,089	34.3%	$68,735,000	36.7%	$116,500,000
Mixed Use	2	465,149	100.0%	$3,346,234	16.6%	$31,850,000	17.0%	$52,600,000
Total/Wtd. Avg.	12	2,620,673	100.0%	$20,159,620	100.0%	$187,000,000	100.0%	$323,100,000

(1)	Information is based on the underwritten rent roll.

(2)	Based on the GNL Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

(3)	Information is based on the Appraisal.

Major Tenants. Set forth below are descriptions of the three tenants that represent the largest portion of annual underwritten base rent.

Sandoz, Inc. (154,101 SF, 5.9% of NRA, 19.2% of underwritten base rent). Sandoz, Inc. (“Sandoz”) leases 154,101 SF at the Sandoz, Inc. property in Princeton, New Jersey. Sandoz is the private United States arm of Swiss pharmaceutical company Novartis AG. Sandoz was originally founded in Switzerland in 1886, and merged with Swiss pharmaceutical firm Ciba-Geigy in 1996, to form Novartis. Sandoz is headquartered in Holzkirchen, Germany, has its U.S. headquarters in Princeton, NJ, and manufactures more than 200 generic oral dosage drugs, which reached more than an estimated 500 million patients in 2016. The company's product portfolio includes drugs to fight infections, cancers, respiratory ailments, cardiovascular and gastrointestinal disorders, and central nervous system diseases. Sandoz markets its products to wholesalers and retailers, and also directly to consumers, physicians, and hospitals. Novartis maintains labs, plants, and offices worldwide and employs approximately 118,000 employees. Sandoz Inc. operates two manufacturing facilities in the U.S., and has offices in Berkeley, California, Bloomfield, Colorado, Durham, North Carolina, East Hanover, New Jersey, Mechanicsburg, Pennsylvania, Melville, New York, and Wilson, North Carolina. Sandoz Inc. reported $10.1 billion of net sales for 2016. Parent Novartis AG for fiscal year end 2016 reported total revenue of almost $48.5 billion, net income of $6.7 billion, total assets of $130.0 billion, and total equity of $74.8 billion, with an approximate market cap of $193.2 billion as of May 31, 2017.

Intervet, Inc. (146,366 SF, 5.6% of NRA. 15.4% of underwritten base rent). Intervet, Inc. leases 146,366 SF at the Intervet, Inc. property located in Madison, New Jersey. Merck & Co., Inc. (“Merck”), the parent entity of Intervet, Inc., is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies and animal health products. Merck was founded in 1891 as the U.S. subsidiary of German parent the Merck Group and is based in Kenilworth, New Jersey. The parent was established in 1668 by the Merck family, is based in Darmstadt, Germany and has operations in 140 countries with 68,000 employees, including approximately 26,500 employed in the U.S. and Puerto Rico as of December 31, 2016. Merck’s operations are principally managed on a products basis and include four operating segments: Pharmaceutical, Animal Health, Healthcare Services and Alliances segments. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. Merck sells primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers, such as, health maintenance organizations, pharmacy benefit managers and other institutions. As of year-end 2016, Merck reported total annual revenues of $39.8 billion, total annual net income of $3.9 billion, total assets of almost $95.4 billion and total equity of $40.3 billion, with an approximate current market cap of $173.3 billion as of May 31, 2017.

FedEx Ground Package System, Inc. (262,032 SF, 10.0% of NRA, 13.19% of underwritten base rent). FedEx Ground Package System, Inc. (“FedEx GPS”) leases 158,520 SF (6.0% of portfolio NRA and 8.9% of portfolio underwritten base rent) at the FedEx Ground Package System, Inc. property in Bohemia, New York, as well as 103,512 SF (3.9% of portfolio NRA and 4.5% of portfolio underwritten base rent) at the FedEx Ground Package System, Inc. property in Morgantown, West Virginia. FedEx GPS is a subsidiary of FedEx Corporation, which provides transportation, e-commerce, and business services worldwide. FedEx Corporation was founded in 1971, is headquartered in Memphis, Tennessee, and had 88,000 employees as of May 31, 2017. The tenant is a leading North American provider of small-package ground delivery services and is headquartered in Pittsburgh, Pennsylvania. FedEx Ground provides low-cost, day-certain service to any business address in the U.S. and Canada, plus residential delivery to 100.0% of U.S. residences through its FedEx Home Delivery service. FedEx SmartPost is a FedEx Ground service that specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages, primarily using the U.S. Postal Service for final delivery to residences. The FedEx Ground segment also includes FedEx Supply Chain, which provides integrated supply chain management solutions. FedEx Ground operates a multiple hub-and-spoke sorting and distribution system consisting of 588 facilities, including 36 hubs, in the U.S. and Canada. The tenant conducts its operations primarily with approximately 57,000 owner-operated vehicles and approximately 58,000 company-owned trailers. As of fiscal year end 2016 (May 31, 2017) the parent company reported total annual revenues of $60.3 billion, total annual net income of almost $3.0 billion, total assets of $48.6 billion, and total equity of $16.1 billion, with an approximate current market cap of $60.1 billion as of November 3, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

The following table presents certain information relating to the major leases at the GNL Portfolio Properties based on SF:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/ S&P)(2)	Property Count	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Lippert Components Manufacturing, Inc.	NR/NR/NR	1	539,137	20.6%	$1,058,608	4.7%	$1.96	8/31/2026
Nissan North America Inc.(3)	BBB+/WR/A	1	462,155	17.6%	$1,746,946	7.8%	$3.78	9/30/2028
GE Aviation Systems, LLC	AA-/A1/AA-	1	369,000	14.1%	$2,705,582	12.1%	$7.33	12/31/2025
Constellium Automotive USA, LLC	NR/Caa1/B-	1	320,680	12.2%	$1,999,468	9.0%	$6.24	11/30/2029
FedEx Ground Package System, Inc.	NR/Baa2/BBB	2	262,032	10.0%	$2,928,941	13.1%	$11.18	Various
C&J Energy Services, Inc.	NR/NR/NR	2	221,149	8.4%	$2,461,490	11.0%	$11.13	10/31/2023
Sandoz, Inc.(4)	AA/Aa3/AA-	1	154,101	5.9%	$4,270,139	19.2%	$27.71	7/31/2026
Intervet, Inc.	A/A1/AA	1	146,366	5.6%	$3,439,601	15.4%	$23.50	8/31/2025
PNC Bank N.A.	A+/A3/A-	1	113,053	4.3%	$570,455	2.6%	$5.05	7/31/2029
U.S. General Services Administration	AAA/Aaa/AAA	1	33,000	1.3%	$1,112,304	5.0%	$33.71	7/18/2025
Total/Wtd. Avg.		12	2,620,673	100.0%	$22,293,534	100.0%	$8.51

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Nissan North America Inc. has the right to terminate its lease on September 30, 2023 with 19 months’ written notice and payment of a termination fee equal to $5,125,000.

(4)	Sandoz has the right to terminate its lease on June 30, 2021 with 12 months’ notice and payment of a termination fee equal to $23,000,000.

The following table presents certain information relating to the lease rollover schedule at the GNL Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2023	2	221,149	8.4%	8.4%	$11.13	2,461,490	11.0%	11.0%
2024	1	158,520	6.0%	14.5%	$12.29	1,948,502	8.7%	19.8%
2025	3	548,366	20.9%	35.4%	$13.23	7,257,487	32.6%	52.3%
2026	3	796,750	30.4%	65.8%	$7.92	6,309,186	28.3%	80.6%
2027 & Beyond	3	895,888	34.2%	100.0%	$4.82	4,316,869	19.4%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	12	2,620,673	100.00%		$8.51	$22,293,534	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The 12 GNL Portfolio Properties are located across nine states: Indiana, Tennessee, Michigan, New York, New Jersey, Texas, Pennsylvania, West Virginia and Minnesota. The U.S. industrial market, as of the first quarter of 2017, had an average asking rent of $5.63 per SF and a vacancy rate of 5.3% as of the first quarter of 2017, which rate has decreased from 6.1% a year earlier. The U.S. office market, as of the second quarter of 2017, had an average asking rent of $30.35 per SF and a vacancy rate of 13.3%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

The following table presents certain market information relating to the GNL Portfolio Properties:

GNL Portfolio – Markets Summary(1)
Property	Market/Sub Market	Property Type	Overall Vacancy Rate	Market Inventory SF	Delivered SF	Under Construction SF	Overall Net Absorption 2Q2017	Overall Wtd. Avg. Asking Rent (PSF)
Sandoz, Inc.	Princeton Route 1 Corridor	Office	19.4%	17,297,996	N/A	N/A	(265,423)	$26.30
Intervet Inc.	Route 10/24 Corridor	Office	21.7%	8,802,330	N/A	N/A	(32,365)	$29.00
GE Aviation Systems, LLC	Grand Rapids/West Michigan	Industrial	2.0%	74,748,104	449,260	0	2,017,709	$3.53
	West Michigan	Office	5.4%	80,626,914	366,777	603,573	446,925	$13.08
FedEx Ground Package System, Inc. (NY)	Bohemia/Ronkonkoma	Industrial	2.4%(2)	14,069,785	24,000	38,000	10,000	$9.31
Nissan North America Inc.	Nashville	Industrial	3.9%	134,544,000	2,250,000	1,410,800	2,162,000	$3.83
Constellium Automotive USA, LLC	Detroit	Industrial	3.5%	494,341,274	1,257,261	3,273,214	(629,872)	$5.53
C&J Energy Services, Inc. II	Houston	Office	18.0%	185,461,990	1,452,124	1,588,908	(1,565,381)	$29.52
Lippert Components Manufacturing, Inc.	South Bend/Mishawaka	Industrial	3.8%	33,459,307	0	230,000	94,313	$3.73
FedEx Ground Package System, Inc. (WV)	Monongalia County, West Virginia	Industrial	10.6%	592,839	0	0	(31,400)	$9.13
C&J Energy Services, Inc. I	Houston	Industrial	6.8%	412,853,101	3,095,146	2,029,255	1,311,933	$6.28
U.S. General Services Administration	International Falls	Flex	7.0%	1,125,127	N/A	N/A	N/A	$6.35(2)
PNC Bank N.A.	Scranton CBD	Office	3.9%	4,429,595	7,400	0	211,070	$13.17

(1)	Information is based on the appraisals.

(2)	Represents the five-year average vacancy rate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GNL Portfolio Properties:

Cash Flow Analysis
	2014	2015(1)	2016(1)	8/31/2017 TTM(1)	UW	UW PSF
Base Rent	N/A	$20,271,940	$21,376,301	$21,383,427	$21,987,392	$8.39
Rent Steps(2)	N/A	$0	$0	$0	$306,141	$0.12
Gross Potential Rent(3)	N/A	$20,271,940	$21,376,301	$21,383,427	$22,293,534	$8.51
Total Reimbursements	N/A	$3,156,586	$3,147,665	$3,846,674	$6,335,154	$2.42
Net Rental Income	N/A	$23,428,526	$24,523,966	25,230,101	$28,628,687	$10.92
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,431,434)	($0.55)
Effective Gross Income	N/A	$23,428,526	$24,523,966	$25,230,101	$27,197,253	$10.38
Total Operating Expenses	N/A	$3,404,346	$3,513,000	$4,177,600	$7,037,633	$2.69
Net Operating Income	N/A	$20,024,180	$21,010,966	$21,052,501	$20,159,620	$7.69
Tenant Improvements	N/A	$0	$0	$0	$823,225	$0.31
Leasing Commissions	N/A	$0	$0	$0	$563,977	$0.22
Replacement Reserves	N/A	$0	$0	$0	$347,007	$0.13
Net Cash Flow	N/A	$20,024,180	$21,010,966	$21,052,501	$18,425,410	$7.03

Occupancy %	N/A	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	N/A	2.42x	2.54x	2.54x	2.43x
NCF DSCR(4)	N/A	2.42x	2.54x	2.54x	2.22x
NOI Debt Yield(4)	N/A	10.7%	11.2%	11.3%	10.8%
NCF Debt Yield(4)	N/A	10.7%	11.2%	11.3%	9.9%

(1)	The 2015 cash flow information reflects 12 months of financials for all properties, except for the C&J Energy Services II property which was acquired in March 2015 and the FedEx Ground Package System, Inc. (WV) property which was built in 2016. The 2015 cash flow information for the C&J Energy Services II property reflects 10 months of financials. 2016 cash flow information reflects 12 months of financials for all properties, except for the FedEx Ground Package System, Inc. (WV) property due to its recent construction. 8/31/2017 TTM cash flow information reflects 12 months of financials for all properties, except for the FedEx Ground Package System, Inc. (WV) property for which there are six months of financials.

(2)	UW Rent Steps represent contractual rent steps of $213,497 taken through October 1, 2018 and the present value of rent steps for credit tenants ($92,644).

(3)	UW Gross Potential Rent is based on the underwritten rent roll.

(4)	Debt service coverage ratios and debt yields are based on the GNL Portfolio Whole Loan.

Escrows and Reserves. The GNL Portfolio Whole Loan documents provide for springing escrows for taxes, insurance, replacement reserves and tenant improvement and leasing commissions which are to be collected on a monthly basis in the event that a Cash Sweep Period (as defined below) has occurred and is continuing. During a Cash Sweep Period, the GNL Portfolio Borrowers are required to deposit on each monthly payment date an amount equal to (i) 1/12 of the estimated annual taxes and insurance premiums, provided that if insurance for the GNL Portfolio Properties is provided through a blanket insurance policy acceptable to the lender, the GNL Portfolio Borrowers will not be required to reserve insurance premiums except during the continuation of an event of default, (ii) 1/12 of $0.25 per SF for replacement reserves and (iii) 1/12 of $1.00 per SF for tenant improvements and leasing commissions.

Lockbox and Cash Management. The GNL Portfolio Whole Loan is structured with a hard lockbox and in place cash management. The tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. The GNL Portfolio Borrowers will, and will cause the manager to, deposit all amounts received constituting rents directly into the lockbox within two business days after receipt. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the GNL Portfolio Whole Loan documents. If no Cash Sweep Period or Lease Sweep Period exists, all excess cash flow will be disbursed to the GNL Portfolio Borrowers after payment of debt service and the fees of the cash management bank. If no Cash Sweep Period exists but a Lease Sweep Period exists, after payment of debt service and fees of the cash management bank, an amount equal to all cash flow attributable to any lease which caused the Lease Sweep Event will be deposited into the rollover reserve account and all remaining excess cash flow will be disbursed to the GNL Portfolio Borrowers. During the continuance of a Cash Sweep Period, all excess cash flow, after payments made in accordance with the GNL Portfolio Whole Loan documents for, among other things, debt service, required reserves and operating expenses, will be held as additional collateral for the GNL Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the GNL Portfolio Whole Loan documents; (ii) the occurrence of any bankruptcy action of any GNL Portfolio Borrower, guarantor or manager; (iii) the debt yield being less than 8.20% on any date of determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by the lender; or (iv) the tenants going dark in, or ceasing to operate in, more than 40% of the gross leasable area of the respective GNL Portfolio Properties as of any date of determination. A Cash Sweep Period will end, with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if such manager causes the dismissal or discharge of the same within 90 days after the filing of such bankruptcy action or the GNL Portfolio Borrowers replace the manager with a qualified manager under a replacement management agreement; with respect to clause (iii), the achievement of a debt yield equal to or greater than 8.20%; and with respect to clause (iv), at such time as the tenants that have “gone dark” in, or ceased to operate in their respective spaces, constituting not more than 30% of the gross leasable area of the respective GNL Portfolio Properties.

A “Lease Sweep Period” means each period commencing on the occurrence of a Lease Sweep Event and continuing until the earlier of (a) the related Lease Sweep Event Cure, or (b) payment in full of all principal and interest on the GNL Portfolio Whole Loan and all other amounts payable under the GNL Portfolio Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,500,000 57.9% 2.22x 10.8%

A “Lease Sweep Event” means the occurrence of any of the following: (a) two or more tenants “go dark” in or cease to occupy their respective demised premises as of any date of determination, (b) any tenant gives written notice of its election to either terminate or not renew its lease or any tenant fails to renew its lease during its renewal notice period, provided that a Lease Sweep Event will not be deemed to occur as described in this clause (b) until the last day on which such tenant has a right to notify the related borrower of such tenant’s election to renew its lease regardless of when such tenant may have notified the related borrower that such tenant is not renewing or does not intend to renew its lease, and/or (c) any bankruptcy action of any tenant.

A “Lease Sweep Event Cure” means (a) if the Lease Sweep Event is caused solely by the occurrence of an event described in clause (a) in the definition above, if (i) one or more of such tenants are no longer “dark” and such tenants have reoccupied their respective properties or a replacement tenant reasonably acceptable to the lender has occupied the applicable demised premises in accordance with a lease reasonably acceptable to the lender and (ii) no more than one tenant remains dark in or no longer occupies its respective demised premises, (b) if the Lease Sweep Event is caused solely by the occurrence of an event described in clause (b) of the definition above, such tenant renews its respective lease on terms and conditions reasonably acceptable to the lender or a replacement tenant reasonably acceptable to the lender has executed a new lease on terms and conditions reasonably acceptable to the lender, or (c) if the Lease Sweep Event is caused by a bankruptcy action of a tenant, if such tenant causes the dismissal or discharge of such bankruptcy action or a replacement tenant reasonably acceptable to the lender has executed a new lease on terms and conditions reasonably acceptable to the lender.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The GNL Portfolio Borrowers may obtain a release of one or more of the GNL Portfolio Properties from the lien of the related mortgage instruments by prepayment of a portion of the GNL Portfolio Whole Loan equal to: (i) 110% (120% if the released property or properties are being transferred to an affiliate) of the applicable allocated loan amount for such property or properties until such time as the applicable whole loan balance is reduced to 90% of the original whole loan amount ($168,300,000) and (ii) 115% (125% if the released property or properties are being transferred to an affiliate) of the applicable allocated loan amount for such property or properties for the remainder of the whole loan amount, provided that after giving effect to such release the aggregate portfolio debt yield is at least the greater of (1) 11.4% and (2) aggregate GNL Portfolio debt yield immediately prior to such release. Further, notwithstanding the foregoing, if the tenant in any property being released has vacated the respective property, the release price for such property will be 100% of the applicable allocated loan amount for such property. No release will be permitted if such release would result in a loan-to-value ratio (after giving effect to the release and prepayment of principal and based on the GNL Portfolio Properties remaining subject to the lien of the GNL Portfolio Whole Loan documents) greater than 125%. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the GNL Portfolio Whole Loan and, prior to August 6, 2027, must be accompanied by a yield maintenance premium.

Release of Parcel. Not permitted.

Substitution. If a Lease Sweep Period or default under the GNL Portfolio Whole Loan documents exists or if the GNL Portfolio Borrowers anticipate there will be a Lease Sweep Event based on written notice from tenant that it intends to not renew its lease, to terminate its lease or to go dark, the GNL Portfolio Borrowers may replace one or more of the GNL Portfolio Properties with a substitute property subject to satisfaction of certain conditions, including, without limitation: (i) no event of default is then continuing, (ii) the GNL Portfolio Borrowers have obtained a rating agency confirmation, (iii) lender has approved the substitute property in its sole discretion, (iv) the GNL Portfolio Borrowers deliver an officer’s certificate to the effect that the property substitution will not have a material adverse effect, (v) after giving effect to the substitution, the debt yield for the GNL Portfolio Properties will not be less than the greater of 11.40% and the debt yield immediately prior to the substitution, (vi) adjustments to reserves, if applicable, and (vii) the lender’s receipt of a REMIC opinion.

Terrorism Insurance. The GNL Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the GNL Portfolio Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

Floor	Tenants (SF | Expiration)							
50	Itau Unibanco 40,948 SF | 12/2029							
49	BAMCO 41,000 SF | 5/2035							
48	BAMCO 41,000 SF | 5/2035							
47	Icahn Associates 18,099 SF | 3/2021	BAMCO 23,579 SF | 5/2035						
46	EMS Capital 10,080 SF | 3/2032	Beller Management 7,201 SF | 5/2026	Aramis 9,725 SF | 3/2020	Icahn Associates 9,709 SF | 3/2021	Seven Valleys 2,933 SF | 10/2032			
45	IMG Worldwide 37,874 SF | 3/2018	Weil, Gotshal & Manges 1,390 SF | 8/2019						
44	Glenview Capital Management 41,000 SF | 7/2026							
43	Aramis 38,883 SF | 3/2020							
42	Aramis 37,919 SF | 3/2020							
41	Aramis 37,265 SF | 3/2020							
40	Aramis 37,171 SF | 3/2020							
39	Aramis 38,038 SF | 3/2020							
38	Aramis 38,038 SF | 3/2020							
37	Aramis 38,038 SF | 3/2020							
36	Mechanical							
35	Balyasny Asset Management 39,900 SF | 12/2027							
34	Balyasny Asset Management 23,706 SF | 12/2027	Weil, Gotshal & Manges 16,194 SF | 8/2019						
33	Weil, Gotshal & Manges 39,900 SF | 8/2019							
32	Weil, Gotshal & Manges 39,930 SF | 8/2034							
31	Weil, Gotshal & Manges 39,950 SF | 8/2034							
30	Weil, Gotshal & Manges 38,930 SF | 8/2034							
29	Weil, Gotshal & Manges 38,230 SF | 8/2034							
28	Weil, Gotshal & Manges 38,980 SF | 8/2034							
27	Weil, Gotshal & Manges 38,950 SF | 8/2034							
26	Weil, Gotshal & Manges 38,950 SF | 8/2034							
25	Weil, Gotshal & Manges 38,950 SF | 8/2034							
24	Crown Acquisitions 11,226 SF 12/2017	Weil, Gotshal & Manges 14,624 SF | 8/2019	Vacant 8,761 SF					
23	Weil, Gotshal & Manges 27,217 SF | 8/2019	Corning 6,072 SF | 8/2019						
22	Weil, Gotshal & Manges 38,930 SF | 8/2034							
21	Macklowe Properties 28,247 SF | 10/2025	York Capital 9,116 SF | 7/2020						
20	Vacant 38,850 SF							
19	Vacant 38,850 SF							
18	York Capital 9,270 SF | 7/2020	Mechanical						
17	York Capital 37,150 SF | 7/2020							
16	GM 38,100 SF | 3/2020							
15	Continental Grain 38,100 SF | 3/2035							
14	GM 38,100 SF | 3/2020							
13	Tremblant Capital 14,743 SF | 1/2022	Bank of America 14,750 SF | 3/2020	Perella Weinberg 8,994 SF | 1/2022					
12	TRB Advisors 20,493 SF | 9/2027	Vacant 3,103 SF	Michel Dyens & Co. 5,888 SF | 11/2027	Standard General 9,104 SF | 9/2027				
11	MCL Corporation 38,100 SF | 11/2020							
10	Perella Weinberg 38,100 SF | 1/2022							
9	BlueCrest Capital Management 38,100 SF | 8/2024							
8	JANA Partners 38,100 SF | 2/2025							
7	Bank of America 36,137 SF | 3/2020							
6	Thomas H. Lee Partners 11,398 SF | 3/2020	Aramis 10,256 SF | 3/2020	Weil, Gotshal & Manges 16,101 SF | 8/2034					
5	Perella Weinberg 37,001 SF | 1/2022							
4	Perella Weinberg 36,127 SF | 1/2022							
3	Perella Weinberg 9,933 SF | 1/2022	Apple 5,004 SF | 1/2034	Vacant 2,870 SF					
2	Under Armour 35,890 SF | 4/2034	Retail Display 3,050 SF						
1	Cartier 7,257 SF | 12/2018	Vacant 4,742 SF	JP Morgan Chase 7,500 SF | 5/2021	Under Armour 13,892 SF | 4/2034	Tumi 1,047 SF | 10/2023	Vacant 1,003 SF		
CC	Apple 100,744 SF | 1/2034	Cartier 4,488 SF | 12/2018	Aramis 14,562 SF | 3/2020	Tumi 900 SF | 10/2023	Vacant 1,685 SF	Weil, Gotshal & Manges 22,142 SF | 8/2034	59th & 5th Parking 10,196 SF	

VACANT | BUILDING | 2017 | 2018 | 2019 | 2020 | 2021 | 2022+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

GM Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
68TH ST/ HUNTER COLLEGE
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
Bloomingdale's
Bloomberg
Mt. Vernon Hotel Museum and Garden
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
9 West 57th
Fuller Building
Forum Gallery
The War Museum
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
57TH ST
Trump Tower
The Peninsula New York
St. Regis New York
5TH AVE/ 59TH ST
Museum of Modern Art
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
51ST ST/ LEXINGTON
AXA Center
75 Rockefeller Plaza
Time-Life Building
Gershwin Theatre
50TH ST/ BROADWAY
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ITT-American Building
Palmolive Building
Paramount Plaza
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
1 Rockefeller Plaza
Tower 49
US Plywood Building
49TH STREET
ROCKEFELLER CTR.
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
Grand Central Terminal (Metro North)
Winstar Building
SUNY College of Optometry
Chrysler Building
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
East River
FDR Drive
METRO NORTH
495
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
Broadway
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
W. 58th St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
N Q R W
4 5 6
1 2 3
B D F M
Q
F
E
M
7
S
Astoria
QUEENS
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
Williamsburg
East River
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment	AAA/AAA/Aaa			Location:	New York, NY 10153
(Fitch/KBRA/Moody’s)(1):				General Property Type:	Mixed Use
Original Balance(2):	$47,600,000			Detailed Property Type:	Office/Retail
Cut-off Date Balance(2):	$47,600,000			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	1968/2017
Loan Purpose:	Refinance			Size:	1,989,983 SF
Borrower Sponsors(3):	Boston Properties Limited Partnership; 767			Cut-off Date Balance per SF(2):	$739
	LLC; Sungate Fifth Avenue LLC			Maturity Date Balance per SF(2):	$739
Mortgage Rate:	3.4300%			Property Manager:	Boston Properties Limited
Note Date:	6/7/2017				Partnership
First Payment Date:	7/9/2017
Maturity Date:	6/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	5 months			UW NOI(8):	$227,306,409
Prepayment Provisions(4):	LO (29); DEF (84); O (7)			UW NOI Debt Yield(2):	15.5%
Lockbox/Cash Mgmt Status(5):	Hard/Springing			UW NOI Debt Yield at Maturity(2):	15.5%
Additional Debt Type(2)(6):	Pari Passu/Subordinate Debt			UW NCF DSCR(2):	4.33x
Additional Debt Balance(2)(6):	$1,422,400,000/$830,000,000			Most Recent NOI:	$151,425,346 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$150,511,664 (12/31/2015)
Reserves(7)				3rd Most Recent NOI:	$165,315,617 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(9):	95.0% (6/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	96.3% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.7% (12/31/2015)
Replacements:	$0	$0	N/A	Appraised Value (as of):	$4,800,000,000 (5/8/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	30.6%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(2):	30.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$2,300,000,000	100.0%	Loan Payoff:	$1,606,000,000	69.8%
			Closing Costs:	$41,107,677	1.8%
			Return of Equity:	$652,892,323	28.4%
Total Sources:	$2,300,000,000	100.0%	Total Uses:	$2,300,000,000	100.0%

(1)	Fitch, KBRA, and Moody’s have confirmed that the General Motors Building Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The General Motors Building Mortgage Loan (as defined below) is part of the General Motors Building Whole Loan (as defined below), which is comprised of 33 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 and four subordinate notes with an aggregate original principal balance of $830,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the General Motors Building Whole Loan are $1,156, $1,156, 9.9%, 9.9%, 2.77x, 47.9% and 47.9%, respectively.

(3)	The borrower sponsors did not provide a non-recourse carve-out guaranty or an environmental indemnity. See “The Borrower and the Borrower Sponsors” below for more details.

(4)	The defeasance lockout period will be at least 29 payment dates beginning with and including the first payment date on July 9, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the General Motors Building Whole Loan or (ii) two years from the closing date of the securitization of the last General Motors Building Whole Loan promissory note to be securitized.

(5)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(6)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(7)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(8)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the “Cash Flow Analysis” table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.

(9)	The General Motors Building Property (as defined below) is 95.0% leased and 95.0% physically occupied as of June 1, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

The Mortgage Loan. The second largest mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by 33 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 (collectively, the “Senior Notes”) and by four subordinate notes with an aggregate original principal balance of $830,000,000 (collectively, the “Junior Notes”). The General Motors Building Whole Loan is secured by a first priority mortgage encumbering the General Motors Building Borrower’s fee interest in a 1,989,983 SF mixed use property located at 767 Fifth Avenue in New York, New York (the “General Motors Building Property”). Promissory Notes A-1-A1 and A-2-A1 with an aggregate original principal balance of $47,600,000 will be included in the CCUBS 2017-C1 Trust. The Senior Notes which have an aggregate outstanding principal balance as of the Cut-off Date of $1,420,000,000, and the Junior Non-Trust Notes as detailed in the note summary table below. The remaining Senior Notes are held by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC) and Wells Fargo Bank, National Association (“WFB”) and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The General Motors Building Loan Combination was originated by MSBNA, CGMRC, DBNY and Wells Fargo on June 7, 2017. The lenders provide no assurances that any non-securitized notes will not be split further. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the General Motors Building Whole Loan were used to refinance the General Motors Building Property, pay closing costs and return equity to the borrower sponsors.

General Motors Building Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
GM Building Pari Passu Notes
A-2-C2-2-B, A-2-A2, A-2-A3	$45,200,000	$45,200,000	JPMDB 2017-C7	No
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-1-C2, A-1-C3-1, A-4-A3	$90,000,000	$90,000,000	BANK 2017-BNK6	No
A-1-C4, A-1-A3	$111,900,000	$111,900,000	BANK 2017-BNK7	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-2-C2-2-A, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-2-C2-1, A-3-C2, A-3-C3-2	$100,000,000	$100,000,000	CD 2017-CD5	No
A-1-A2, A-3-C3-1, A-1-C3-2, A-3-A2-2	$92,700,000	$92,700,000	CGCMT 2017-B1	No
A-3-A2-1, A-3-A3	$55,200,000	$55,200,000	CGCMT 2017-P8	No
A-1-A1, A-2-A1	$47,600,000	$47,600,000	CCUBS 2017-C1	No
A-3-A1, A-4-A1	$37,400,000	$37,400,000	CCRE	No

GM Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes

The Borrower and the Borrower Sponsors. The borrower is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF. BPLP provided a guaranty of the payment of certain gap rent with respect to certain tenants. See footnotes to “Tenant Summary” chart and “Cash Flow Analysis” chart. In addition, BPLP provided a guaranty in lieu of certain required reserves. See “Escrows and Reserves”.

The Property. The General Motors Building Property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total SF, which includes approximately 187,954 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

According to the General Motors Building Borrower, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

Major Tenants.

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten base rent). Founded in 1931, Weil, Gotshal & Manges (“Weil”) is an international law firm that currently has 1,100 lawyers in 19 offices worldwide. Weil’s specialty areas of practice include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 on the American Lawyer 100 ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 PSF, above its current in place weighted average gross rent of $92.37 PSF. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten base rent). Aramis is a men’s fragrance brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be an industry leader in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two, five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Perella Weinberg (130,155 SF, 6.5% of NRA, 4.7% of underwritten base rent). Perella Weinberg Partners is a global, independent corporate advisory and asset management firm with approximately $13.6 billion of commitments from institutional and private investors around the world. The firm is a private limited partnership with employees based in New York, London, Abu Dhabi, Beijing, Denver, Austin and San Francisco. Established in 2006, the firm provides advisory and asset management services to a global client base, including corporations, institutions and governments. Their advisory business advises clients on mergers and acquisitions, financial restructuring, capital structure advisory, private capital raising, pension matters, strategic advisory, independent special committee advisory, and government services. Their asset management business includes a suite of hedge fund strategies, private investment funds and outsourced investment office solutions.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services and is headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property. Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property while its store undergoes a renovation that will expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO recently executed an early renewal to extend its lease through May 2035.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

The following table presents certain information relating to the leases at the General Motors Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Weil, Gotshal & Manges(3)	NR/NR/NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$27,530,236	10.3%	$91.80	3/31/2020
Perella Weinberg	NR/NR/NR	130,155	6.5%	$12,392,687	4.7%	$95.21	1/31/2022
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$18,057,615	6.8%	$170.76	1/31/2034
BAMCO	NR/NR/NR	105,579	5.3%	$21,290,010	8.0%	$201.65	5/31/2035
Subtotal/Wtd. Avg.		1,131,244	56.8%	$130,548,900	49.0%	$115.40
Remaining Tenants		758,875	38.1%	$135,768,165	51.0%	$178.91
Vacant Space		99,864	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, in each case on or after August 31, 2022. Rent was underwritten based on the rent due under an extension lease commencing in September 2019 for 389,843 SF of such tenant’s space. The BPLP Guaranty (as defined below) guarantees the payment of the gap rent between Weil’s current rent and its underwritten rent which commences in September 2019. Further, underwritten rent for the General Motors Building Property includes $11,269,632 of straight-line rents relating to six tenants, including Weil and Apple through the end of their lease terms (which in certain cases end beyond the loan maturity date). In addition, underwritten rent for the General Motors Building Property includes $17,100,676 in rent that was marked upward or downward based on the conclusion of market rent set forth in the appraisal.

(4)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 PSF.

(5)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Percentage rent of $4,921,916 was underwritten for Apple. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. The BPLP Guaranty also guarantees the payment of the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint.

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	11,226	0.6%	0.6%	$88.51	$993,600	0.4%	0.4%
2018	6	52,373	2.6%	3.2%	$295.13	$15,456,871	5.8%	6.2%
2019	9	106,096	5.3%	8.5%	$85.99	$9,123,113	3.4%	9.6%
2020	22	532,016	26.7%	35.3%	$95.38	$50,741,831	19.1%	28.7%
2021	4	35,486	1.8%	37.0%	$466.95	$16,570,250	6.2%	34.9%
2022	8	144,898	7.3%	44.3%	$99.47	$14,412,478	5.4%	40.3%
2023	2	2,747	0.1%	44.5%	$681.08	$1,870,937	0.7%	41.0%
2024	1	38,100	1.9%	46.4%	$90.00	$3,429,000	1.3%	42.3%
2025	3	66,347	3.3%	49.7%	$102.24	$6,783,128	2.5%	44.8%
2026	6	48,201	2.4%	52.1%	$188.73	$9,096,994	3.4%	48.2%
2027	6	99,324	5.0%	57.1%	$123.57	$12,273,236	4.6%	52.9%
2028 & Beyond	38	753,305	37.9%	95.0%	$166.69	$125,565,627	47.1%	100.0%
Vacant	0	99,864	5.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	106	1,989,983	100.0%		$140.90	$266,317,065	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the June 1, 2017 rent roll, exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800), which leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

The Market. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A rental rates increased by $5.10 PSF over the same time period.

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

The following table presents recent leasing data at competitive office buildings with respect to the General Motors Building Property:

Competitive Office Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972/2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

The following table presents recent leasing data at retail buildings competitive with the General Motors Building Property:

Competitive Retail Lease Summary
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	11,580	Feb-16	15	$621.76	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10	$1,500.00	Gross

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis
	2013	2014	2015	2016	Year 1 Budget June 2018	UW	UW PSF
Gross Potential Rent(1)(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$214,650,510	$311,235,129	$156.40
Total Recoveries	$29,544,790	$35,800,858	$38,501,366	$39,027,298	$38,318,099	$27,629,542	$13.88
Total Other Income	$34,249,940	$24,345,489	$17,507,050	$10,470,664	$9,174,767	$12,447,503	$6.26
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($16,547,756)	($8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$262,143,376	$334,764,418	$168.22
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$111,999,606	$107,458,009	$54.00
Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$227,306,409	$114.23
Capital Expenditures	$0	$0	$0	$0	$0	$397,997	$0.20
TI/LC	$0	$0	$0	$0	$0	$5,363,618	$2.70
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$221,544,794	$111.33

Occupancy %	96.9%	98.5%	96.7%	96.3%	N/A	95.0%
NOI DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.45x
NCF DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.33x
NOI Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.5%
NCF Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.1%

(1)	UW Gross Potential Rent is underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756.

(2)	Rent for Apple and Under Armour were underwritten to the contractual base rent as of January 2019, which coincides with the Under Armour lease commencement and the outside date at which Apple will vacate its temporary space. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences. Rent for Weil includes base rent for the 389,843 SF expansion space, commencing in September 2019. BPLP provided a payment guarantee for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019. BAMCO rent was underwritten to the renewal base rent as of January 2024. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. Continental Grain base rent was underwritten to the tenants’ direct rent, which commences in April 2020 when the tenant’s direct lease for the GM sublease space commences. BPLP provided a guaranty for the gap rent until 2020.

(3)	Vacancy underwritten to 5.0% based on the current physical vacancy.

(4)	Debt service coverage ratios and debt yields are based on the Senior Notes.

Escrows and Reserves. In connection with the origination of the General Motors Building Whole Loan, BPLP provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the General Motors Building Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan DSCR being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 2 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,600,000 30.6% 4.33x 15.5%

documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x.

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Lockbox and Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account on each business day. During a Cash Management Sweep Period, the funds in the lockbox account will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). In addition to the General Motors Building Mortgage Loan, the General Motors Building Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $1,420,000,000 and the Junior Notes, which have a Cut-off Date principal balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The General Motors Building Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the General Motors Building Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage.

A “Terrorism Cap” means an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	Brooklyn, NY 11241
				General Property Type:	Office
Original Balance(2):	$44,400,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$44,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	1928/2016
Loan Purpose:	Acquisition			Size:	325,510 SF
Borrower Sponsor:	CIM SMA I Investments, LLC			Cut-off Date Balance per SF(2):	$341
Mortgage Rate:	4.1710%			Maturity Date Balance per SF(2):	$341
Note Date:	10/10/2017			Property Manager:	CIM NY Management LLC
First Payment Date:	12/1/2017
Maturity Date:	11/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(3):	LO (24); DEF (90); O (6)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(6):	$9,434,213
Additional Debt Type(2)(4):	Pari Passu			UW NOI Debt Yield(2):	8.5%
Additional Debt Balance(2)(4):	$66,600,000			UW NOI Debt Yield at Maturity(2):	8.5%
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			UW NCF DSCR(2):	1.83x
Reserves(5)				Most Recent NOI(6):	$8,434,282 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$8,052,969 (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent NOI:	$7,631,247 (12/31/2015)
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	92.7% (9/13/2017)
Replacements:	$0	$5,438	N/A	2nd Most Recent Occupancy:	96.2% (12/31/2016)
TI/LC:	$0	$27,190	N/A	3rd Most Recent Occupancy:	95.1% (12/31/2015)
Sprinkler Work Reserve:	$3,347,154	Springing	N/A	Appraised Value (as of):	$175,000,000 (9/25/2017)
Free Rent Reserve:	$485,028	$0	N/A	Cut-off Date LTV Ratio(2):	63.4%
Outstanding TI/LC Reserve:	$141,392	$0	N/A	Maturity Date LTV Ratio(2):	63.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$111,000,000	62.1%	Purchase Price:	$171,000,000	95.8%
Borrower Equity:	$67,686,414	37.9%	Reserves:	$3,973,543	2.2%
			Closing Costs:	$3,712,841	2.1%
Total Sources:	$178,686,414	100.0%	Total Uses:	$178,686,414	100.0%

(1)	The 16 Court Street Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. and Barclays Bank PLC.

(2)	The 16 Court Street Mortgage Loan (as defined below) is part of the 16 Court Street Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $111,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 16 Court Street Whole Loan.

(3)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of December 1, 2017. Following the lockout period, the borrower has the right to defease the 16 Court Street Whole Loan in whole, but not in part, on any date before June 1, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 10, 2020. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected CCUBS 2017-C1 securitization closing date in November 2017. The actual lockout period may be longer. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of permitted mezzanine debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase from Most Recent NOI to UW NOI is primarily attributable to the exclusion of rent abatements from UW NOI (the related borrower reserved $485,028 at origination for free rent) and that UW NOI contractual rent steps which include rent increases occurring through November 30, 2018 and the straight-line rent steps for investment grade tenants.

The Mortgage Loan. The third largest mortgage loan (the “16 Court Street Mortgage Loan”) is part of a whole loan (the “16 Court Street Whole Loan”) with an original principal balance of $111,000,000. The 16 Court Street Whole Loan is secured by a first priority fee mortgage encumbering a 325,510 SF, 36-story, Class A office tower (the “16 Court Street Property”), which is located at the corner of Montague Street and Court Street in the Brooklyn Heights neighborhood of Brooklyn, New York. Promissory Note A-2, with an original principal balance of $44,400,000, represents the 16 Court Street Mortgage Loan and will be included in the CCUBS 2017-C1 Trust. The remaining controlling pari passu Promissory Note A-1, with an original principal balance of $66,600,000 (the “16 Court Street Pari Passu Companion Loan”), is currently held by Barclays Bank PLC, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions. The 16 Court Street Whole Loan will be serviced pursuant to the trust and servicing agreement for the CCUBS 2017-C1 Trust until the securitization of the 16 Court Street Pari Passu Companion Loan, from and after which the 16 Court Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

16 Court Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$66,600,000	$66,600,000	Barclays Bank PLC or an affiliate	Yes
Note A-2	$44,400,000	$44,400,000	CCUBS 2017-C1	No
Total	$111,000,000	$111,000,000

The Borrower and the Borrower Sponsor. The borrower is 16 Court St Brooklyn Owner, LLC (the “16 Court Street Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote with two independent directors. The 16 Court Street Borrower provided a non-consolidation opinion at origination. CIM SMA I Investments, LLC (“CIM”) is the borrower sponsor and the nonrecourse carve-out guarantor. The nonrecourse carve-out guarantor will be required to maintain a minimum net worth, excluding its interest in the 16 Court Street Whole Loan, of $111,000,000. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitation” in the Preliminary Prospectus.

CIM is a real estate investment firm that focuses on infrastructure investment, property management, leasing, asset management, development, acquisition and investment advisory services. CIM has approximately $19.7 billion of real estate assets under management across its various funds. CIM invests in the United States in major metropolitan markets such as San Francisco, Los Angeles and New York City. CIM was founded in 1994 and is headquartered in Los Angeles, California. The company has additional offices in Oakland, California, Bethesda, Maryland, Dallas, Texas, and New York, New York.

The Property. The 16 Court Street Property is a 36-story, 325,510 SF, Class A office building located in Brooklyn, New York. The 16 Court Street Property was constructed in 1928 and went through an approximately $15 million renovation that was completed in 2016. Since 2007, the 16 Court Street Property has had a total of $33.7 million ($104/SF) in capital improvements. With 36 stories, the 16 Court Street Property is one of the tallest commercial towers in Brooklyn with floor plates ranging from approximately 13,500 SF on the lower floors to approximately 4,000 SF on the top four floors. The typical ceiling heights range from approximately 10 to 14 feet. The 16 Court Street Property is located in an area of downtown Brooklyn that is known as the “Tech Triangle”. The 16 Court Street Property was 92.7% occupied as of September 13, 2017.

Major Tenants.

The City University of New York (47,162 SF, 14.5% of NRA, 11.8% of underwritten base rent). The City University of New York (“CUNY”) (rated AA/Aa2/AA by Fitch/Moody’s/S&P) occupies 47,162 SF at the 16 Court Street Property representing approximately 14.5% of NRA, with a lease expiring on August 31, 2024. CUNY has been at the building since 2010 and occupies floors 3, 4 and 31 as well as part of floors 6, 10, 17 and 32. CUNY’s entire space is currently being used as office space and not as classroom space. CUNY has a single, five-year renewal option with 15-months’ notice. CUNY provides accessible education for more than 274,357 degree seeking students and 260,000 adults and continuing education students at 24 campuses across New York City.

NYC Department of Mental Health (19,560 SF, 6.0% of NRA, 6.3% of underwritten base rent). NYC Department of Mental Health (rated AA/Aa2/AA by Fitch/Moody’s/S&P) occupies 19,560 SF at the 16 Court Street Property representing approximately 6.0% of NRA, with a lease expiring on November 30, 2020. The tenant has been at the 16 Court Street Property since 1994 and occupies the entire 2nd floor and a portion of the 6th floor. The NYC Department of Mental Health has an annual budget of $1.6 billion and more than 6,000 employees throughout the five boroughs. It is one of the largest public health agencies in the world, serving eight million New Yorkers.

Michael Van Valkenburgh Associates, Inc. (19,071 SF, 5.9% of NRA, 5.6% of underwritten base rent). Michael Van Valkenburgh Associates, Inc. occupies 19,071 SF at the 16 Court Street Property representing 5.9% of NRA, with a lease expiring on March 31, 2024. The tenant has been at the 16 Court Street Property since 2008. The company occupies the entire 11th floor and a portion of the 12th floor and has an option to terminate its lease for suite 1212-1214 (1,825 SF), on April 1, 2020 and April 1, 2022, with notice required to be given by June 1 prior to such date and the payment of a termination fee. Michael Van Valkenburgh Associates, Inc. is a landscape architecture firm with over 80 staff members. The firm was founded in 1982 and has another office in Cambridge, Massachusetts with the office at the 16 Court Street Property as the company’s headquarters.

Other tenants include the New York Department of Transportation, Duane Reade, FedEx Office and Print Services, Inc., New York Department of City Planning, Maker’s Row Inc. and Gregory’s Coffee. Overall, there are 71 tenants occupying 91 spaces.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

The following table presents certain information relating to the largest tenants at the 16 Court Street Property based on UW Base Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
The City University of New York	AA/Aa2/AA	47,162	14.5%	$1,653,500	11.8%	$35.06	8/31/2024
NYC Department of Mental Health	AA/Aa2/AA	19,560	6.0%	$880,200	6.3%	$45.00	11/30/2020
Michael Van Valkenburgh Associates, Inc.(4)	NR/NR/NR	19,071	5.9%	$785,924	5.6%	$41.21	3/31/2024
New York Department of Transportation	AA/Aa2/AA	16,198	5.0%	$628,806	4.5%	$38.82	12/10/2017
Diamond Reporting Services(5)	NR/NR/NR	14,143	4.3%	$480,155	3.4%	$33.95	2/29/2024
HF Management Services, LLC	NR/NR/NR	12,822	3.9%	$765,986	5.5%	$59.74	5/31/2019
Blumberg Court LLC	NR/NR/NR	12,420	3.8%	$684,191	4.9%	$55.09	4/30/2023
Duane Reade	BBB/Baa2/BBB	11,644	3.6%	$895,516	6.4%	$76.91	2/28/2026
Rubenstein & Rynecki(6)	NR/NR/NR	7,903	2.4%	$413,129	3.0%	$52.27	7/31/2027
FedEx Office and Print Services, Inc.	NR/Baa2/BBB	3,134	1.0%	$721,016	5.2%	$230.06	10/31/2024
Subtotal/Wtd. Avg.		164,057	50.4%	$7,908,424	56.6%	$48.21
Remaining Tenants		137,777	42.3%	$6,051,889	43.4%	$43.93
Vacant Space		23,676	7.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		325,510	100.0%	$13,960,314	100.0%	$46.25

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed under the heading “Tenant Name” whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Michael Van Valkenburgh Associates, Inc. has an option to terminate its lease for suite 1212-1214 only (1,825 SF) on April 1, 2020 and April 1, 2022, with notice required to be given by June 1 prior to such date and the payment of a termination fee.

(5)	Diamond Reporting Services has the right to terminate its lease any time after September 30, 2018 with 365 days’ notice and the payment of a termination fee.

(6)	Rubenstein & Rynecki has the right to terminate its lease any time after August 1, 2022 with 10 months’ notice and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 16 Court Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	5	8,579	2.6%	2.6%	$28.43	$243,895	1.7%	1.7%
2017	1	16,198	5.0%	7.6%	$38.82	$628,806	4.5%	6.3%
2018	9	14,580	4.5%	12.1%	$45.92	$669,490	4.8%	11.0%
2019	13	29,849	9.2%	21.3%	$49.86	$1,488,206	10.7%	21.7%
2020	3	24,186	7.4%	28.7%	$45.05	$1,089,527	7.8%	29.5%
2021	10	33,298	10.2%	38.9%	$47.33	$1,576,041	11.3%	40.8%
2022	8	12,623	3.9%	42.8%	$42.19	$532,570	3.8%	44.6%
2023	4	23,339	7.2%	50.0%	$49.78	$1,161,887	8.3%	52.9%
2024	10	108,410	33.3%	83.3%	$42.70	$4,629,272	33.2%	86.1%
2025	4	10,175	3.1%	86.4%	$52.41	$533,310	3.8%	89.9%
2026	2	11,644	3.6%	90.0%	$76.91	$895,516	6.4%	96.3%
2027	1	7,903	2.4%	92.4%	$52.27	$413,129	3.0%	99.3%
2028 & Beyond	1	1,050	0.3%	92.7%	$93.97	$98,664	0.7%	100.0%
Vacant	0	23,676	7.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	71	325,510	100.0%		$46.25	$13,960,314	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 16 Court Street Property is located in Downtown Brooklyn, on the corner of Court Street and Montague Street. According to a third party report, the Downtown Brooklyn office submarket, which contains approximately 27 million SF of NRA, has a vacancy rate of 12.5%. According to the appraisal, there are 19 Class A and Class B office buildings located in Downtown Brooklyn that compete directly with the 16 Court Street Property and have a total of approximately 9.3 million SF of NRA and a vacancy rate of 3.8%. Downtown Brooklyn has experienced population growth of approximately 2.5% since 2010, which is more than 1.5% greater than Manhattan and the United States average. Brooklyn is projected to grow an additional 1.5% by 2021 and to continue to outpace population growth projections for both Manhattan and the United States. The 16 Court Street Property is one subway

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

stop from Manhattan. The Borough Hall station provides transportation connectivity via the 2, 3, 4, 5, N, R and W trains which provide access to multiple Manhattan and outer neighborhoods. According to a third party report, the population within a one- and three-mile radius of the 16 Court Street Property is 114,486 and 1,049,392, respectively, and the median household income within a one- and three-mile radius of the 16 Court Street Property is $105,677 and $76,527, respectively.

Competitive Set
	16 Court Street Property	Atlantic Terminal	1 Pierrepont Plaza	One Willoughby Street	32 Court Street	185 Montague Street	41 Flatbush Avenue
Year Built/Renovated	1928/2016	2003/N/A	1988/N/A	Proposed 2021	1908/N/A	1929/N/A	1920/2017
SF	325,510	399,700	770,000	472,671	115,586	55,000	233,712
No. of Stories	36	14	19	34	22	12	10
Class	A	A	A	A	B	B	B
Tenant	Various(2)	Confidential	Various	Confidential	Confidential	Lindamood-Bell Learning	Confidential
Base Rent	$52.12 - $60.00(2)	$53.17	$47.50 - $50.00	$60.82	$50.00	$50.00	$60.00
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 16 Court Street Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$10,247,089	$11,503,819	$12,118,568	$12,530,658	$13,454,731	$41.33
Contractual Rent Steps(2)	$0	$0	$0	$0	$720,158	$2.21
Gross Up Vacancy	$0	$0	$0	$0	$1,130,154	$3.47
Total Recoveries(3)	$1,158,008	$1,222,544	$1,239,467	$1,191,394	$1,721,529	$5.29
Other Income(4)	$287,885	$335,342	$263,091	$161,682	$22,753	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,130,154)	($3.47)
Effective Gross Income	$11,692,983	$13,061,704	$13,621,126	$13,883,734	$15,919,171	$48.91

Real Estate Taxes(5)	$1,321,194	$829,829	$1,275,353	$1,312,581	$1,871,250	$5.75
Insurance	$101,894	$106,912	$91,312	$85,938	$85,200	$0.26
Management Fee	$0	$0	$0	$0	$477,575	$1.47
Other Operating Expenses	$4,125,466	$4,493,717	$4,201,491	$4,050,933	$4,050,933	$12.44
Total Operating Expenses	$5,548,554	$5,430,457	$5,568,157	$5,449,452	$6,484,958	$19.92
Net Operating Income	$6,144,429	$7,631,247	$8,052,969	$8,434,282	$9,434,213	$28.98
Capital Expenditures	$0	$0	$0	$0	$65,102	$0.20
TI/LC	$0	$0	$0	$0	$782,972	$2.41
Net Cash Flow	$6,144,429	$7,631,247	$8,052,969	$8,434,282	$8,586,140	$26.38

Occupancy %	93.3%	95.1%	96.2%	95.0%(6)	92.7%
NOI DSCR(7)	1.31x	1.63x	1.72x	1.80x	2.01x
NCF DSCR(7)	1.31x	1.63x	1.72x	1.80x	1.83x
NOI Debt Yield(7)	5.5%	6.9%	7.3%	7.6%	8.5%
NCF Debt Yield(7)	5.5%	6.9%	7.3%	7.6%	7.7%

(1)	The increase in Gross Potential Rent from 8/31/2017 TTM to UW is primarily attributable to newly executed leases, lease renewals and the exclusion of rent abatements from UW NOI (the related borrower reserved $485,028 at origination for free rent).

(2)	Contractual Rent Steps include increases occurring through November 30, 2018 and the straight-line rent steps for investment grade tenants.

(3)	Total Recoveries includes common area maintenance, real estate tax and tenant electric recoveries.

(4)	Other Income consists of storage rent, license rent, late fees and other miscellaneous income.

(5)	Real Estate Taxes are underwritten to a 10-year average. The 16 Court Street Property has a 15 year industrial and commercial incentive plan that began in fiscal year 2010/11. The 15-year phase-in reflects 11 years of 100% abatement with real estate taxes phasing in 20% per year from years 12 through 15. The real estate taxes are projected to begin the phase-in starting in 2021/22. Real estate taxes are based on the lower of the phased-in value or the market value.

(6)	Represents the average occupancy for the six-month period ending June 30, 2017.

(7)	Debt service coverage ratios and debt yields are based on the 16 Court Street Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

16 Court Street Brooklyn, NY 11241	Collateral Asset Summary – Loan No. 3 16 Court Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,400,000 63.4% 1.83x 8.5%

Escrows and Reserves. At origination, the 16 Court Street Borrower deposited in escrow $3,347,154 for sprinkler work, $485,028 for outstanding free rent and $141,392 for outstanding tenant improvements and leasing commissions. On each monthly payment date, the 16 Court Street Property Borrower is required to deposit (a) $5,438 for capital expenditures and (b) $27,190 for tenant improvements and leasing commissions. During the continuance of a Cash Sweep Period (as defined below), the 16 Court Street Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums (unless an acceptable blanket policy is in effect, in which case ongoing insurance reserve deposits are waived) and all excess cash flow will be deposited into the sprinkler work reserve (it being understood that, in addition to any deposits that may be required under the 16 Court Street Whole Loan agreement, the 16 Court Street Borrower will have the right to make deposits into the sprinkler work reserve account in such amounts and at such times as it chooses to elect). Upon the cure of a Cash Sweep Period, such monthly deposit for sprinkler work will be waived and the amounts in such reserve accounts will be released to the 16 Court Street Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 16 Court Street Whole Loan. The 16 Court Street Whole Loan has springing cash management during the continuance of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred to the cash management account up to two times per week and such funds in the cash management account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” pay debt service on the 16 Court Street Whole Loan, pay operating expenses for the 16 Court Street Property and deposit the remainder into a sprinkler work reserve for the 16 Court Street Whole Loan (or upon the cure of a Cash Sweep Period, provided that no event of default has occurred and is continuing, to the 16 Court Street Borrower).

A “Cash Sweep Period” will commence (i) upon the occurrence of an event of default, (ii) upon the debt yield for the 16 Court Street Whole Loan falling below 6.75% for two consecutive calendar quarters or (iii) as of June 30, 2019 if the sprinkler work has not been completed. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the debt yield for the 16 Court Street Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or in regard to clause (iii) above, (a) the date the lender determines, in its sole but reasonable discretion, that the aggregate amount of funds deposited into the sprinkler work reserve account is at least 110% of the estimated remaining costs required to complete the sprinkler work (the “Sprinkler Work Reserve Cap”) and (b) the completion of the sprinkler work to the lender’s sole but reasonable satisfaction (as evidenced by documentation provided by the 16 Court Street Borrower to the lender or such other documentation as the lender may reasonably request). If more than one event giving rise to a Cash Sweep Period has occurred and is continuing, then the Cash Sweep Period will not terminate unless a cure has occurred with respect to each such event.

Mezzanine Loan and Preferred Equity. Future mezzanine debt is permitted subject to there being (i) no event of default under the 16 Court Street Whole Loan documents, (ii) a combined minimum debt yield of 7.85%, (iii) a combined maximum loan-to-value ratio of 61.82%, (iv) a combined minimum debt service coverage ratio of 1.86x and (v) receipt of rating agency confirmation.

Release of Property. The 16 Court Street Borrower has the ability to convert the 16 Court Street Property into two condominium units and to obtain the release of floors 26 to 36 (the “Residential Condominium Unit”) from the lien of the mortgage for the 16 Court Street Whole Loan agreement. At any time after the later of (a) the condominium conversion date and (b) the end of the defeasance lock-out period, the borrower may obtain such release of the Residential Condominium Unit by partially defeasing the 16 Court Street Whole Loan (on a pro rata basis as among the pari passu promissory notes) in an aggregate amount at least equal to 115% of $18,500,000, provided that, among others, the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the execution and delivery by the 16 Court Street Borrower of all necessary documents to amend and restate each related pari passu promissory note and issue two substitute notes comprised of (a) a principal balance equal to the defeased portion of the original note and (b) a principal balance equal to the undefeased portion of the original note; (iii) following the release of the Residential Condominium Unit, the undefeased portion of the 16 Court Street Whole Loan will have (a) a loan-to-value ratio equal to or less than 61.82%, (b) a debt yield not less than the greater of 7.85% and the debt yield immediately prior to the release and (c) a debt service coverage ratio not less than the greater of 1.86x and the debt service coverage ratio immediately prior to the release; and (iv) the 16 Court Street Borrower otherwise satisfies all of the requirements with respect to such defeasance including, without limitation, the rating confirmation letter and opinion delivery requirements thereof.

Terrorism Insurance. The 16 Court Street Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the 16 Court Street Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

1776 Patriots Lane Eagleville, PA 19403	Collateral Asset Summary – Loan No. 4 Riverview Landing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,000,000 60.7% 1.53x 8.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

1776 Patriots Lane Eagleville, PA 19403	Collateral Asset Summary – Loan No. 4 Riverview Landing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,000,000 60.7% 1.53x 8.3%

Riverview Landing
1776 Patriots Lane
Norristown, PA 19403
Evansburg State Park
Eagleville
Ridge Pike
Eagleville Rd
Level Rd
Reading 30 miles
422
Arcola
Perkiomen Creek
Black Rock Rd
Sunnyside Ave
Park Ridge Shopping Center
Trooper
Pinetown Rd
Egypt Rd
Pawlings Rd
Audubon
Audubon Village
John James Audubon Ctr. at Mill Grove
Greater Philadelphia Expo Center at Oaks
General Washington Golf Course
Audubon Square
Valley Forge Marketplace
Trooper Rd
Westover Country Club
MONTGOMERY COUNTY
Marshall St
Ridge Pike
ELM ST.
MAIN ST.
NORRISTOWN TC
Norristown
Schuylkill River
363
Pawlings Rd
Pottstown Expwy
Heuser Park
202
Valley Forge Park Rd
23
Vencore Inc.
PennDOT Engineering
Intel
BNY Mellon
Sugartown Worldwide
Allendale Rd
Valley Forge Rd
Henderson Rd
BRIDGEPORT
Chiltren Intl.
VALLEY FORGE NATIONAL HISTORIC PARK
King of Prussia
Arkema Inc.
eBay Enterprise
Valley Forge Casino Resort
Valley Creek Rd
National Memorial Arch
Gulph Rd
276
Pennsylvania Tpke
DeKalb Pike
SEPTA ROUTE 100
KING MANOR
Lockhead Martin
King of Prussia Mall
76
The Village at Valley Forge
Glenhardie Country Club
W. Church Rd
S. Gulph Rd
Schuylkill Expwy
HUGHES PARK
Walker Rd
E. Swedesford Rd
Chesterbrook
Gateway Shopping Center
Chesterbrook Corporate Center
Chesterbrook Village
Wilson Farm Park
Shire Pharmaceuticals
Aerotek
Valley Fair
Swedesford Plaza
252
Evolve IP Business Park
S. Warner Rd
Croton Rd
McKaig Nature Education Center
King of Prussia Rd
Gulph Mills
Philadelphia 14 miles
Ametek
CHESTER COUNTY
Planalytics, Inc.
Modular Space HQ
West Valley Rd
Valley Forge Rd
Old Eagle School Rd
St. Davids Golf Club
Upper Gulph Rd
Cassatt Rd
Upper Gulph Rd
Valley Forge Military Academy
Cabrini College
DELAWARE COUNTY
Villanova Conference Center
Eastern University
Main Line Health Laboratories Phila.
COUNTY LINE
Strafford
Conestoga Rd
Devon
THORNDALE LINE
STRAFFORD
SEPTA
BERWYN
DEVON
Lancaster Ave
Wayne
Radnor
Villanova
WAYNE
476
30
Berwyn
DAYLESFORD
St. Davids
ST. DAVIDS
RADNOR
Phila. Intl. Airport 20 miles
Villanova University
Reading
Quakertown
Perkasie
Doylestown
Chalfont
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
New Morgan
PENNSYLVANIA
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Exton
Conshohocken
Malvern
Wayne
Radnor
Ardmore
Downingtown
PHILADELPHIA
Coatesville
West Chester
Broomall
Media
Pennsauken
Springfield
CAMDEN
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NEW JERSEY
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

1776 Patriots Lane Eagleville, PA 19403	Collateral Asset Summary – Loan No. 4 Riverview Landing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,000,000 60.7% 1.53x 8.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	Eagleville, PA 19403
				General Property Type:	Multifamily
Original Balance:	$44,000,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$44,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	2006/N/A
Loan Purpose:	Refinance			Size:	310 Units
Borrower Sponsors:	William Liss; Jason Liss; Jordan Liss			Cut-off Date Balance per Unit:	$141,935
				Maturity Date Balance per Unit:	$141,935
Mortgage Rate:	4.9440%			Property Manager:	Liss Property Group
Note Date:	11/1/2017
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,458,155
Seasoning:	0 months			UW NOI Debt Yield(3):	8.3%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity(3):	8.3%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.53x
Additional Debt Type(1):	Mezzanine			Most Recent NOI:	$3,259,457 (8/31/2017 TTM)
Additional Debt Balance(1):	$8,450,000			2nd Most Recent NOI:	$3,014,349 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(2)				Most Recent Occupancy:	95.2% (10/26/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.0% (12/31/2016)
RE Tax:	$472,000	$99,417	N/A	3rd Most Recent Occupancy:	93.0% (12/31/2015)
Insurance:	$35,029	$11,902	N/A	Appraised Value (as of):	$68,500,000 (9/18/2017)
Replacements:	$0	$6,458	N/A	Cut-off Date LTV Ratio(3):	60.7%
Unit Upgrade Earnout(2):	$2,450,000	$0	N/A	Maturity Date LTV Ratio(4):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$44,000,000	83.9%	Loan Payoff:	$45,688,209	87.1%
Mezzanine Loan(1):	$8,450,000	16.1%	Partnership Buyout(5):	$3,033,990	5.8%
			Reserves:	$2,957,029	5.6%
			Closing Costs:	$681,531	1.3%
			Return of Equity:	$89,240	0.2%
Total Sources:	$52,450,000	100.0%	Total Uses:	$52,450,000	100.0%

(1)	See “Mezzanine Loan” below for further discussion of additional debt.

(2)	Amounts in the Unit Upgrade Earnout account will be disbursed the Riverview Landing Borrower (in disbursements of no less than $100,000) and subject to the satisfaction of the following conditions: (i) no default has occurred or is continuing, (ii) the lender received an officer’s certificate from the Riverview Landing Borrower (as defined below) stating that the items to be funded are capital expenditure work and all the work has been completed, (iii) no disbursement may be made with respect to any individual unit that is greater than $11,000, (iv) the net cash flow debt yield (net of any remaining amounts in the Unit Upgrade Earnout account) is no less than 8.0%, and (v) the lender reserves the right to require an inspection of the Riverview Landing Property (as defined below) prior to making a disbursement in order to verify the completion of improvements. See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The UW NOI Debt Yield, UW NOI Debt Yield at Maturity and Cut-off Date LTV Ratio are based off of the Riverview Landing Mortgage Loan amount net of the Unit Upgrade Earnout. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity and Cut-off Date LTV Ratio based on the Riverview Landing Mortgage Loan amount including the Unit Upgrade Earnout are 7.9%, 7.9% and 64.2%, respectively.

(4)	The Maturity Date LTV Ratio is based off of the Riverview Landing Mortgage Loan amount including the Unit Upgrade Earnout and calculated using the stabilized value of $77,100,000, which assumes that the renovation of the remaining 229 units is completed by September 1, 2020. The Unit Upgrade Earnout funds were reserved upfront in an amount equal to $2,450,000 for the upgrades and will be released provided that the conditions set forth in footnote 2 are satisfied.

(5)	The Riverview Landing Property was purchased by the Riverview Landing Borrower and Azure Investments as part of a joint venture in September 2015 for a purchase price of approximately $55.0 million; as such 2015 cash flows are not available. In connection with the origination of the Riverview Landing Mortgage Loan, the Riverview Landing Borrower bought out its joint venture partner and Azure Investments no longer has an interest in the Riverview Landing Property.

The Mortgage Loan. The fourth largest mortgage loan (the “Riverview Landing Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $44,000,000, secured by a first priority fee mortgage encumbering a 310-unit garden style multifamily property located in Eagleville, Pennsylvania (the “Riverview Landing Property”). The proceeds of the Riverview Landing Mortgage Loan along with an approximately $8.45 million mezzanine loan (the “Riverview Landing Mezzanine Loan”) were used to refinance existing debt, pay a partnership buyout, fund reserves, pay closing costs and return approximately $89,240 to the borrower sponsors.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

1776 Patriots Lane Eagleville, PA 19403	Collateral Asset Summary – Loan No. 4 Riverview Landing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,000,000 60.7% 1.53x 8.3%

Riverview Landing Total Debt Capital Structure
	Cumulative Loan per Unit(1)	Cumulative LTV(2)(6)	Cumulative UW NOI Debt Yield(3)(6)	Cumulative UW NCF DSCR(4)
$44,000,000 Mortgage Loan	$141,935	60.7%	8.3%	1.53x
$8,450,000 Mezzanine Loan	$169,194	73.0%	6.9%	1.12x
$16,050,000 Implied Equity(5)	$220,968	NAP	NAP	NAP

(1)	Cumulative Loan Per Unit is calculated based on 310 units.

(2)	Based on the aggregate “as-is” appraised value of $68.5 million ($220,968 per unit) as of September 18, 2017.

(3)	Based on the UW NOI of $3,458,155.

(4)	Based on UW NCF of $3,380,655 and the coupon of 4.9440% on the Riverview Landing Mortgage Loan and 9.5000% on the Riverview Landing Mezzanine Loan

(5)	Implied Equity is based on the “as-is” appraised value of $68.5 million, less total debt of $52,450,000

(6)	Cumulative LTV and Cumulative UW NOI Debt Yield fields are calculated net of the Unit Upgrade Earnout.

The Borrower and the Borrower Sponsors. The borrower is Riverview Landing LLC (the “Riverview Landing Borrower”), a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors, William Liss, Jason Liss and Jordan Liss, on a joint and several basis, are the principals of Liss Property Group, LLC.

Liss Property Group, LLC (“LPG”) is a family owned and operated real estate investment company that was founded in May of 2000 by William Liss and his son Jason Liss. Currently, LPG owns and operates 1,600 multifamily units across 14 properties in the Philadelphia metropolitan statistical area.

The Property. The Riverview Landing Property consists of 310 multifamily units across six buildings, in one-, two- and three-bedroom layouts that were originally constructed in 2006. Each residential unit features private balconies, 9-13 foot ceilings, walk-in closets and in-unit washer & dryer. Common area amenities include a 5,000 SF clubhouse with a fitness center, billiards room, business center, fireside lounge, full kitchen and Wi-Fi. The Riverview Landing Property also features 622 surface parking spaces. As of October 26, 2017, the Riverview Landing Property was 95.2% occupied.

The Riverview Landing Property was purchased by LPG in September 2015 for a purchase price of approximately $55.0 million. Since acquisition, LPG has spent approximately $746,541 in capital improvements to renovate and upgrade 81 of the 310 units. Renovations included stainless steel GE appliances, granite counters, new cabinets, kitchen backsplashes and improved lighting. As of October 19, 2017, the borrower sponsors had renovated 63 units and had seen an average increase of $226 per unit in monthly rent for upgraded units. At origination, the lender structured a $2,450,000 earnout tied to the completion of upgrades to the remaining 229 units. The renovation is required to be completed by November 1, 2022 and the Unit Upgrade Earnout is subject to conditions set forth in the “Escrows and Reserves” section below.

The tables below show the apartment unit mix at the Riverview Landing Property:

Riverview Landing Property Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
1 Bedroom / 1 Bath	76	24.5%	73	96.1%	832	$1,365	63,222
2 Bedrooms / 2 Bath	197	63.5%	187	94.9%	1,124	$1,638	221,410
3 Bedrooms / 2 Bath	37	11.9%	34	91.9%	1,335	$1,781	49,387
Total/Wtd. Avg.	310	100.0%	294	94.9%	1,077	$1,588	334,019

(1)	Information is based on the underwritten rent roll dated as of October 26, 2017.

The Market. The Riverview Landing Property is located in Eagleville, Pennsylvania, approximately 20 miles from Center City Philadelphia. The Riverview Landing Property is situated along Schuylkill River and down the street from Route 422 (1.2 miles), which provides access to Interstate 76 and Interstate 276. Nearby points of interest include entertainment & lifestyle centers such as the King of Prussia Mall, the 2nd largest mall in U.S. according to a third party news source (approximately 4.5 miles), Valley Forge Casino Resort (approximately 2.8 miles), and Glenhardie Golf Course (approximately 4.8 miles), among others.

The greater Philadelphia area, as well as Montgomery County, has a large healthcare industry presence. Some of the largest employers in the area are Main Line Health Systems, Aetna and Abington Health. Abington Health is currently the leading employer in Montgomery County and in October of 2014, Governor Tom Corbett announced a $3.0 million economic growth initiative grant to Abington Memorial Hospital to fund a new 63,000 SF outpatient cancer treatment center in Willow Grove, Pennsylvania, which is six miles north of the Riverview Landing Property. Additionally, Niche.com ranks Eagleville & King of Prussia both within the Top 10 Best Suburbs for Millennials in the Philadelphia area in 2017. Since the start of 2016, the area has seen additional supply as a result of further investment into the area. Recent multifamily projects include the Luxor Apartments (157 unit), Phase I of Indigo 301 (363 units), and the Hanover Valley Forge (339 unit). Overall, the King of Prussia/Eagleville submarket has maintained a strong historical occupancy even with the recent supply growth, averaging a 95.7% occupancy over the past five years.

According to a third party market research report, the Riverview Landing Property is in the Norristown/Upper Merion/Lower Merion rental submarket, which exhibited average rents for renovated units of $1,550 for one-bedrooms, $1,775 for two-bedrooms and $1,945 for three-bedrooms as of the second quarter of 2017. The submarket saw a vacancy rate of 5.5% as of the second quarter of 2017. According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 5,826, 54,034 and 166,029, respectively. The 2017 estimated median household income within a one-, three-, and five-mile radius is $73,400, $79,854, and $83,322, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

1776 Patriots Lane Eagleville, PA 19403	Collateral Asset Summary – Loan No. 4 Riverview Landing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,000,000 60.7% 1.53x 8.3%

Competitive properties to the Riverview Landing Property are shown in the table below:

Competitive Property Summary
Property Name/Location	Year Built	Distance to Subject	Number of Units(1)	Property Occupancy(1)	Unit Type(1)	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Riverview Landing Property 1776 Patriots Lane Eagleville, PA	2006	--	310	93.9%	One Bedroom Two Bedroom Three Bedroom	73 187 34	$1,365 $1,638 $1,781
The Lofts at Valley Forge 1876 Minutemen Ln Valley Forge, PA	2007	0.2 miles	388	98.0%	One Bedroom Two Bedroom Three Bedroom	842 1,132 N/A	$1,457 $1,917 N/A
Henderson Square I 90 Monroe Boulevard King of Prussia, PA	2000	3.0 miles	160	98.0%	One Bedroom Two Bedroom Three Bedroom	858 1,364 N/A	$1,700 $2,105 N/A
Montgomery Mills 1000 Regatta Cir. Norristown, PA	2003	4.5 miles	338	93.0%	One Bedroom Two Bedroom Three Bedroom	841 1,076 1,778	$1,184 $1,330 $2,217
Mill Grove Apartments 131 Mill Grove Drive Audubon, PA	1970	1.8 miles	338	96.0%	One Bedroom Two Bedroom Three Bedroom	875 1,000 1,355	$1,168 $1,420 $1,685
Parc at Plymouth Meeting 134 Plymouth Road Plymouth Meeting, PA	2015	7.2 miles	398	99.0%	One Bedroom Two Bedroom Three Bedroom	830 1,147 N/A	$1,644 $2,004 N/A
Riverwalk at Millennium 309 Washington Street Conshohocken, PA	2005	6.5 miles	375	98.0%	One Bedroom Two Bedroom Three Bedroom	871 1,160 N/A	$1,805 $2,306 N/A

Source: Appraisal

(1)	Information for the Riverview Landing Property is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverview Landing Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016	8/31/2017 TTM	UW	UW per Unit
Gross Potential Rent(2)	N/A	N/A	$5,498,930	$5,803,014	$5,935,380	$19,146
Total Other Income(3)	N/A	N/A	$406,473	$390,014	$390,014	$1,258
Less Vacancy & Concessions(4)	N/A	N/A	($424,606)	($412,942)	($349,246)	($1,127)
Effective Gross Income	N/A	N/A	$5,480,797	$5,780,085	$5,976,148	$19,278
Total Operating Expenses	N/A	N/A	$2,466,448	$2,520,628	$2,517,993	$8,123
Net Operating Income	N/A	N/A	$3,014,349	$3,259,457	$3,458,155	$11,155
Capital Expenditures(5)	N/A	N/A	$0	$0	$77,500	$250
Net Cash Flow	N/A	N/A	$3,014,349	$3,259,457	$3,380,655	$10,905

Occupancy %(6)	N/A	N/A	93.0%	94.0%	95.2%
NOI DSCR	N/A	N/A	1.45x	1.56x	1.57x
NCF DSCR	N/A	N/A	1.45x	1.56x	1.53x
NOI Debt Yield(7)	N/A	N/A	7.3%	7.8%	8.3%
NCF Debt Yield(7)	N/A	N/A	7.3%	7.8%	8.1%

(1)	The Borrower Sponsors and Azure Investments purchased the Riverview Landing Property as a joint venture in September 2015; as such historical cash flows are not available for 2014 and 2015.

(2)	UW Gross Potential Rent is underwritten to the October 26, 2017 rent roll for the 310 apartment units, which reflects physical occupancy of 95.2%.

(3)	Total Other Income includes water sewer recovery, pet fees, cable/satellite income, amenities income, and other miscellaneous charges.

(4)	UW Vacancy is underwritten to 5.5%

(5)	UW Capital Expenditures are underwritten to $250 per unit.

(6)	UW Occupancy is as of the underwritten rent roll dated October 26, 2017.

(7)	Underwritten debt yields are based on the Riverview Landing Mortgage Loan (excluding the Riverview Landing Mezzanine Loan and net of the Unit Upgrade Earnout).

Escrows and Reserves. The Riverview Landing Borrower deposited $472,000 upfront in escrow for annual real estate taxes, $35,029 upfront in escrow for annual insurance premiums and a $2,450,000 earnout upfront in escrow for the renovations of the remaining 229 units at the Riverview Landing Property. The Riverview Landing Borrower is required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $6,458 for replacement reserves.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

1776 Patriots Lane Eagleville, PA 19403	Collateral Asset Summary – Loan No. 4 Riverview Landing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,000,000 60.7% 1.53x 8.3%

Amounts in the Unit Upgrade Earnout account will be disbursed to the Riverview Landing Borrower (in disbursements of no less than $100,000) subject to the satisfaction of the following conditions: (i) no default has occurred or is continuing, (ii) the lender receives an officer’s certificate from the Riverview Landing Borrower stating items to be funded are capital expenditure work and all the work has been completed, (iii) no disbursement may be made with respect to any individual unit that is greater than $11,000, (iv) the net cash flow debt yield (net of any amounts remaining in the Unit Upgrade Earnout funds) is no less than 8.0%, and (v) the lender has the right to require an inspection of the Riverview Landing Property prior to making a disbursement in order to verify the completion of improvements.

Lockbox and Cash Management. The Riverview Landing Mortgage Loan is structured with a soft lockbox and in-place cash management.

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default, (ii) the filing of a bankruptcy or insolvency proceeding by or against the Riverview Landing Borrower, the principal, the guarantor or the property manager, (iii) the combined debt service coverage ratio based on the total debt amount after a calendar quarter falling below 1.05x and will end if (a) lender accepts a cure of the event of default, (b) in the case of a bankruptcy action by or against the property manager only, the borrower replaces the manager with a qualified replacement under a replacement management agreement, or (c) with respect to a low DSCR trigger, if, for two consecutive calendar quarters since the commencement of the Cash Trap Period, there is no longer any Cash Trap Period, default or event of default in effect and the debt service coverage ratio is equal to or greater than 1.05x.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Concurrently with the origination of the Riverview Landing Mortgage Loan, Trawler Capital Management, LLC (“Trawler Capital”) funded the “Riverview Landing Mezzanine Loan to an affiliate of the Riverview Landing Borrower, with an original principal balance of $8,450,000. The Riverview Landing Mezzanine Loan accrues an interest only coupon of 9.5000% per annum through its full term and is coterminous with the Riverview Landing Mortgage Loan (provided that the mezzanine loan may be paid off without prepayment penalties from and after the 61st month). Including the Riverview Landing Mortgage Loan and the Riverview Landing Mezzanine Loan, but net of amounts in the Unit Upgrade Earnout account, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 73.0%, 1.12x and 6.9%, respectively. The mezzanine lender, Trawler Capital, is a New York based investment management firm that invests in a wide range of commercial real estate debt and structured equity positions throughout the United States. Trawler Capital entered into an intercreditor agreement.

The following table presents certain information relating to the Riverview Landing Mezzanine Loan:

Mezzanine Debt Summary

Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV
$8,450,000	9.5000%	120	0	120	1.12x	6.9%	73.0%

Release of Property. Not permitted.

Terrorism Insurance. The Riverview Landing Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Various New York, NY 10011	Collateral Asset Summary – Loan No. 5 Chelsea Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	[$35,000,000] 58.2% 1.30x 6.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Various New York, NY 10011	Collateral Asset Summary – Loan No. 5 Chelsea Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	[$35,000,000] 58.2% 1.30x 6.2%

West Side
Garment District
Hudson Yards
Chelsea
MANHATTAN
Meatpacking District
West Village
Greenwich Village
Flatiron District
Hudson River
Chelsea Multifamily Portfolio
1 416 West 23rd Street New York, NY
2 454 West 22nd Street New York, NY
3 307 West 29th Street New York, NY
4 313 West 29th Street New York, NY
5 466 West 23rd Street New York, NY
6 326 West 23rd Street New York, NY
7 456 West 22nd Street New York, NY
8 309 West 29th Street New York, NY
9 310 West 22nd Street New York, NY
10 348 West 21st Street New York, NY
11 339 West 19th Street New York, NY
12 341 West 19th Street New York, NY
13 431 West 22nd Street New York, NY

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Various New York, NY 10011	Collateral Asset Summary – Loan No. 5 Chelsea Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	[$35,000,000] 58.2% 1.30x 6.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	New York, NY 10011
				General Property Type:	Multifamily
Original Balance(1):	[$35,000,000]			Detailed Property Type:	Mid-Rise
Cut-off Date Balance(1):	[$35,000,000]			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	Various/2016-2017
Loan Purpose:	Refinance			Size(5):	146 Units
Borrower Sponsor:	Joshua Gotlib			Cut-off Date Balance per Unit(1):	$513,699
Mortgage Rate:	4.7120%			Maturity Date Balance per Unit(1):	$513,699
Note Date:	8/7/2017			Property Manager:	Nieuw Amsterdam Property Management, LLC
First Payment Date:	10/6/2017
Maturity Date:	9/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(6):	$4,642,300
Seasoning:	2 months			UW NOI Debt Yield(1):	6.2%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	6.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.30x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(6):	$2,758,669 (7/31/2017 TTM)
Additional Debt Balance(1)(3):	[$40,000,000]			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(4)				Most Recent Occupancy:	97.3% (7/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.1% (12/1/2016)
RE Tax:	$213,025	$71,008	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance:	$17,386	$5,795	N/A	Appraised Value (as of):	$128,800,000 (7/13/2017)
Replacements:	$109,500	Springing	$109,500	Cut-off Date LTV Ratio(1):	58.2%
Immediate Repairs:	$27,500	$0	N/A	Maturity Date LTV Ratio(1):	58.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$75,000,000	100.0%	Loan Payoff:	$42,663,832	56.9%
			Reserves:	$367,411	0.5%
			Closing Costs:	$1,588,004	2.1%
			Return of Equity(8):	$30,380,753	40.5%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	The Chelsea Multifamily Portfolio Mortgage Loan (as defined below) is part of the Chelsea Multifamily Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $75,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Chelsea Multifamily Portfolio Whole Loan.

(2)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The 326 West 23rd Street property includes a 366 SF commercial unit.

(6)	The increase from Most Recent NOI to UW NOI is primarily a result of the borrower sponsor renovating 122 units since May 2016. As a result of the renovations, the borrower sponsor has been able to increase average unit rental income from approximately $2,374 at acquisition to approximately $3,512 as of July 2017.

(7)	The Chelsea Multifamily Portfolio Borrower (as defined below) acquired the 13 property portfolio in May 2016. As a result, historical cash flows and occupancy are not available.

(8)	The borrower sponsor’s cost basis is approximately $89.6 million.

The Mortgage Loan. The fifth largest mortgage loan (the “Chelsea Multifamily Portfolio Mortgage Loan”) is part of a whole loan (the “Chelsea Multifamily Portfolio Whole Loan”) with an aggregate original principal balance of $75,000,000. The Chelsea Multifamily Portfolio Whole Loan is secured by a first priority fee mortgage encumbering 13 multifamily mid-rise properties consisting of a total of 146 units, located in New York, New York (collectively, the “Chelsea Multifamily Portfolio Properties”). Promissory Note A-1-A, with an original principal balance of [$35,000,000], collectively represent the Chelsea Multifamily Portfolio Mortgage Loan and will be included in the CCUBS 2017-C1 Trust. Promissory Note A-2, with an aggregate original principal balance of $25,000,000, was included in the CGCMT 2017-C4 Trust. Note A1-B1 and A1-B2 are is currently held by CCRE or an affiliate, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Various New York, NY 10011	Collateral Asset Summary – Loan No. 5 Chelsea Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	[$35,000,000] 58.2% 1.30x 6.2%

Chelsea Multifamily Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	[$35,000,000]	[$35,000,000]	CCUBS 2017-C1	Yes
Note A-1-B1	$10,000,000	$10,000,000	CCRE	No
Note A-1-B2	$5,000,000	$5,000,000	CCRE	No
Note A-2	$25,000,000	$25,000,000	CGCMT 2017-C4	No
Total	$75,000,000	$75,000,000

The proceeds of the Chelsea Multifamily Portfolio Whole Loan were used to refinance existing debt encumbering the Chelsea Multifamily Portfolio, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 26 tenants-in-common, each a New York limited liability company (collectively, the “Chelsea Multifamily Portfolio Borrower”), with two independent directors in its organizational structure. Each tenant-in-common is a single purpose entity. The non-member manager of each Chelsea Multifamily Portfolio Borrower, Black Spruce Management LLC (“Black Spruce”), is indirectly owned and controlled by the guarantor. Legal counsel to the Chelsea Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Chelsea Multifamily Portfolio Whole Loan.

The borrower sponsor and non-recourse guarantor is Joshua Gotlib. In 2009, Mr. Gotlib co-founded Black Spruce, a real estate company that focuses on the acquisition and management of multifamily rentals in the five boroughs of Manhattan. Mr. Gotlib currently oversees all aspects of the business and is the chairman of the investment committee. Prior to co-founding Black Spruce, from 2007 to 2009, Mr. Gotlib purchased, rehabilitated, and sold over 50 distressed, residential assets in Upper Manhattan. Black Spruce’s current portfolio consists of 51 properties in the New York Metro Area with a total value of approximately $533.0 million.

The Properties. The Chelsea Multifamily Portfolio Properties are comprised of 13 multifamily properties totaling 146 multifamily units and one commercial unit located in the Chelsea neighborhood of New York, New York. The Chelsea Multifamily Portfolio Properties were constructed between 1900 and 1930 and renovated in 2016 and 2017. Since acquiring the Chelsea Multifamily Portfolio Properties in May 2016, the borrower sponsor has invested approximately $3.4 million ($27,869 per renovated unit) into completely gut renovating 122 units (84% of total units). The renovation included facade repair, common area carpeting, trash compactor overhaul, common area finishes, new windows, intercom systems, iron work, new appliances, paint, hard wood flooring and complete kitchen/bathroom renovations. As a result of the renovations, the borrower sponsor has been able to increase average unit rental income from approximately $2,374 at acquisition to approximately $3,512 as of July 2017.

As of July 31, 2017, the Chelsea Multifamily Portfolio Properties were 97.3% occupied.

The following table presents certain information relating to the Chelsea Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Total Units(1)(2)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(3)	% of Allocated Cut-off Date Balance(3)	Appraised Value	Allocated Cut-off Date LTV Ratio(3)
416 West 23rd Street	New York, NY	1900/2016-2017	25	$1,021,467	22.0%	$16,770,225	22.4%	$28,900,000	58.0%
454 West 22nd Street	New York, NY	1900/2016-2017	16	$661,265	14.2%	$10,999,146	14.7%	$18,800,000	58.5%
307 West 29th Street	New York, NY	1900/2016-2017	17	$394,634	8.5%	$6,520,399	8.7%	$10,300,000	63.3%
313 West 29th Street	New York, NY	1900/2016-2017	10	$331,928	7.2%	$5,512,021	7.3%	$8,900,000	61.9%
466 West 23rd Street	New York, NY	1930/2016-2017	10	$310,966	6.7%	$5,151,008	6.9%	$8,300,000	62.1%
326 West 23rd Street(4)	New York, NY	1900/2016-2017	8	$352,833	7.6%	$5,083,709	6.8%	$10,100,000	50.3%
456 West 22nd Street	New York, NY	1920/2016-2017	12	$264,964	5.7%	$4,407,630	5.9%	$7,400,000	59.6%
309 West 29th Street	New York, NY	1900/2016-2017	8	$253,029	5.5%	$4,156,193	5.5%	$7,300,000	56.9%
310 West 22nd Street	New York, NY	1900/2016-2017	12	$300,398	6.5%	$3,966,894	5.3%	$7,600,000	52.2%
348 West 21st Street	New York, NY	1920/2016-2017	10	$237,569	5.1%	$3,953,058	5.3%	$7,000,000	56.5%
339 West 19th Street	New York, NY	1900/2016-2017	5	$221,959	4.8%	$3,626,777	4.8%	$6,200,000	58.5%
341 West 19th Street	New York, NY	1900/2016-2017	6	$146,858	3.2%	$2,456,772	3.3%	$3,900,000	63.0%
431 West 22nd Street	New York, NY	1900/2016-2017	7	$144,429	3.1%	$2,396,166	3.2%	$4,100,000	58.4%
Total/Wtd. Avg.			146	$4,642,300	100.0%	$75,000,000	100.0%	$128,800,000	58.2%

(1)	Information is based on the underwritten rent roll.

(2)	The 146 units are comprised of 122 free market units, 21 rent stabilized units and two rent controlled units.

(3)	Based on the Chelsea Multifamily Portfolio Mortgage Whole Loan.

(4)	The 326 West 23rd Street property includes a 366 SF commercial unit in addition to eight multifamily units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Various New York, NY 10011	Collateral Asset Summary – Loan No. 5 Chelsea Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	[$35,000,000] 58.2% 1.30x 6.2%

The table below shows the consolidated unit mix at the Chelsea Multifamily Portfolio Properties:

Chelsea Multifamily Portfolio Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
Studio	52	35.6%	50	96.2%	391	$2,625	20,332
1 Bedroom	37	25.3%	36	97.3%	564	$3,081	20,884
2 Bedroom	40	27.4%	39	97.5%	736	$4,112	29,430
3 Bedroom	16	11.0%	16	100.0%	723	$5,491	11,564
4 Bedroom	1	0.7%	1	100.0%	1,015	$8,300	1,015
Total/Wtd. Avg.	146	100.0%	142	97.3%	570	$3,501	83,224

(1)	Information is based on the underwritten rent roll.

The Market. The Chelsea Multifamily Portfolio Properties are located in the Chelsea neighborhood within New York City. The neighborhood is primarily residential, with a mix of residences, apartment blocks, city housing projects, townhouses and renovated row-houses, but includes many retail businesses. Chelsea is well known for its art, with over 200 galleries in the neighborhood. The neighborhood is easily accessible by several bus stops and subway stations. The Chelsea Multifamily Portfolio Properties are within walking distance of The Meatpacking District, a 24-hour neighborhood located on the far west side of Manhattan, bordered by Chelsea to the north and the West Village to the south. The Chelsea neighborhood is one of the most desirable retail areas in Manhattan, and has attracted fashion designers, architects, artists, restaurateurs over the last twenty years. The area contains access to public amenities including schools, hospitals, parks, and recreational facilities. In addition, the Chelsea Multifamily Portfolio Properties are located within close proximity of several city-attractions such as The Highline (approximately 0.5 miles) and the Whitney Museum (approximately 1.5 miles).

Over the past 10 years, multifamily housing in the Chelsea neighborhood has seen consistent growth in rental rates, with the average asking rent steadily climbing each year since 2009. Additionally, occupancy in the submarket has a 10-year high in vacancy of 4.1% occurring in 2010 and 2016 saw a year-end vacancy of 2.9%.

Comparable rental properties to the Chelsea Multifamily Portfolio Properties are shown in the table below:

Rent Comparables
	Chelsea Multifamily Portfolio Properties(1)		Market Comparables(2)
Bedroom Type	No. of Units	Avg. UW Monthly Rent Per Unit	No. of Units	Avg. Comparable Monthly Rent Per Unit
Studio	52	$2,625	105	$2,744
1 Bedroom	37	$3,081	101	$3,908
2 Bedroom	40	$4,112	78	$5,404
3 Bedroom	16	$5,491	123	$5,721
4 Bedroom	1	$8,300	NAV	NAV
Total/Wtd. Avg.	146	$3,501	407	$4,030(3)

(1)	Information is based on the underwritten rent roll.

(2)	Information is based on the appraisal.

(3)	The appraiser concluded a blended market rent of $4,030 for the Chelsea Multifamily Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Various New York, NY 10011	Collateral Asset Summary – Loan No. 5 Chelsea Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	[$35,000,000] 58.2% 1.30x 6.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chelsea Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	2014	2015	2016	7/31/2017 TTM	UW	UW per Unit
Gross Potential Rent(2)	N/A	N/A	N/A	$4,020,985	$6,171,298	$42,269
Total Other Income	N/A	N/A	N/A	$0	$51,585	$353
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($185,139)	($1,268)
Effective Gross Income	N/A	N/A	N/A	$4,020,985	$6,037,744	$41,354
Total Operating Expenses	N/A	N/A	N/A	$1,262,316	$1,395,444	$9,558
Net Operating Income(4)	N/A	N/A	N/A	$2,758,669	$4,642,300	$31,797
Capital Expenditures	N/A	N/A	N/A	$0	$0	$0
Net Cash Flow	N/A	N/A	N/A	$2,758,669	$4,642,300	$31,797

Occupancy %(5)	N/A	N/A	N/A	97.3%	97.0%
NOI DSCR(6)	N/A	N/A	N/A	0.77x	1.30x
NCF DSCR(6)	N/A	N/A	N/A	0.77x	1.30x
NOI Debt Yield(6)	N/A	N/A	N/A	3.7%	6.2%
NCF Debt Yield(6)	N/A	N/A	N/A	3.7%	6.2%

(1)	The Chelsea Multifamily Portfolio Properties were purchased in May 2016 by the borrower sponsor for an acquisition basis of $83.8 million. Since May 2016, the borrower sponsor has invested approximately $3.4 million ($27,869 per renovated unit) in completely gut renovating 122 units (84% of total units). As such, historical operating performance and historical occupancy information are not available prior to June 2016.

(2)	UW Gross Potential Rent is based on the underwritten rent roll dated July 31, 2017 for 142 apartment units, which reflects a physical occupancy of 97.3%.

(3)	UW Vacancy represents 3.0% of UW Gross Potential Rent. The appraiser concluded a vacancy rate of 2.8%. Additionally, occupancy in the submarket has a 10-year high in vacancy of 4.1% occurring in 2010 and 2016 saw a year-end vacancy of 2.9%.

(4)	The increase from 7/31/2017 TTM Net Operating Income to UW Net Operating Income is primarily a result of the borrower sponsor renovating 122 units since May 2016. As a result of the renovations, the borrower sponsor has been able to increase average unit rental income from approximately $2,374 at acquisition to approximately $3,512 as of July 2017.

(5)	7/31/2017 TTM Occupancy % and UW Occupancy % are based on the underwritten rent roll dated July 31, 2017.

(6)	Debt service coverage ratios and debt yields are based on the Chelsea Multifamily Portfolio Mortgage Whole Loan.

Escrows and Reserves. At loan origination, the Chelsea Multifamily Portfolio Borrower deposited (i) $213,025 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $17,386 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $27,500 upfront in escrow for deferred maintenance and (iv) $109,500 upfront for capital expenditures and at any time that the balance in such reserve falls below $50,000, the Chelsea Multifamily Portfolio Borrower will be required to deposit $3,042 monthly until such balance is $109,500.

Lockbox and Cash Management. The Chelsea Multifamily Portfolio Whole Loan is structured with a soft lockbox and springing cash management. In-place cash management and a full excess cash flow sweep will be required during the continuation of a Cash Management Period (as described below).

A “Cash Management Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the Chelsea Multifamily Portfolio Borrower, principal, guarantor or property manager, or (iii) the failure by the Chelsea Multifamily Portfolio Borrower, after the end of one calendar quarter, to maintain a debt service coverage ratio of at least 1.15x, unless within 10 days of such event, the Chelsea Multifamily Portfolio Borrower makes a deposit with the lender in an amount that brings the debt service coverage ratio to at least 1.20x. A Cash Management Period will terminate upon (i) the lender giving notice to the Chelsea Multifamily Portfolio Borrower and clearing bank that the Cash Management Period has ended and, with regard to clause (i) above, the event of default has been cured and no other event of default is continuing, or with regard to clause (iii) above, the debt service coverage ratio is at least 1.20x for one calendar quarter.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the lockout period, the Chelsea Multifamily Portfolio Borrower may obtain the release of one or more individual Chelsea Multifamily Portfolio Properties upon a bona fide third-party sale, provided among other things, (i) after the partial release, (A) the debt service coverage ratio is at least 1.40x and (B) the loan-to-value ratio is at least 55.0% and (ii) the Chelsea Multifamily Portfolio Borrower delivers to the lender 100% of the allocated cut-off date balance (identified in the “Portfolio Summary” chart above) for the Chelsea Multifamily Portfolio Property to be released.

Terrorism Insurance. The Chelsea Multifamily Portfolio Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $15,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

NORTH LAS VEGAS
LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Spring Valley
Paradise
Enterprise
HENDERSON
SPRING MTS.
MUDDY MTS.
CLARK COUNTY
Downtown
LV Strip
Nellis Air Force Base
McCarran Intl. Airport
Las Vegas Strip
LAS VEGAS
Harmon Corner
3717 S Las Vegas Blvd
Las Vegas, NV 89109
Somerset Shopping Center
Desert Inn Rd.
Las Vegas Convention Center
L.V. CONV. CENTER
TRUMP INTERNATIONAL HOTEL LV
Industrial Rd.
Las Vegas Blvd.
Fashion Show
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
MIRAGE-TREASURE ISLAND TRAM
The Grand Canal Shoppes
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Twain Ave.
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
The Forum Shops at Caesars
THE LINQ
O'Shea's Casino
HOLIDAY INN CLUB LAS VEGAS
Paradise Rd.
RIO HOTEL AND CASINO
GOLD COAST
The Colosseum
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
WESTIN
THE CROMWELL
Flamingo Rd.
PALMS CASINO RESORT
Valley View Blvd.
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLAGIO
PARIS LAS VEGAS
BALLY'S/ PARIS LAS VEGAS
15
Miracle MileShops
MONORAIL
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
The Shops at Crystals
Harmon Ave.
ARIA RESORT & CASINO
Harley Davidson Cafe
Veer Towers
Panorama Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV
CITY CENTER
Polo Towers
LAS VEGAS
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
T-Mobile Arena
Showcase Mall
MGM Shops
Koval Ln.
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
David Copperfield Theatre
Tropicana Ave.
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Reno Ave.
Titanic
Las Vegas Freeway
LUXOR HOTEL & CASINO
Las Vegas Blvd. South
Las Vegas Village
Giles St.
Mandalay Place
Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
Proposed Las Vegas Raiders Stadium (Open 2020)
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS LAS VEGAS
McCarran International Airport
Shark Reef Aquarium at Mandalay Bay
South Convention Center
Russell Rd.
Welcome to Las Vegas Sign

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	[ ]			Location:	Las Vegas, NV 89109
Original Balance(1):	$35,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$35,000,000			Detailed Property Type:	Retail/Signage
% of Initial Pool Balance:	[x.x]%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2012/NAP
Borrower Sponsors:	Brett Torino; Paul Kanavos; Steven J. Johnson			Size(7):	68,613 SF
Mortgage Rate:	4.2500%			Cut-off Date Balance per SF:	$2,084
Note Date	11/8/2017			Maturity Date Balance per SF:	$2,084
First Payment Date:	1/6/2018			Property Manager:	BPS Management Services,
Maturity Date:	12/6/2027				LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(7):	$12,548,382
Prepayment Provisions(2):	LO (23); DEF (93); O (4)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield at Maturity:	8.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	2.02x
Additional Debt Balance(1):	$108,000,000			Most Recent NOI(8):	$12.028,866 (9/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$11,061,416 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$8,728,898 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(9):	100.0% (10/2/2017)
RE Tax:	$56,250	$18,750	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2016)
Insurance:	$133,000	$11,083	N/A	3rd Most Recent Occupancy:	96.1% (12/31/2015)
Replacement:	$0	$1,147	N/A	Appraised Value (as of):	$253,000,000 (6/28/2017)
TI/LC(6):	$0	$8,333	N/A	Cut-off Date LTV Ratio:	56.5%
Free Rent(5):	$333,333	$0	N/A	Maturity Date LTV Ratio:	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$143,000,000	100.0%	Loan Payoff(10):	$137,605,253	96.2%
			Closing Costs:	$1,787,726	1.3%
			Reserves:	$522,583	0.4%
			Return of Equity:	$3,084,438	2.2%
Total Sources:	$143,000,000	100.0%	Total Uses:	$143,000,000	100.0%

(1)	The Harmon Corner Mortgage Loan (as defined below) is part of the Harmon Corner Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $143,000,000. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity LTV Ratio above are based on the aggregate principal balance of the promissory notes comprising the Harmon Corner Whole Loan.

(2)	The defeasance lockout period will be at least 23 payment dates beginning with and including the first payment date on January 6, 2018. Defeasance is permitted at any time after the earlier of (i) the fourth anniversary of the first payment date of the Harmon Corner Whole Loan or (ii) two years from the closing date of the securitization of the last Harmon Corner Whole Loan promissory note to be securitized.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	At loan origination, the Harmon Corner borrower deposited $333,333 into a free rent reserve for Rainforest Café’s rent abatement through December 2018.

(6)	The Harmon Corner borrower is required to deposit $8,333 monthly into a TI/LC for years 1-4 of the Harmon Corner Loan. For years 5-10, the monthly deposit increases to $29,167.

(7)	The Harmon Corner Property also includes a 60’ high, 306’8” long LED display billboard sign attached to the side of the building.

(8)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily a result of three leases that were executed in late 2016.

(9)	Most Recent Occupancy includes five kiosk spaces that do not have any net rentable area assigned as they occupy space within common areas. One of the five kiosk spaces is currently vacant.

(10)	The most recent prior financing of the Harmon Corner Property (excluding the LED display billboard) was securitized in COMM 2012-CCRE5 and COMM 2013-LC6.

The Mortgage Loan. The sixth largest mortgage loan (the “Harmon Corner Mortgage Loan”) is part of a whole loan (the “Harmon Corner Whole Loan”) evidenced by six pari passu promissory notes with an aggregate principal balance of $143,000,000. The Harmon Corner Whole Loan is secured by a first priority mortgage encumbering the Harmon Corner Borrower’s fee interest in a mixed use, anchored retail building with a large digital LED billboard sign located at 3717 Las Vegas Boulevard South (the “Strip”) in Las Vegas, Nevada (the “Harmon Corner Property”). Notes A-2 and A-4, with original principal balances of $25,000,000 and $10,000,000, respectively, will be included in the CCUBS 2017-C1 Trust. Notes A-1 and A-3, with original principal balances of $30,000,000 and $20,800,000, respectively, (each of which may be further split into two or more notes) are currently held by CCRE, or an affiliate, and are expected to be contributed to one or more future securitization transactions and may be otherwise transferred at any time. Notes A-5 and A-6, with original principal balances of $30,000,000 and $27,200,000, respectively, (each of which may be further split into two or more notes) are currently held by CREFI, or an affiliate, and are expected to be contributed to one or more future securitization transactions and may be otherwise transferred at any time.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Harmon Corner Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	CCRE	Yes
Note A-2	$25,000,000	$25,000,000	CCUBS 2017-C1	No
Note A-3	$20,800,000	$20,800,000	CCRE	No
Note A-4	$10,000,000	$10,000,000	CCUBS 2017-C1	No
Note A-5	$30,000,000	$30,000,000	CREFI	No
Note A-6	$27,200,000	$27,200,000	CREFI	No
Total	$143,000,000	$143,000,000

The proceeds of the Harmon Corner Mortgage Loan were used to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors The borrower, BPS Harmon, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure (the “Harmon Corner Borrower”). The borrower sponsors of the Harmon Corner Borrower and the nonrecourse carve-out guarantors, jointly and severally, are Brett Torino, Paul C. Kanavos and Steven J. Johnson (the “Harmon Corner Sponsors” or “Harmon Corner Guarantors”). W.P. Carey, Inc. (“W. P. Carey”) also owns a 15% equity interest in the Harmon Corner Borrower.

Brett Torino serves as the CEO and president of Torino Companies. Brett Torino was a major multifamily residential developer during the mid -1980s and 1990s across the southwest and over the last 20 years has turned his attention to the Las Vegas Strip, buying his first property in Las Vegas in 1995. Mr. Torino has led the development, construction and sale of commercial, residential and resort properties in California, Colorado, Nevada and Arizona.

Paul Kanavos has been the president of Circle Entertainment Inc. since August 20, 2007. Mr. Kanavos also founded Flag Luxury Property, LLC in 1996 and serves as its CEO. Mr. Kanavos has developed Ritz-Carlton Hotels in South Beach, Coconut Grove and Jupiter as well as the St. Regis Resort Temenos Anguilla.

Steven J. Johnson is the principal of SJJ Development, LLC. Over the past 35 years, Mr. Johnson has developed in excess of 6.0 million SF of neighborhood shopping centers with a focus on real estate developments for retail tenants such as Walgreens, Barnes & Noble and Marshalls Department Stores. Through his affiliation with his partner, Mr. Johnson is recognized as a preferred developer for Walgreens, having developed approximately 130 locations throughout Arizona, New Mexico, Texas and Nevada including 27 in Las Vegas alone.

W.P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages an investment portfolio of approximately $13.2 billion as of September 2017. W.P. Carey is the largest owner/manager of net lease assets in the world. As of September 2017, the company has a market capitalization of approximately $7.5 billion.

The Property. The Harmon Corner Property is located on the east side of the Strip at the intersection of Harmon Avenue in Las Vegas, Nevada. The Harmon Corner Property is located adjacent to Miracle Mile Shops at Planet Hollywood and directly across the Strip from the City Center and Cosmopolitan Hotel. The Harmon Corner Property consists of a 100.0% occupied, three-story retail building totaling 68,613 SF as well as a 60’ high, 306’8” long LED display billboard sign attached to the side of the building.

The Harmon Corner Property is part of a larger development consisting of 106,893 SF retail center and an adjacent 156 space outdoor parking lot. The 19,875 SF ground floor portion of the Walgreens and the parking lot are excluded from the collateral from the Harmon Corner Mortgaged Loan. According to the Harmon Corner Borrower Sponsors, the Walgreens is a top-5 Walgreens location in the United States. The entire Harmon Corner retail development was constructed by the Harmon Corner Borrower Sponsors in 2012 at a total cost basis of approximately $95.0 million.

As of September 30, 2017, the Harmon Corner Property is 100.0% occupied by 22 tenants, including 10 national tenants. The Harmon Corner Property includes five kiosk spaces that do not have any net rentable area assigned as they occupy space within common areas. One of the five kiosk spaces is currently vacant.

The three largest tenants include Rainforest Café, Bubba Gump Shrimp Co. and Twin Peaks. All three of these tenants’ spaces are located adjacent to two pedestrian sky bridge entrances on the second floor. One sky bridge crosses over Harmon Avenue and the other sky bridge crosses over Las Vegas Boulevard and connects with The Cosmopolitan Hotel and City Center to the west, The Mandarin Oriental, Vdara Hotel and Aria Resort & Casino. The remaining tenants at the Harmon Corner Property are a mix of restaurants, retail shops and specialized uses including a ticket retailer and souvenir shop.

National tenants, including Walgreens, Twin Peaks, Rainforest Café, Bubba Gump Shrimp Co., Taco Bell Cantina and McDonalds, collectively represent 71.3% of retail rental income and 62.5% of the net rentable area at the Harmon Corner Property.

Since 2014, total reported sales have grown from approximately $35.9 million to approximately $8.0 million as of September 2017, reflecting a compound annual growth rate of 12.3%. Sales at the Harmon Corner Property are approximately $756 PSF with the top five tenants collectively representing approximately $29.0 million of total sales. According to the Harmon Corner Borrower Sponsors, Twin Peaks is one of the top performing stores in the country.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

Billboard Signage

The Harmon Corner Property features a digital LED display billboard sign, which measures 60’ in height and 306’8” in width. Constructed in 2012 and most recently renovated in October 2016, the billboard offers approximately 18,400 SF of surface area, which makes it the largest signage opportunity in Las Vegas.

The billboard is operated by Branded Cities Las Vegas, LLC (“Branded Cities”), a digital and media company operating over 2,000 billboards across North America. The Borrower Sponsor entered into a 10-year license agreement with Branded Cities. Branded Cities collects revenue on advertising contracts, deducts the commission and internal expenses and then issues an effective rent on a monthly basis to the Borrower Sponsor.

Top accounts as of YTD August 2017 for the billboard include Glaxo Smith Kline, Live Nation, Wynn and Taco Bell, which collectively account for approximately 35% of total revenue. The billboard sign reported sales of $4,299,031 for 2016. As of YTD August 2017, the billboard sign reported sales of approximately $4.1 million.

According to Branded Cities, the billboard achieves rates that are similar to properties in Times Square. According to the appraiser, the billboard’s occupancy rate is approximately 86.0%, which exceeds the industry average of 65.0%.

Major Tenants.

Rainforest Café (14,799 SF, 21.6% of NRA, 11.0% of underwritten base rent). Rainforest Cafe is a rainforest-themed restaurant chain owned by Landry’s, Inc. of Houston. Each Rainforest Cafe restaurant is designed to depict some features of a tropical rainforest, including plant growth; mist; waterfalls; and animatronic animals. The first location opened in the Mall of America in Bloomington, Minnesota, on February 3, 1994. In 2000, the Rainforest Cafe was bought by Landry’s Restaurants Inc., a company specializing in dining, hospitality, entertainment, and gaming, based in Houston, Texas. Rainforest Café has 22 U.S. locations in 11 states as well as five international locations.

As of September 2017, Rainforest Café reported sales of $6.3 million for the trailing 12-month period.

Rainforest Café executed a 10-year lease in August 2014 for space on the second and third floors at the Harmon Corner Property with a lease expiration of September 30, 2025 and three, five-year renewal options. The Rainforest Café lease includes a termination option exercisable any time upon 30 days’ notice in the event that gross sales for any calendar year do not exceed $10 million (or $8 million if the tenant has not opened on Sundays in the applicable year). The tenant is required to give notice within 60 days of such month and pay a termination fee equal to 12 months of future rent and unamortized tenant improvement and leasing commissions.

In addition to the termination payment, the Harmon Corner Whole Loan documents require a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($78.24 PSF) or until such time the Harmon Corner Borrower re-leases the Rainforest Café space to a replacement tenant reasonably acceptable to lender.

Bubba Gump Shrimp Co. (12,794 SF, 18.6% of NRA, 11.9% of underwritten base rent). Bubba Gump Shrimp Co. is a chain of seafood restaurants which provides a casual dining environment. The first Bubba Gump Shrimp Co. restaurant and market opened in 1996 in Monterey, CA and has since grown to 36 locations worldwide including Times Square New York, Universal City Walk Orlando, Victoria’s Peak Hong Kong, Santa Monica Pier, and Pier 39 in San Francisco. Bubba Gump Shrimp Co. is owned by Landry’s, which purchased Bubba Gump Shrimp Co. in 2010.

As of September 2017, Bubba Gump Shrimp Co. reported sales of $10.1 million for the trailing 12-month period.

Bubba Gump Shrimp Co. has been a tenant at the Harmon Corner Property since December 2012. They have a lease expiration date of December 31, 2022 and three, five-year renewal options.

The Bubba Gump Shrimp Co. lease includes a termination option exercisable any time in the event that gross sales for the trailing 12-month period do not exceed $10 million. The tenant is required to deliver notice within 60 days after such 12-month period and the lease will terminate upon the earlier of the (i) expiration of the 12th full calendar month after notice is given or (ii) the later of (x) the 48th full calendar month of the term and (y) the date that Bubba Gump Shrimp Co. vacates the premises. The tenant is required to pay a termination fee equal to 12 months of future rent or the number of months remaining in the term if there are less than 12 months remaining, which is reduced by the rent paid between the date that the landlord receives the notice and the date that the tenant vacates the premises.

In addition to the termination payment, the Harmon Corner Whole Loan documents require a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($78.24 PSF) or until such time the Harmon Corner Borrower re-leases the Rainforest Café space to a replacement tenant reasonably acceptable to lender.

Twin Peaks (11,834 SF, 17.2% of NRA, 15.3% of underwritten base rent). Twin Peaks is a sports bar/restaurant chain serving comfort food across the southern United States. Twin Peaks initially opened two restaurants in Dallas in 2005 and has since expanded to 79 locations in 25 states and one location in Russia. The chain has 35 franchised stores and 45 company stores. Twin Peaks has a lease expiration date of March 31, 2023 and two, five-year renewal options.

As of September 2017, Twin Peaks reported sales of $11.3 million for the trailing 18-month period.

The Twin Peaks lease includes a termination option exercisable any time after September 4, 2018, in the event that gross sales for the trailing 18-month period do not exceed $12 million. The tenant is required to deliver notice within 60 days after such 18-month period and the lease will terminate upon the expiration of the 12th full calendar month after notice is given. The earliest effective date of such termination option would be June 30, 2018. In the event that Twin Peaks exercises such option, Twin Peaks is required to pay a termination payment equal to (i) the minimum base rent for the following 12 months after the termination effective date, plus (ii) the unamortized amount of the tenant improvement allowance and leasing commission paid by the Harmon Corner Borrower with respect to such lease, assuming annual straight-line amortization over the initial lease term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

In addition to the termination payment, the Harmon Corner Whole Loan documents require a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($78.24 PSF) or until such time the Harmon Corner Borrower re-leases the Rainforest Café space to a replacement tenant reasonably acceptable to lender.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Rainforest Café	NR/NR/NR	14,799	21.6%	$1,224,700	11.2%	$82.76	9/30/2025(2)
Bubba Gump Shrimp Co.	NR/NR/NR	12,794	18.6%	$1,318,936	12.1%	$103.09	12/31/2022(3)
Twin Peaks	NR/NR/NR	11,834	17.2%	$1,691,655	15.5%	$142.95	3/31/2023(4)
Subtotal/Wtd. Avg.		39,427	57.5%	$4,235,291	38.7%	$107.42
Other Tenants(5)		29,186	42.5%	$6,701,143	61.8%	$229.60
Vacant(5)		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		68,613	100.0%	$10,936,435	100.0%	$159.39

(1)	Information is based on the underwritten rent roll. Annual UW Base Rent includes rent steps through September 2018.

(2)	Rainforest Café has three, five-year renewal options and an ongoing termination option, subject to a lease termination payment, if gross sales for any calendar year do not exceed $10.0 million (or $8 million if the tenant has not opened on Sundays in the applicable year). As of June 2017, Rainforest Café reported sales of $6.4 million for the trailing 12-month period.

(3)	Bubba Gump Shrimp Co. has three, five-year renewal options and an ongoing termination option, subject to a lease termination payment, if gross sales for any 12 months do not exceed $10.0 million. As of June 2017, Bubba Gump Shrimp Co. reported sales of $10.3 million for the trailing 12-month period.

(4)	Twin Peaks has two, five-year renewal options and an ongoing termination option, subject to a lease termination payment, if gross sales for any 18 months do not exceed $12.0 million. As of June 2017, Twin Peaks reported sales of $11.9 million for the trailing 18-month period.

(5)	Other Tenants includes five kiosk spaces that do not have any net rentable area assigned as they occupy space within common areas. One of the five kiosk spaces is currently vacant. The four occupied kiosk spaces represent approximately $681,000 of Annual UW Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Harmon Corner Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017(4)	2	0	0.0%	0.0%	$0.00	$300,000	2.7%	2.7%
2018(4)	1	0	0.0%	0.0%	$0.00	$156,000	1.4%	4.2%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	4.2%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	4.2%
2021	1	1,402	2.0%	2.0%	$238.36	$334,180	3.1%	7.2%
2022(4)	10	24,469	35.7%	37.7%	$178.82	$4,375,538	40.0%	47.2%
2023	2	11,834	17.2%	55.0%	$142.95	$1,691,655	15.5%	62.7%
2024	3	3,092	4.5%	59.5%	$298.49	$922,945	8.4%	71.1%
2025	2	14,799	21.6%	81.0%	$82.76	$1,224,700	11.2%	82.3%
2026	4	8,286	12.1%	93.1%	$154.11	$1,276,917	11.7%	94.0%
2027	1	698	1.0%	94.1%	$250.00	$174,500	1.6%	95.6%
2028 & Beyond	2	4,033	5.9%	100.0%	$119.02	$480,000	4.4%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	28	68,613	100.0%		$159.39	$10,936,435	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the October 2, 2017 rent roll. UW Base Rent includes five kiosk spaces that do not have any net rentable area assigned to it as it occupies space within common areas.

(4)	Tenants expiring in 2017, 2018 and 2022 include four kiosk tenants, which do not have any rentable area assigned as they occupy space within common areas of the Harmon Corner Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

The Market. The Harmon Corner Property is located along the central portion of the Las Vegas Strip Resort Corridor, which consists of well-established resort casino-hotels, business hotels, apartment complexes, commercial retail buildings, a super -regional mall and industrial buildings. The immediate area surrounding the Harmon Corner Property features The Shops at Crystal, Planet Hollywood Resort and Casino, the Bellagio Hotel and Casino and the Cosmopolitan of Las Vegas. The primary economic drivers in Las Vegas are tourism and gaming, which in turn, support the service industries, especially retail and dining.

Visitor volumes in the Las Vegas region have been on an increasing trend since the decline in 2008 and 2009. Visitors hit record numbers in 2014 (surpassing 40 million people for the first time) and have continued to increase, reaching an all-time high of 42.9 million people in 2016. According to the appraisal, visitors stay an average of 3.4 nights per trip and spend, on average, $157 on shopping and $318 on dining and drinks.

According to the appraiser, vehicular traffic along Las Vegas Boulevard averages approximately 63,000 per day, which equates to approximately 23.0 million per year. In addition, the appraiser estimated that pedestrian traffic counts along Las Vegas Boulevard average 40,000 to 60,000 per day, which equates to approximately 20.0 million per year.

The appraiser concluded market rent for the first, second and third floor suite were $150, $220, and $100, respectively, which are in line with rents at the Harmon Corner Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harmon Corner Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,398,676	$8,090,712	$8,827,053	$9,914,584	$11,086,435	$161.58
Total Recoveries	$1,410,413	$1,385,273	$1,564,405	$1,628,751	$1,780,665	$25.95
Billboard Income	$1,871,381	$1,599,519	$2,891,023	$3,005,780	$3,005,780	NAP
Other Income	$81,083	$71,037	$80,226	$82,384	$82,384	$1.20
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($570,072)	($8.31)
Effective Gross Income	$11,761,553	$11,146,541	$13,362,707	$14,631,499	$15,385,192	$224.23
Total Operating Expenses	$2,400,392	$2,417,643	$2,301,291	$2,602,633	$2,836,810	$41.35
Net Operating Income	$9,361,161	$8,728,898	$11,061,416	$12,028,866	$12,548,382	$182.89
Capital Expenditures	$0	$0	$0	$0	$13,723	$0.20
TI/LC	$0	$0	$0	$0	$102,920	$1.50
Net Cash Flow(3)	$9,361,161	$8,728,898	$11,061,416	$12,028,866	$12,431,740	$181.19

Occupancy %	97.2%	96.1%	99.0%	100.0%	97.0%
NOI DSCR	1.52x	1.42x	1.80x	1.95x	2.04x
NCF DSCR	1.52x	1.42x	1.80x	1.95x	2.02x
NOI Debt Yield	6.5%	6.1%	7.7%	8.4%	8.8%
NCF Debt Yield	6.5%	6.1%	7.7%	78.4%	8.7%

(1)	UW Gross Potential Rent is underwritten rent roll and includes rent steps ($271,625) through October 31, 2018.

(2)	UW Vacancy represents 4.6% of Gross Potential Rent and Total Recoveries, which is greater than the appraiser’s vacancy conclusion of 3.0%.

(3)	The increase from 2016 Net Cash Flow to 9/30/2017 TTM Net Cash Flow is primarily a result of three leases that were executed in late 2016.

Escrows and Reserves. The Harmon Corner Borrower deposited (i) $56,250 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments, (ii) $133.000 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums, (iii) $333,333 upfront for free rent associated with Rainforest Café, (iv) an ongoing monthly replacement reserve of approximately $1,144 and (v) an ongoing monthly TI/LC reserve of approximately $8,333, which amount is required to increase to $33,333 beginning on the payment date in January 2022.

In addition to any termination payments collected by the Harmon Corner Borrower, in the event that any of Rainforest Café, Bubba Gump Shrimp Co. or Twin Peaks exercise its respective sales threshold termination option, the Harmon Corner Borrower will be required to deposit $83,333 per month with respect to each such tenant for the 12 months after the exercise of such termination option until such time that (a) a lease with a replacement tenant is executed on terms reasonably acceptable to lender or (b) $1,000,000 is accumulated in the Bubba Gump/Twin Peaks/Rainforest Café Rollover Reserve Account (as defined in the Harmon Corner Mortgage Loan documents). The $1,000,000 cap on collections applies separately to Rainforest Café, Bubba Gump Shrimp Co. and Twin Peaks.

Lockbox and Cash Management. The Harmon Corner Mortgage Loan is structured with a hard lockbox and in place cash management. The Harmon Corner Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the Harmon Corner Mortgage Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the Harmon Corner Mortgage Loan documents, unless a Cash Trap Period is continuing.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

3171 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 6 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 56.5% 2.02x 8.8%

All excess cash will be swept into a lender controlled account during the occurrence of (a) a Lease Sweep Period or (b) any event of default.

A “Lease Sweep Period” occurs if as of such payment date, the gross potential rents from the Lease Sweep Leases, when aggregated, exceeds 20% of the gross potential rents of the Harmon Corner Property (exclusive of revenues attributable to the billboard sign). The Lease Sweep Period will end upon the earlier to occur of (i) $4,200,000 accumulating in the TI/LC reserve account, inclusive of amounts then in the account, or (ii) a Lease Sweep Tenant Leasing Event which results in the gross potential rents from the Lease Sweep Leases, when aggregated, falling below 20% of the gross potential rents of the Harmon Corner Property (exclusive of revenues attributable to the billboard sign).

A “Lease Sweep Lease” is, as of any given payment date, any lease that is due to expire or terminate within the 12-month period following such payment date (provided that any such lease will continue to be deemed a Lease Sweep Lease until such time as a Lease Sweep Tenant leasing event will have occurred with respect to such lease).

A “Lease Sweep Tenant Leasing Event” occurs if the lender is in receipt of evidence that a renewal or replacement tenant(s) satisfactory to the lender in its reasonable discretion has entered into a lease(s) for the space demised to the applicable tenant(s) causing such Lease Sweep Period.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Harmon Corner Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

2U Headquarters
7900 Harkins Road
Lanham, MD 20706
Beltsville
Capitol Beltway
Baltimore 20 miles
Beltsville Agricultural Research Ctr.
Edmonston Rd
Balt. - Wash. Pkwy
College Park Marketplace
Hollywood Plaza
GREENBELT
College Park
Greenbelt
Beltway Plaza Mall
Greenbelt Rd
University Blvd
XFINITY Center
Capital One Field at Maryland Stadium
University of Maryland College Park
Berwyn Heights
NASA Goddard Space Flight Center
Greenway Center
Genesis HealthCare Magnolia Ctr.
College Park Airport
Greenbelt Park
Adelphi
COLLEGE PARK/ UNIV. OF MD
GREEN/YELLOW LINES METRO
MARC TRAIN
NOAA Center
Good Luck Rd
Kenilworth Ave
Riverdale Park
Baltimore Ave
Riverdale
Seabrook
New Carrollton
Riverdale Rd
Annapolis Rd
Baltimore - Wash. Pkwy
Hyattsville
East Riverdale
Woodlawn
Lanham
Glenn Dale Park
Glenn Dale
Glenn Dale Rd
Marietta Manor Historic Site
Annapolis Rd
Duvall Village
Vista Gardens Marketplace
John Hanson Hwy
NEW CARROLLTON
Landover Hills
Bladensburg
John Hanson Hwy
Mitchellville
Lottsford Vista Rd
Enterprise Rd
Glenarden
PRINCE GEORGE'S COUNTY
Enterprise Golf Course
Country Club at Woodmore
Anacostia River
Prince George's Hospital Center
LANDOVER
Landover Rd
Downtown Wash. D.C. 5 miles
Cheverly
Landover
Brightseat Rd
Woodmore Towne Centre
Univ. of MD University College
Lottsford Rd
Lake Arbor
Lake Arbor Country Club
Kenilworth Park & Aquatic Gardens
CHEVERLY
ORANGE LINE METRO
Prince George's Sports & Learning Complex
MLK Jr. Hwy
FedEx Field
NATIONAL HARMONY MEM. CEMETERY
Sheriff Rd
LARGO TOWN CENTER
Lake Arbor Way
DEANWOOD
Balt. - Wash. Pkwy
Hill Rd
Fairmount Heights
Summerfield Blvd
The Boulevard at the Capital Centre
Largo Town Center
Central Ave
MINNESOTA AVE
Largo Plaza
WASH. D.C.
Seat Pleasant
Harry S. Truman Dr
Kettering Dr
BENNING ROAD
SILVER/BLUE LINES
CAPITOL HEIGHTS
METRO
ADDISON ROAD/ SEAT PLEASANT
MORGAN BLVD
Central Ave
Campus Way
Watkins Regional Park
Ridge Rd SE
Marshall Heights
Central Ave
Prince George's Comm. College
Largo Rd
Capital Beltway
Fort Dupont Park
Capitol Heights
Larchmont Ave
Addison Rd
Walker Mill
Ritchie Rd
Largo
D.C.
MARYLAND
Walker Mill Rd
Walker Mill Regional Park
Coral Hills
District Heights
Forestville
White House Rd
Upper Marlboro
Reagan Natl. Airport 15 miles
201
295
95
495
1
193
201
295
564
450
193
953
410
410
704
50
201
450
202
202
295
50
50
95
495
193
202
214
704
214
202
4
Wheaton
Calverton
Laurel
Odenton
North Bethesda
Beltsville
College Park
Silver Spring
Chevy Chase
Takoma Park
Greenbelt
Bethesda
Seabrook
Bowie
Hyattsville
New Carrollton
Lanham
WASHINGTON D.C.
Landover
Seat Pleasant
Largo
Capitol Heights
ARLINGTON
Suitland
Upper Marlboro
Forestville
Hillcrest Heights
ALEXANDRIA
Camp Springs
Rose Hill
VIRGINIA
National Harbor
MARYLAND
Groveton
Mount Vernon
Clinton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	Lanham, MD 20706
				General Property Type:	Office
Original Balance(1):	$34,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$34,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	2002/N/A
Loan Purpose:	Acquisition			Size:	309,303 SF
Borrower Sponsor:	Kawa Capital Partners LLC			Cut-off Date Balance per SF(1):	$175
Mortgage Rate:	4.4500%			Maturity Date Balance per SF(1):	$153
Note Date:	10/17/2017			Property Manager:	Adler Kawa Realty Services, LLC
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF/YM1 (92); O (4)			UW NOI:	$5,724,034
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Balance(1):	$20,000,000			UW NCF DSCR(1):	1.60x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	N/A
Reserves(3)				2nd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (11/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$0	$4,382	N/A	3rd Most Recent Occupancy(4):	100.0% (12/31/2014)
TI/LC:	$6,814,543	Springing	N/A	Appraised Value (as of):	$77,900,000 (9/18/2017)
Deferred Maintenance:	$25,080	$0	N/A	Cut-off Date LTV Ratio(1):	69.3%
Outstanding Landlord Obligations Reserve:	$6,206,918	$0	N/A	Maturity Date LTV Ratio(1):	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$54,000,000	55.8%	Purchase Price:	$82,000,000	84.7%
Borrower Equity:	$29,583,474	30.6%	Reserves:	$13,046,541	13.5%
Other Sources(5):	$13,186,473	13.6%	Closing Costs:	$1,723,406	1.8%
Total Sources:	$96,769,948	100.0%	Total Uses:	$96,769,948	100.0%

(1)	The 2U Headquarters Mortgage Loan (as defined below) is part of the 2U Headquarters Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 2U Headquarters Whole Loan.

(2)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of December 6, 2017. Following the lockout period, the borrower has the right to defease the 2U Headquarters Whole Loan in whole, but not in part, on any date before August 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 17, 2021. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected CCUBS 2017-C1 securitization closing date in November 2017. The actual lockout period may be longer.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Historical occupancy and financial information is unavailable because 2U, Inc.’s lease commenced December 1, 2016. The related borrower acquired the 2U Headquarters Property (as defined below) from Cohen Equities, a New York-based real estate acquisitions and management company. Cohen Equities purchased the 2U Headquarters Property while it was vacant in August 2015 and subsequently implemented a full capital expenditure plan and signed 2U, Inc. Previously, the 2U Headquarters Property was approximately 85.0% occupied by Computer Sciences Corp., which vacated the 2U Headquarters Property in 2013 due to the expiration of their contract with the IRS (located adjacent to the 2U Headquarters Property).

(5)	Other Sources primarily consists of amounts for the TI/LC and Outstanding Landlord Obligations Reserve, which were previously funded by the seller of the 2U Headquarters Property and subsequently transferred over to the borrower sponsor of the 2U Headquarters Whole Loan.

The Mortgage Loan. The seventh largest mortgage loan (the “2U Headquarters Mortgage Loan”) is part of a whole loan (the “2U Headquarters Whole Loan”) with an original principal balance of $54,000,000. The 2U Headquarters Whole Loan is secured by a first priority fee mortgage encumbering a single tenant office property totaling 309,303 SF located in Lanham, Maryland (the “2U Headquarters Property”). The 2U Headquarters Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). Promissory Note A-1, with an original principal balance of $34,000,000, represents the 2U Headquarters Mortgage Loan and will be included in the CCUBS 2017-C1 Trust. Promissory Note A-2, with an original principal balance of $20,000,000, was acquired and is currently held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The 2U Headquarters Whole Loan will be serviced pursuant to the trust and servicing agreement for the CCUBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

2U Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$34,000,000	$34,000,000	CCUBS 2017-C1	Yes
Note A-2	$20,000,000	$20,000,000	UBS AG or an affiliate	No
Total	$54,000,000	$54,000,000

The Borrower and the Borrower Sponsor. The borrower is KCP Harkins Fee Owner, LLC (the “2U Headquarters Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote. The borrower sponsor and nonrecourse carve-out guarantor is Kawa Capital Partners LLC, d/b/a Kawa Capital Management. Kawa Capital Management is an independent asset management firm headquartered in Miami, Florida that focuses primarily on credit hedge fund and commercial and industrial real estate deals. Through its commercial and industrial real estate investment platform, Kawa Capital Management has invested $360 million of equity since its inception and currently has over 5 million SF of property under management.

The Property. The 2U Headquarters Property is a Class A office property totaling 309,303 SF on a 1.72-acre site located in Lanham, Maryland, approximately 13 miles northeast of Washington D.C. The 2U Headquarters Property was constructed in 2002 and is currently undergoing renovations that began in 2016 upon 2U, Inc. executing its lease. 2U, Inc. is the sole tenant at the 2U Headquarters Property leasing 100.0% of the space through August 2028 on a triple-net lease. 2U, Inc. has two five-year renewal options and no termination options. The 2U Headquarters Property is a 12-story building with floor plates of 27,014 SF. The 2U Headquarters Property features six elevators, meeting space, a 12,000 SF fitness center and a food hall and separate coffee bar located on the first floor. Parking is provided via an adjacent surface parking lot, which features 965 spaces. The 2U Headquarters Property is located directly across from the New Carrollton Station, a transit station that serves Amtrak, the Washington Metro, the Maryland Area Regional Commuter (“MARC”) and Greyhound buses.

2U, Inc. utilizes the 2U Headquarters Property as its global headquarters. 2U, Inc. currently has 740 employees located at the 2U Headquarters Property, and has stated that it anticipates having at least 1,600 employees at the 2U Headquarters Property by 2020. The 2U Headquarters Property was previously approximately 85.0% occupied by Computer Sciences Corp., which vacated the 2U Headquarters Property in 2013 due to the expiration of their contract with the IRS (located adjacent to the 2U Headquarters Property). Cohen Equities (the seller of the 2U Headquarters Property) purchased the 2U Headquarters Property while it was vacant in August 2015 and subsequently implemented a full capital expenditure plan and signed 2U, Inc. to its current lease before selling the 2U Headquarters Property to the borrower sponsor.

2U, Inc. currently leases 100.0% of the 12-story building at the 2U Headquarters Property; however, floors 3-7 (140,881 SF) are structured as must-take space within the lease and are not yet occupied by 2U, Inc. The must-take space phases in over two years, from December 2018 to December 2020. At origination, the lender escrowed all tenant improvements, free rent and gap rent associated with the must-take space.

2U, Inc. was founded in 2008 by John Katzman (the founder of The Princeton Review), Chip Paucek (a former CEO of Smarterville Inc., the parent company of Hooked on Phonics) and Jeremy Johnson as an educational technology company that partners with colleges and universities to offer degree programs online to qualified students anywhere in the world. 2U, Inc. supplies its partner universities with cloud-based software platform coupled with a suite of technology-enabled services, including coursework design, live video classes, infrastructural support and capital to deliver instruction to students. As of fiscal year 2016, 2U, Inc. reported an 83.0% retention rate of students who have entered a 2U program. 2U, Inc. generates revenue primarily through student tuition of multi-year degree programs. 2U, Inc. students pay standard tuition, however, instead of going to a classroom multiple times per week, they meet in a live video chat room with a professor and other students in the class. 2U, Inc. signs contracts typically ranging from 10-15 years with its partner universities with the contracts including a revenue sharing agreement between 2U, Inc. and such universities for the tuition costs paid by the students. 2U, Inc. launched its first two programs in 2009 in partnership with the University of Southern California, which is still its largest client by revenue. 2U, Inc. currently partners with 22 different universities including the University of Southern California, University of North Carolina, Georgetown University, The University of Chicago, Yale University, Vanderbilt University, New York University, Northwestern and Harvard Business School. Since the company’s inception, 2U, Inc. has not reported a partner university cancelling its contract and reports a 100% retention rate for contract renewals with universities upon initial expiration. Full course equivalent enrollment grew from 41,034 during the twelve months ended December 31, 2014 to 77,344 during the twelve months ended December 31, 2016. In May 2017, 2U, Inc. announced a $103.0 million acquisition of GetSmarter, a South African startup that delivers short-term online certification courses to distance learning students in partnership with universities across the world. Getsmarter has partnerships with universities such as the University of Cambridge, University of Cape Town, Harvard and MIT. For the year ended December 31, 2016, 2U, Inc. reported revenues of approximately $205.9 million, which is an increase in revenues of approximately 37.1% compared to the year ended December 31, 2015 and 86.8% compared to the year ended December 31, 2014.

The appraiser concluded to an “as-is” appraised value for the 2U Headquarters Property of $77,900,000 as of September 18, 2017. The appraiser also concluded to an “as-stabilized” appraised value of $92,200,000 as of September 18, 2020, which reflects the date when 2U, Inc. is expected to have built out and begun paying rent on all of its space. The lender reserved for all outstanding tenant improvements, free rent and gap rent at origination of the 2U Headquarters Whole Loan. All loan-to-value ratios presented in this term sheet are calculated based upon the appraiser’s “as-is” appraised value of $77,900,000 as of September 18, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

The following table presents certain information relating to the lease at the 2U Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual Base UW Rent	Annual UW Base Rent PSF	Lease Expiration
2U, Inc.(4)(5)	NR/NR/NR	309,303	100.0%	$6,221,785	100.0%	$20.12	8/31/2028
Subtotal/Wtd. Avg.		309,303	100.0%	$6,221,785	100.0%	$20.12
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		309,303	100.0%	$6,221,785	100.0%	$20.12

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Includes rent steps of $199,755 through December 1, 2017.

(4)	2U, Inc. has two five-year renewal options with no termination options.

(5)	2U, Inc. currently leases 100.0% of the 12-story building at the 2U Headquarters Property, however, floors 3-7 (140,881 SF) are structured as must-take space within the lease and are not yet occupied by 2U, Inc. The must-take space phases in over two years, from December 2018 to December 2020. At origination, the lender escrowed all tenant improvements, free rent and gap rent associated with the must-take space.

The following table presents certain information relating to the lease rollover schedule at the 2U Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	309,303	100.0%	100.0%	$20.12	$6,221,785	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	309,303	100.0%		$20.12	$6,221,785	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Includes rent steps of $199,755 through December 1, 2017.

The Market. The 2U Headquarters Property is located in Lanham, Maryland within Prince George County, approximately 13 miles northeast of Washington, D.C and approximately 5 miles southeast of the University of Maryland-College Park. According to the appraisal, the 2U Headquarters Property is within the Lanham office submarket within the larger DC Metro office market. Over the most recent four quarters ending with the second quarter of 2017, the appraisal identified no growth of supply and positive net absorption of 352,000 SF in the Lanham office submarket. According to the appraisal, 2016 population within a one-, three-, and five-mile radius of the 2U Headquarters Property was 13,826, 136,723, and 320,294 respectively. According to the appraisal, average 2016 household income within a one-, three-, and five-mile radius of the 2U Headquarters Property was $69,525, $78,688, and $83,222 respectively.

According to the bureau of labor statistics, as of September 2017 the unemployment rate in Prince George County, Maryland was 3.7%, which was below the national average of 4.1% and the Maryland rate of 3.8% as of the same time period. The largest employers in Prince George, Maryland include the education and public administration industries. The University System of Maryland is the largest employer in the county, with over 18,700 employees, with the Joint Base Andrew’s Naval Air Facility Washington, U.S. Internal Revenue Service and the U.S. Census Bureau representing the rest of the top four employers for the county.

The 2U Headquarters Property is located directly across from the New Carrollton Station, a transit station that serves Amtrak, the Washington Metro and the MARC and Greyhound buses. Forest City and Urban Atlantic are currently developing an approximately 71-acre mixed-use project around the New Carrollton Station, which is expected to include approximately 1.3 million SF of residential space, approximately 1.1 million SF of office space, approximately 150,000 SF of retail space and a hotel. In addition to currently being a stop on the DC Metro Orange Line, the New Carrollton station will be the eastern-most stop for the under-development Purple Line Light rail system, which will provide public transportation that connects the DC suburb area of Montgomery and Prince George counties without traveling through downtown Washington, D.C.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

According to the appraisal, as of the second quarter of 2017, the DC Metro market had a total office inventory of approximately 505.7 million SF, a vacancy rate of 13.8% and asking rents of $34.95 per SF and as of the second quarter of 2017, the Lanham office submarket had a total office inventory of approximately 2.2 million SF, a vacancy rate of 17.8% and asking rents of $21.07 per SF. The appraisal noted that the 17.8% vacancy rate for the Lanham office submarket is largely skewed by class B and C office buildings, whereas the 2U Headquarters Property is a Class A office building. According to a third party market research report, the 2U Headquarters Property is in the Hyattsville/Riverdale submarket, which exhibited a Class A vacancy rate of 2.9% as of the second quarter of 2017. In determining market rent for the 2U Headquarters Property, the appraisal identified six comparable leases - two triple net and four full service gross - that range in size from 113,730 SF to 154,951 SF with lease commencement dates between March 2015 and May 2018. After adjusting the full-service gross leases to triple net, the rent comparables ranged between $19.89 per SF to $22.33 per SF net, with an average rent of $21.02 PSF net. The appraisal concluded a market rent for the 2U Headquarters Property of $21.00 per SF net, which is slightly above the current in-place rent at the 2U Headquarters Property of $20.12 per SF.

Office Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Term	Rent PSF(2)
2U Headquarters Property	7900 Harkins Road	309,303(3)	2002	2U, Inc.(3)	309,303(3)	12/1/2016(3)	11.8(3)	$20.12(3)
6120 & 6130 Executive Boulevard	6120 & 6130 Executive Boulevard	311,416	2013	ABT Associates	154,951	5/1/2018	10.0	$20.74
Three Democracy Center	6905 Rockledge Drive	184,787	1987	HMS Host	126,000	9/1/2016	13.0	$21.25
Little Patuxent Square Office	5585 Sterrett Place	147,000	2014	QSSI	147,000	6/1/2016	10.0	$22.33
1201 Clopper Road	1201 Clopper Road	147,051	2000	Novavax, Inc.	147,051	4/30/2016	14.0	$21.69
Metro Park North Phase 4	7500 Standish Place	113,730	1990	Confidential Tenant	113,730	11/1/2015	10.0	$20.19
8197 Dorsey Run Road	8197 Dorsey Run Road	125,000	2014	Army Corp of Engineers	125,166	3/1/2015	10.0	$19.89

(1)	Information is based on the appraisal.

(2)	Represents actual triple-net lease rent per SF for the 2U Headquarters Property, 1201 Clopper Road and 8197 Dorsey Run Road and appraisal’s adjusted triple-net lease rent per SF for 6120 & 6130 Executive Boulevard, Three Democracy Center, Little Patuxent Square Office and Metro Park North Phase 4.

(3)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2U Headquarters Property:

Cash Flow Analysis(1)
	2014(2)	2015(2)	2016(2)	TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	N/A	N/A	$6,221,785	$20.12
Total Recoveries	N/A	N/A	N/A	N/A	$3,733,232	$12.07
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($497,751)	($1.61)
Effective Gross Income	N/A	N/A	N/A	N/A	$9,457,266	$30.58
Total Operating Expenses	N/A	N/A	N/A	N/A	$3,733,232	$12.07
Net Operating Income	N/A	N/A	N/A	N/A	$5,724,034	$18.51
Capital Expenditures	N/A	N/A	N/A	N/A	$52,582	$0.17
TI/LC	N/A	N/A	N/A	N/A	$454,628	$1.47
Net Cash Flow	N/A	N/A	N/A	N/A	$5,216,825	$16.87

Occupancy%(4)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.75x
NCF DSCR	N/A	N/A	N/A	N/A	1.60x
NOI Debt Yield	N/A	N/A	N/A	N/A	10.6%
NCF Debt Yield	N/A	N/A	N/A	N/A	9.7%

(1)	Certain items such as straight-line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	Historical occupancy and financial information is unavailable because 2U, Inc.’s lease commenced December 1, 2016. The related borrower acquired the 2U Headquarters Property from Cohen Equities, a New York-based real estate acquisitions and management company. Cohen Equities purchased the 2U Headquarters Property while it was vacant in August 2015 and subsequently implemented a full capital expenditure plan and signed 2U, Inc. Prior to acquisition by Cohen Equities, the 2U Headquarters Property was approximately 85.0% occupied by Computer Sciences Corp., which vacated the 2U Headquarters Property in 2013 due to the expiration of their contract with the IRS (located adjacent to the 2U Headquarters Property).

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps of $199,755 through December 1, 2017.

(4)	UW economic occupancy is 95.0%. The 2U Headquarters Property was 100.0% physically occupied as of November 1, 2017.

Escrows and Reserves. At origination, the 2U Headquarters Borrower deposited in escrow (i) $6,814,543 for outstanding tenant improvements for 2U, Inc.’s space, (ii) $5,168,892 for gap and free rent for 2U, Inc., (iii) $1,038,026 for gap common area maintenance payments related to 2U, Inc.’s lease and (iv) $25,080 for immediate repairs. In addition, the 2U Headquarters Borrower is required to make monthly deposits in a replacement reserve of $4,382. During the continuance of a Cash Sweep Period (as defined below), the 2U Headquarters Borrower is required to escrow monthly (a) 1/12 of the annual estimated tax payments, (b) 1/12 of the annual insurance premiums and (c) 1/12 of the amount equal to the aggregate NRA of the 2U Headquarters Property (if applicable, excluding the NRA of any released space) multiplied by $1.00 for tenant improvements and leasing commissions. Upon the cure

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 7 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 69.3% 1.60x 10.6%

of a Cash Sweep Period, such monthly deposits for tax, insurance and tenant improvements and leasing commissions will be waived and the amounts in such reserve accounts will be released to the 2U Headquarters Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 2U Headquarters Whole Loan. The 2U Headquarters Whole Loan has springing cash management during the continuance of a Cash Sweep Period. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred each day to the cash management account and such funds in the cash management account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” pay debt service on the 2U Headquarters Whole Loan, pay operating expenses for the 2U Headquarters Property and disburse the remainder to an account to be held by the lender as additional security for the 2U Headquarters Whole Loan (or upon the cure of a Cash Sweep Period, provided that no event of default has occurred and is continuing, to the 2U Headquarters Borrower).

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default, (ii) the debt service coverage ratio for the 2U Headquarters Whole Loan falling below 1.20x, or (iii) the commencing of a Specified Tenant Trigger Period. A Cash Sweep Period will continue until, with respect to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, with respect to clause (ii) above, the debt service coverage ratio for the 2U Headquarters Whole Loan is equal to or greater than 1.25x for two consecutive calendar quarters, and with respect to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” will commence upon (i) 2U, Inc. being in default under its lease beyond any applicable notice and/or cure periods, (ii) 2U, Inc. failing to be in actual, physical possession of the space that 2U, Inc. is then required to occupy pursuant to its lease, in excess of two floors (the “Applicable Space”) or any other tenant whose rent constitutes 10% or more of the total income for the 2U Headquarters Property or who occupies 10% or more of the gross leasable area of the 2U Headquarters Property (each, an “Additional Specified Tenant”) failing to be in actual, physical possession of its space, (iii) 2U, Inc. giving notice that it is terminating all or any portion of its lease for the Applicable Space or any Additional Specified Tenant giving notice that it is terminating all or any portion of its lease, (iv) any termination or cancellation of 2U, Inc.’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or 2U, Inc.’s lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of 2U, Inc., (vi) 2U, Inc. failing to extend or renew its lease on or prior to the earlier of (y) 15 months prior to the maturity of the 2U Headquarters Whole Loan and (z) the renewal period required under 2U, Inc.’s lease, (vii) 2U, Inc. having a gross revenue less than $240,000,000 for any four consecutive calendar quarters during the lease term, or (viii) following the date that the long-term senior unsecured debt of 2U, Inc. is first rated Baa3 or higher by Moody’s or BBB- or higher by S&P or Fitch, the long-term senior unsecured debt of 2U, Inc. thereafter being rated BB or lower by S&P or Fitch or Ba2 or lower by Moody’s. A Specified Tenant Trigger Period will continue until the earlier of (x) the cure of any conditions above in accordance with the 2U Headquarters Whole Loan documents or (y) the 2U Headquarters Borrower leasing the applicable Additional Specified Tenant space for a term of at least five years and the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and either paying full rent or obligated to pay rent following the expiration of any free rent period, so long as any such free rent is reserved with the lender.

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 2U Headquarters Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the 2U Headquarters Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

8-48 Java Street and 11-33 Kent Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 8 10 Java Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 26.6% 1.59x 7.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

8-48 Java Street and 11-33 Kent Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 8 10 Java Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 26.6% 1.59x 7.0%

QUEENS-MIDTOWN TUNNEL
495
Long Island City
LIRR
E. River Ferry
Hunters Pt. South Park
LONG ISLAND CITY
Hunters Point South - Ferry Terminal
Hunters Point
2nd St.
L.I. Expwy
QUEENS
Transmitter Brewing
Newtown Creek
PULASKI BRIDGE
Brooklyn Ice Cream Factory
Time Warner Cable Offices
Paidge Ave.
Commercial St.
Clay St.
The Greenpoint Gallery
Le Fanfare
Dupont St.
Cinema World Studios
Eagle St.
East River Ferry
Bakeri
Freeman St.
Broadway Stages
Manhattan Ave.
McGuinness Blvd.
Green St.
Jungle Cafe
Huron St.
East River
Greenpoint - Ferry Terminal
India St.
Ott Thai Cuisine
Java St.
GREENPOINT AVE
THE JAVA PROJECT
West St.
Franklin St.
Kent St.
Greenpoint
Greenpoint Ave.
WNYC Transmitter Park
Brooklyn Bazaar
Key Food
Newell St.
Diamond St.
Jewel St.
Moultrie St.
Humboldt St.
Russell St.
Henry St.
Monitor St.
Kingsland Ave.
Newtown Creek
10 Java Street
10 Java Street
Brooklyn, NY 11222
The Brooklyn Barge
Milton St.
Noble St.
Greenpoint Monitor Museum
Broadway Stages
Oak St.
Brooklyn EXPO Center
Lorimer St.
Guernsey St.
Dobbin St.
Norman Ave.
Windmill Studios
Sutton St.
House of Vans
Banker St.
BROOKLYN
Nassau Ave.
Vinnie's Pizzeria
N. 15th St.
N. 14th St.
N. 13th St.
N. 12th St.
N. 11th St.
N. 10th St.
N. 9th St.
N. 8th St.
N. 7th St.
NASSAU AVE
Amber Steak House
Msgr. McGorlick Park
LaGuardia Airport 7 miles
Hurricane Point
Greenpoint Fish & Lobster Co.
Selamat Pagi
Driggs Ave.
278
Morgan Ave.
Bushwick Inlet Park
N. Williamsburg-Ferry Terminal
Warsaw
Brooklyn Bowl/ Brooklyn Brewery
Engert Ave.
McCarren Park
North 5th Street Pier Park
Ericsson Playground
Bayard St.
Kingsland Ave.
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Brooklyn Steel
N. 5th St.
N. 6th St.
N. 4th St.
N. 3rd St.
N. 1st St.
Bedford Ave.
Driggs Ave.
Roebling St.
Richardson St.
Brooklyn-Queens Expwy
Studio Eberle
East Williamsburg
Frost St.
Metropolitan Ave.
Berry St.
BEDFORD AVE
Brooklyn Winery
Withers St.
Jackson St.
Grand St.
Havemeyer St.
Skillman Ave.
Maspeth Ave.
Cooper Park
Kent Ave.
Vice Media
Nitehawk Cinema
278
Woodpoint Rd
Conselyea St.
Knitting Factory Brooklyn
Williamsburg
The City Reliquary Museum
LORIMER ST
Metropolitan Ave.
GRAHAM AVE
Metropolitan Ave.
Domino Sugar Project
Devoe St.
BRONX
MANHATTAN
NEW JERSEY
Secaucus
Union City
Hoboken
JERSEY CITY
NEW YORK CITY
QUEENS
Astoria
LaGuardia Airport
Flushing
Long Island City
FDR Drive
Bedford-Stuyvesant
Kew Gardens
Jamaica
Queens Village
Elmont
Great Neck
Port Washington
Brooklyn Heights
Park Slope
Ozone Park
Upper New York Bay
BROOKLYN
Flatbush
Canarsie
Jamaica Bay
Woodmere
Lawrence
Bensonhurst
Sheepshead Bay
Belt Pkwy
Coney Island
Far Rockaway
Atlantic Ocean
Valley Stream

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

8-48 Java Street and 11-33 Kent Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 8 10 Java Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 26.6% 1.59x 7.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	[ ]			Location:	Brooklyn, NY 11222
				General Property Type:	Industrial
Original Balance:	$33,000,000			Detailed Property Type:	Flex
Cut-off Date Balance:	$33,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	1956/2012-2013
Loan Purpose:	Refinance			Size:	106,440 SF
Borrower Sponsors:	Kenneth Y.K. Chan; Henry Chan; Miriam Chan			Cut-off Date Balance per SF:	$310
				Maturity Date Balance per SF:	$310
Mortgage Rate:	4.3370%			Property Manager:	Self-Managed
Note Date:	8/30/2017
First Payment Date:	10/6/2017
Maturity Date:	9/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(2):	$2,310,870
Prepayment Provisions:	LO (26); DEF (29); O (5)			UW NOI Debt Yield:	7.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	7.0%
Additional Debt Type:	N/A			UW NCF DSCR:	1.59x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,088,038 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,998,557 (12/31/2016)
Reserves(1)				3rd Most Recent NOI:	$2,035,846 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacement:	$0	$887	$21,281	Appraised Value (as of)(3):	$124,200,000 (8/2/2017)
Immediate Repairs:	$8,875	$0	N/A	Cut-off Date LTV Ratio(4):	26.6%
Fire Code Violations:	$35,000	$0	N/A	Maturity Date LTV Ratio(4):	26.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	93.6%	Loan Payoff:	$34,584,529	98.1%
Borrower Equity:	$2,265,931	6.4%	Reserves:	$43,875	0.1%
			Closing Costs:	$637,527	1.8%
Total Sources:	$35,265,931	100.0%	Total Uses:	$35,265,931	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI is based on the underwritten rent roll and includes $76,610 of rent steps through May 2018.

(3)	The appraisal concluded an “As-Is” Appraised Value of $124.2 million based upon the highest and best use as a multifamily development site. See “The Market” below for further discussion.

(4)	The appraisal concluded a current land value of $129.7 million, which represents a Cut-off Date loan to land-value ratio and Maturity Date loan to land-value ratio of 25.4% and 25.4%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “10 Java Street Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $33,000,000 and is secured by a first priority fee mortgage encumbering a waterfront industrial flex building located at 8-48 Java Street and 11-33 Kent Street in Brooklyn, New York (the “10 Java Street Property”). The proceeds of the 10 Java Street Mortgage Loan along with approximately $2.3 million of borrower sponsors equity, were used to refinance existing debt, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Java Landing, LLC (the “10 Java Street Borrower”), a single purpose Delaware limited liability company, with two independent directors in its organizational structure. The non-recourse carveout guarantors and borrower sponsors of the 10 Java Street Mortgage Loan are Miriam Chen, Kenneth Y.K. Chan and Henry Chan, on a joint and several basis.

The borrower sponsors are real estate developers, owners, and operators in New York City and are currently involved in a number of redevelopment projects, ground-up development projects, and the management of residential, office, industrial, and mixed use buildings.

The Property. The 10 Java Street Property is a 106,440 SF, waterfront complex located along the East River in the Greenpoint neighborhood of Brooklyn, New York. Spanning an entire city block, the 10 Java Street Property is a six-building, interconnected three-story flex industrial facility that serves as a television, film and media production studio. Amenities include traditional warehouse and storage space, as well as office space used as costume design rooms, green rooms, lounges and dressing rooms.

The 10 Java Street Property is 100.0% leased via two co-terminous leases to Cine Magic East River Studios, LLC (“Cine Magic”), which is a production company responsible for the production of a number of major films and television shows, including HBO, Showtime, Cinemax, TV Land, MTUV and Starz

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

8-48 Java Street and 11-33 Kent Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 8 10 Java Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 26.6% 1.59x 7.0%

projects, among others. Films and television series produced at the 10 Java Street Property include Boardwalk Empire, Tower Heist, The Dictator, Homeland, The Mick and The Knick.

Since taking occupancy in May 2012, Cine Magic has invested approximately $4.0 million on improvements such as electrical upgrades, a specialized silent HVAC system, a new lighting grid along the ceiling, soundproofing and acoustical insulation, building out talent suites and adding mezzanine office space.

Cine Magic executed a 10-year lease for 104,760 SF that commenced on May 1, 2012 and has an initial lease expiration date of August 31, 2022. The lease features annual rent escalations of 3.0% through the remainder of the lease term and has one one-year renewal option and, if not revoked by the 10 Java Street Borrower, six six-month renewal options thereafter. Cine Magic’s second lease for 1,680 SF commenced on December 20, 2015 and also has a lease expiration date of August 31, 2022.

The following table presents certain information relating to the sole tenant at the 10 Java Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Cine Magic	NR/NR/NR	106,440	100.0%	$2,630,262	100.0%	$24.71	8/31/2022(3)
Total/Wtd. Avg.		106,440	100.0%	$2,630,262	100.0%	$24.71

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Under one of the two leases (104,760 SF), Cine Magic has one one-year renewal option and, if not revoked by the borrower, six six-month renewal options thereafter.

The following table presents certain information relating to the lease rollover schedule at the 10 Java Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022(3)	2	106,440	100.0%	100.0%	$24.71	$2,630,262	100.0%	100.0%
2023	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2024	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	106,440	100.0%		$24.71	$2,630,262	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Cine Magic may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The 10 Java Street Mortgage Loan is structured with a cash flow sweep related to Cine Magic’s lease expiration. See “Cine Magic Cash Trap Period” under “Lockbox and Cash Management” below.

The Market. The 10 Java Street Property is located in the Greenpoint neighborhood of Brooklyn, New York. Greenpoint is bordered by Long Island City to the north, Bushwick to the east, Williamsburg to the south and the East River and Manhattan to the west.

The waterfront along Greenpoint has experienced the redevelopment of certain properties that were originally improved with warehouses, storage yards and light industrial facilities into multifamily properties, among other things. According to the appraisal, the best use of the 10 Java Street Property would be to redevelop the land as a multifamily property after the leases with Cine Magic expire.

Following a rezoning of Greenpoint-Williamsburg in 2005, the 10 Java Street Property zoning changed to R8 and R6, which allow for medium- and high-density residential development. The R6 zone is a medium density zone that may be utilized to develop mid-rise buildings that generally limited in height by up to 13 stories. The R8 zone allows for multifamily developments of up to 33 stories. Furthermore, the 10 Java Street Property is located within the Waterfront Inclusionary Program Area, which allows for an additional 7 stories (up to 40 stories) in the R8 zone if the 10 Java Street Property is re-developed with an affordable housing component.

Given the location along the East River with nearby public transportation and substantial demand being seen for multifamily product in the Greenpoint neighborhood, the appraiser concluded that the 10 Java Street Property’s best use would be to redevelop this land as a multifamily property upon the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

8-48 Java Street and 11-33 Kent Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 8 10 Java Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 26.6% 1.59x 7.0%

lease expiration of Cine Magic. The 10 Java Street Property includes approximately 200 SF of waterfront with views of midtown and downtown Manhattan, and the East River ferry service has a docking station that is one block north of the 10 Java Street Property.

The 2016 population within a one-mile radius of the 10 Java Street Property is 86,510 residents, which represents a nearly 18.7% growth rate from 2010. Additionally, the median household income within a one-mile radius was $79,979. As of the first quarter of 2017, the Brooklyn multifamily submarket reported a vacancy rate of 3.0% with an average rent of $2,789 per unit.

The 10 Java Street Property is located in the North Brooklyn Industrial submarket. As of the second quarter 2017, the submarket had an inventory of approximately 66.0 million SF with an average vacancy rate of 2.8% and average asking rent of $21.86 PSF.

The appraiser identified six comparable leases and adjusted the rates for each lease to account for inferior/superior aspects regarding location and building quality. The appraisal concluded a market rent of $25.00 PSF, which is greater than Cine Magic’s current in-place rent of $24.71 PSF.

Industrial Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Adjusted Rent PSF
10 Java Street Property	Brooklyn, NY	106,440(2)	Cine Magic(2)	106,440(2)	5/1/2012(2)	$24.71(2)	$24.71(2)
505-525 Morgan	Brooklyn, NY	35,000	Listing	35,000	NAP	$35.00	$29.93
269 Randolph	Brooklyn, NY	27,500	White Glove	27,500	10/1/2016	$24.00	$23.26
126 Scott Ave	Brooklyn, NY	77,000	Confidential	15,500	1/1/2016	$17.00	$23.21
600-610 Degraw	Brooklyn, NY	27,000	Brooklyn Fencing	11,000	9/1/2014	$30.00	$26.16
190 Morgan	Brooklyn, NY	14,875	J.B.S. Service	10,000	NAV	$25.20	$25.20
29 Wythe	Brooklyn, NY	21,000	NAV	3,400	1/1/2017	$24.00	$23.26

(1)	Information is based on the appraisal.

(2)	Information is based on the underwritten rent roll dated November 1, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 Java Street Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,436,286	$2,339,245	$2,507,022	$2,544,171	$2,630,262	$24.71
Total Recoveries	$0	$100,000	$100,067	$0	$410,110	$3.85
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($89,709)	($0.84)
Effective Gross Income	$2,436,286	$2,439,245	$2,607,089	$2,544,171	$2,950,664	$27.72
Total Operating Expenses	$414,072	$403,399	$608,532	$456,134	$639,793	$6.01
Net Operating Income	$2,022,214	$2,035,846	$1,998,557	$2,088,038	$2,310,870	$21.71
Capital Expenditures	$0	$0	$0	$0	$10,644	$0.10
TI/LC	$0	$0	$0	$0	$0	$3.40
Net Cash Flow	$2,022,214	$2,035,846	$1,998,557	$2,088,038	$2,300,226	$21.61

Occupancy %	100.0%	100.0%	100.0%	100.0%	97.0%
NOI DSCR	1.39x	1.40x	1.38x	1.44x	1.59x
NCF DSCR	1.39x	1.40x	1.38x	1.44x	1.59x
NOI Debt Yield	6.1%	6.2%	6.1%	6.3%	7.0%
NCF Debt Yield	6.1%	6.2%	6.1%	6.3%	7.0%

(1)	UW Gross Potential Rent is underwritten based on the underwritten rent roll and includes $76,610 of rent steps through May 2018.

(2)	UW Vacancy is underwritten to 3.0%. The Greenpoint submarket vacancy rate is 2.8%. As of the underwritten rent roll dated November 1, 2017, the 10 Java Street Property is 100.0% occupied.

Escrows and Reserves. At origination, the 10 Java Street Borrower deposited $35,000 upfront in escrow for building violations (related to various violations the 10 Java Street Borrower is in the process of curing and $8,875 upfront in escrow for immediate repairs. The 10 Java Street Borrower is required to deposit monthly escrows of $887 for replacement reserves, subject to a cap of $21,281. In the event that an event of default is occurring or a Cash Trap Period (as defined below) is in effect, the 10 Java Street Borrower is required to deposit monthly escrows of (i) 1/12 of the amount necessary to pay real estate taxes over the succeeding 12-month period, provided that if the 10 Java Street Borrower provides the lender with acceptable evidence that the 10 Java Street Borrower has timely paid real estate taxes and there is no event of default or Cash Trap Period, monthly escrows are not required and (ii) 1/12 of the amount necessary to pay insurance premiums over the succeeding 12-month period, provided that if the 10 Java Street Property is insured under an acceptable blanket insurance policy, monthly escrows are not required, provided the 10 Java Street Borrower delivers acceptable evidence to the lender that such blanket policy is in effect and there is no event of default or Cash Trap Period.

Lockbox and Cash Management. The 10 Java Street Mortgage Loan is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep will be required during the continuation of a Cash Trap Period.

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default under the 10 Java Street Mortgage Loan, (ii) the filing of a bankruptcy or insolvency proceeding by or against the 10 Java Street Borrower, guarantor or property manager, (iii) a Cine Magic Cash Trap Period (as defined below)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

8-48 Java Street and 11-33 Kent Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 8 10 Java Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 26.6% 1.59x 7.0%

or (iv) the failure by the 10 Java Street Borrower, after the end of one calendar quarter, to maintain a debt service coverage ratio of at least 1.30x. A Cash Trap Period will terminate upon (i) the lender giving notice to the 10 Java Street Borrower and clearing bank that the Cash Trap Period has ended and, with regard to clause (i) above, the event of default being cured and no other event of default continuing, in regard to clause (ii) above, with respect to a bankruptcy action by or against property manager only, the 10 Java Street Borrower replacing the manager with a qualified manager under an acceptable replacement management agreement, in regard to clause (iii) above, such Cine Magic Cash Trap Period having terminated and no other Cash Trap Period then existing, or in regard to clause (iv) above, the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters and no other Cash Trap Period then being in effect or event that would trigger another Cash Trap Period has occurred.

A “Cine Magic Cash Trap Period” will commence on the earliest to occur of (i) twelve months prior to the then current expiration date of the Cine Magic leases, (ii) the date by which Cine Magic is required to exercise its next occurring renewal option under the applicable terms of the related Cine Magic lease, (iii) the date that Cine Magic becomes a debtor in any bankruptcy or insolvency proceeding, (iv) the date that Cine Magic vacates, surrenders or “goes dark” at the 10 Java Street Property, (v) the date upon which Cine Magic terminates the Cine Magic leases or delivers written notice or otherwise indicates its intention to terminate the Cine Magic leases or (vi) the date that Cine Magic causes a monetary or material non-monetary default under the Cine Magic leases.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 10 Java Street Mortgage Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $8,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

MANHATTAN
Upper East Side
Yorkville
Lenox Hill
Lexington Towers
160 East 88th Street
New York, NY 10028
Yorkshire Towers
305 East 86th Street
New York, NY 10028
North Meadow
East Meadow
97th St. Transverse
Jacqueline Kennedy Onassis Reservoir
85th St. Transverse
CENTRAL PARK
Great Lawn
Turtle Pond
79th St. Transverse
Conservatory Pond
Boat House
Bethesda Fountain
Terrace Dr.
Rumsey Playfield
The Mall
East Green
East Dr.
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper-Hewitt Museum
Natl. Academy Museum & School
Guggenheim Museum
#4 Most Visited Museum
1 Million Visitors Per Year
0.2 mi from Lexington Towers
Morton Williams Supermarkets
Neue Galerie
Ristorante Morini
Metropolitan Museum of Art
#1 Most Visited Museum
5 Million Visitors Per Year
0.5 mi from Lexington Towers
Loyola School
Ramaz Lower School
The Dalton School
New York Society Library
Lenox Hill Hospital
Whitney Museum of American Art
Vince
Emerging Image
Frick Collection
Chloé
Cartier
Prada
Asia Society
Hunter College
Pioneer Supermarket
Key Food
Kings Pharmacy
Synergy Fitness Clubs
CVS pharmacy
GRISTEDES
Milano Market
Pye Boat Noodle
Ichiro
Maison Kayser
Pure Yoga
Sweetgreen
Jacques
Thai @ Lex
Jodi's Gym
The Simone
Eli's Market
Marymount Manhattan College
Luigi's Pizzeria
Shorty's
Tal Bagels
Sacred Heart Gym
My Gym Upper East
Spice Upper East Side
Sushi of Gari
The Meatball Shop
DAGOSTINO
Gracie Mansion
0.5 mi from Yorkshire Towers
Carl Schurz Park
The Chapin School
Brearley School
John Jay Park
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
East River
FDR Drive
Madison Ave.
5th Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
METRO NORTH
E 101st St.
E 100th St.
E. 99th St.
E. 98th St.
E. 97th St.
E. 96th St.
E. 95th St.
E. 94th St.
E. 93rd St.
E. 92nd St.
E. 91st St.
E. 90th St.
E. 89th St.
E. 88th St.
E. 87th St.
E. 86th St.
E. 85th St.
E. 84th St.
E. 83rd St.
E. 82nd St.
E. 81st St.
E. 80th St.
E. 79th St.
E. 78th St.
E. 77th St.
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
96TH ST/ LEXINGTON
86TH ST/ LEXINGTON
86TH ST
77TH ST/ LEXINGTON
72ND ST
68TH ST/ HUNTER COLLEGE
GRAND CENTRAL TERMINAL (10 min. from properties)
ROCKEFELLER CENTER (10 min. from properties)
MTA BUS M98, M101, M102, M103
MTA BUS M15, M15+
MTA BUS M86+
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
Hudson River
BRONX
Washington Heights
Harlem
East Harlem
Central Park
Upper West Side
Upper East Side
West Side
East Side
Midtown
Chelsea
QUEENS
Astoria
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg
East River
LaGuardia Airport

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	New York, NY 10028
				General Property Type:	Multifamily
Original Balance(1):	$25,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	[ ]%			Year Built/Renovated:	Various/2014-2017
Loan Purpose:	Refinance			Size:	827 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$241,838
Mortgage Rate:	2.7400%			Maturity Date Balance per Unit(1):	$241,838
Note Date:	10/3/2017			Property Manager:	Jumeaux Management LLC (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (28); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI(5):	$23,948,124
Additional Debt Type(2):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1):	12.0%
Additional Debt Balance(2):	$175,000,000/$200,000,000/$150,000,000			UW NOI Debt Yield at Maturity(1):	12.0%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	4.28x
Reserves(3)				Most Recent NOI(5):	$12,322,089 (6/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$9,556,571 (12/31/2016)
RE Tax:	$2,724,408	$681,102	N/A	3rd Most Recent NOI:	$10,053,207 (12/31/2015)
Insurance:	$89,787	$29,929	N/A	Most Recent Occupancy:	92.0% (9/24/2017)
Replacements:	$0	$11,369	(3)	2nd Most Recent Occupancy:	78.7% (12/31/2016)
TI/LC:	$0	$12,640	N/A	3rd Most Recent Occupancy:	67.0% (12/31/2015)
Debt Service Shortfall:	$2,000,000	$0	N/A	Appraised Value (as of)(6):	$890,000,000 (8/15/2017)
Renovation/Tenant Buyout:	$3,500,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	22.5%
Holdback Reserve Funds(4):	$4,102,064	$0	N/A	Maturity Date LTV Ratio(1)(6):	22.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$400,000,000	72.7%	Loan Payoff:	$394,073,271	71.6%
Mezzanine Loans(1):	$150,000,000	27.3%	Reserves:	$12,416,259	2.3%
			Closing Costs:	$19,423,650	3.5%
			Return of Equity:	$124,086,820	22.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Yorkshire & Lexington Towers Mortgage Loan (as defined below) is part of the Yorkshire & Lexington Towers Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 and one subordinate promissory note with an original principal balance of $200,000,000. The Yorkshire & Lexington Towers Whole Loan is accompanied by the Yorkshire & Lexington Towers Mezzanine Loans (as defined below) with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Yorkshire & Lexington Towers Senior Loan (as defined below), without regard to the Yorkshire & Lexington Towers Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan is $483,676, $483,676, 6.0%, 6.0%, 1.68x, 44.9% and 44.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans are $665,054, $665,054, 4.4%, 4.4%, 1.04x, 61.8% and 61.8%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Represents amount deposited upfront at origination. As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower (as defined below) from the holdback reserve funds account.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the September 24, 2017 rent roll of 92.0%, compared to occupancy of 83.6% as of June 30, 2017. See “Cash Flow Analysis” table below for further discussion of the Yorkshire & Lexington Towers Properties’ (as defined below) operating performance. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

(6)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate “as-is” appraised value of the Yorkshire & Lexington Towers Properties of $890.0 million, as of August 15, 2017. The appraisal concluded an aggregate “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $1.03 billion as of September 1, 2020. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 19.4% and 19.4%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 38.8% and 38.8%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 53.4% and 53.4%, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

The Mortgage Loan. The ninth largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) evidenced by nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and by one subordinate companion note with an original principal balance of $200,000,000 (the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interest in a two-property, 827-unit high rise multifamily portfolio located at 305 East 86th Street (the “Yorkshire Towers Property”) and 160 East 88th Street (the “Lexington Towers Property”) in New York, New York (collectively, the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Whole Loan was co-originated by UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Natixis Real Estate Capital LLC (“Natixis”). Promissory Notes A-6 and A-8-1, with an aggregate original principal balance of $25,000,000, represent the Yorkshire & Lexington Towers Mortgage Loan and will be included in the CCUBS 2017-C1 Trust. Promissory Notes A-1, A-2 and A-3, with an aggregate original principal balance of $80,000,000, are currently held by Natixis, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Note A-4, with an original principal balance of $40,000,000, is expected to be contributed to the UBS 2017-C5 Trust. Promissory Notes A-5, A-7 and A-8-2, with an aggregate original principal balance of $55,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Yorkshire & Lexington Towers Subordinate Companion Loan is held by Natixis, but may be otherwise transferred at any time. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Yorkshire & Lexington Towers Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Yorkshire & Lexington Towers Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	Natixis	No
Note A-2	$20,000,000	$20,000,000	Natixis	No
Note A-3	$20,000,000	$20,000,000	Natixis	No
Note A-4	$40,000,000	$40,000,000	UBS 2017-C5(1)	No
Note A-5	$40,000,000	$40,000,000	UBS AG	No
Note A-6	$20,000,000	$20,000,000	CCUBS 2017-C1	No
Note A-7	$10,000,000	$10,000,000	UBS AG	No
Note A-8-1	$5,000,000	$5,000,000	CCUBS 2017-C1	No
Note A-8-2	$5,000,000	$5,000,000	UBS AG	No
Yorkshire & Lexington Towers Subordinate Companion Loan	$200,000,000	$200,000,000	Natixis	Yes
Total	$400,000,000	$400,000,000

(1)	Promissory Note A-4 is expected to be contributed to the UBS 2017-C5 Trust.

The proceeds of the Yorkshire & Lexington Towers Whole Loan, together with two mezzanine loans with an aggregate original principal balance of $150,000,000 (collectively, the “Yorkshire & Lexington Towers Mezzanine Loans”), were used to refinance the Yorkshire & Lexington Towers Properties, fund reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 827 units.

(2)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

(3)	Based on the UW NOI of $23,948,124.

(4)	Based on UW NCF of $23,764,985 and the coupon of 2.74000% on the Yorkshire & Lexington Towers Senior Loan, 4.25000% on the Yorkshire & Lexington Towers Subordinate Companion Loan, 5.45215% on the Yorkshire & Lexington Towers Mezzanine A Loan and 6.50000% on the Yorkshire & Lexington Towers Mezzanine B Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $890.0 million, less total debt of $550.0 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

The Borrowers and the Borrower Sponsors. The borrowers are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC (collectively, the “Yorkshire & Lexington Towers Borrower”), five tenants-in-common, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The nonrecourse carve-out guarantors of the Yorkshire & Lexington Towers Whole Loan are Jacob Chetrit and Laurence Gluck (collectively, the “Yorkshire & Lexington Towers Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group LLC, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Yorkshire & Lexington Towers Whole Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Yorkshire & Lexington Towers Borrower Sponsors”).

The Properties. The following table represents each property comprising the Yorkshire & Lexington Towers Properties by descending Allocated Cut-off Date Loan Amount:

Yorkshire & Lexington Towers Properties Summary
Property Name	Allocated Cut-off Date Loan Amount(1)	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	No. of Units(2)	No. of Free Market Units(2)	No. of Rent Stabilized Units(2)	Avg. Unit Size (SF)	Occupancy(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(1)
Yorkshire Towers	$167,400,000	83.7%	1964/2014-2017	690	448	242	895	93.0%	$745,000,000	22.5%
Lexington Towers	$32,600,000	16.3%	1963/2014-2017	137	65	72	841	86.9%	$145,000,000	22.5%
Total/Wtd. Avg.	$200,000,000	100.0%		827	513	314	886	92.0%	$890,000,000	22.5%

(1)	Based on the Yorkshire & Lexington Towers Senior Loan amount.

(2)	Information is based on the underwritten rent roll.

(3)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

Yorkshire Towers Property. The Yorkshire Towers Property is a 21-story apartment building situated on the northeast corner of East 86th Street and Second Avenue within the Upper East Side of Manhattan totaling 674,399 net rentable SF, which is comprised of 690 residential units including five employee/management units (617,810 SF, 91.6% of property NRA), five commercial units (23,589 SF, 3.5% of property NRA) and a 168-space parking garage (33,000 SF, 4.9% of property NRA) leased to a local parking operator. Situated on a 1.45-acre site, the Yorkshire Towers Property was constructed in 1964 and recently renovated from 2014 to 2017. The five commercial units include a CVS (19,813 SF), two doctor’s offices (2,399 SF), a dry cleaners (762 SF) and a vacant unit (615 SF). The Yorkshire Towers Property residential unit mix includes 96 studios, 328 one-bedroom units, 208 two-bedroom units, 57 three-bedroom units, and one four-bedroom unit, with an average unit size of 895 SF. There are 448 free market units (64.9% of residential units) totaling 392,652 SF, or 876 SF per unit, and 242 rent stabilized units (35.1% of residential units) totaling 225,158 SF, or 930 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 89.3% occupied, respectively.

The Yorkshire Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a health club including a fitness center, heated indoor swimming pool, men’s and women’s locker rooms with saunas and indoor children’s playroom, storage units, resident lounge, outdoor landscaped terrace, security cameras throughout, valet service, on-site surface parking, and 24/7 doorman. All units feature nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, marble countertop kitchens, Bosch stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

Prior ownership completed approximately $14.3 million ($20,761 per unit) in renovations at the Yorkshire Towers Property, which included installation of new cooling towers, electrical updates, local law 11 repairs, and the conversion of the boilers to a dual-fired system. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $16.4 million ($23,806 per unit) towards capital improvements at the Yorkshire Towers Property, for a cumulative total of approximately $30.7 million ($44,567 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, retail space, gym and pool, updating the main entrance, installing new elevator cabs, and completing numerous apartment renovations. A total of 63 rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately 23 units per annum. The upgrades have averaged approximately $75,000 per unit.

Lexington Towers Property. The Lexington Towers Property is a 15-story apartment building situated on the southeast corner of East 88th Street and Lexington Avenue within the Upper East Side of Manhattan totaling 132,938 net rentable SF, which is comprised of 137 residential units including one employee unit (115,188 SF, 86.6% of property NRA), seven commercial units (8,864 SF, 6.7% of property NRA) and a 36-space parking garage (8,886 SF, 6.7% of property NRA) leased to a local parking operator. Situated on a 0.31-acre site, the Lexington Towers Property was constructed in 1963 and renovated from 2014 to 2017. The seven commercial units include a Le Pain Quotidien (2,714 SF), a doctor’s office (1,320 SF), a nail salon and spa (1,220 SF), a clothing store (913 SF) and three vacant units (2,697 SF). The Lexington Towers Property residential unit mix includes 43 studios, 70 one-bedroom units, 16 two-bedroom units, seven three-bedroom units, and one four-bedroom unit, with an average unit size of 841 SF. There are 65 free market units (47.4% of residential units) totaling 54,948 SF, or 845 SF per unit, and 72 rent stabilized units (52.6% of residential units) totaling 60,240 SF, or 837 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 72.3% occupied, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

The Lexington Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a newly renovated fitness center, security cameras throughout, on-site surface parking, and 24/7 doorman. All units feature hardwood floors, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

The prior owners completed approximately $2.9 million ($21,081 per unit) in renovations at the Lexington Towers Property, which included boiler and chiller replacement, local law 11 repairs, installation of security cameras, electrical upgrades, condensate pipe relining, and modernization of the elevators. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $3.3 million ($24,323 per unit) towards capital improvements at the Lexington Towers Property, for a cumulative total of approximately $6.2 million ($45,404 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, a newly constructed fitness center, updating the main entrance, and completing apartment renovations. A total of six rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately two units per annum. The upgrades have averaged approximately $75,000 per unit.

Going forward, the Yorkshire & Lexington Towers Borrower Sponsors have indicated that they intend to reconfigure unit layouts at the Yorkshire & Lexington Towers Properties into more efficient floorplans, modernize dated units through renovation as they become available, and convert rent stabilized units to free market units. At loan origination, $3.5 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan origination in the amount of $2.0 million that will be available to be used solely for renovations and tenant buyouts if the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

The tables below show the apartment mix at the Yorkshire & Lexington Towers Properties:

Yorkshire & Lexington Towers Properties Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	139	16.8%	571	93.5%	55	100.0%	$1,750	84	89.3%	$2,903	$3,468
1 BR / 1 BA	389	47.0%	786	93.6%	161	100.0%	$1,858	228	89.0%	$3,897	$4,775
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,291
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,333
2 BR / 1.5 BA	4	0.5%	905	100.0%	1	100.0%	$2,687	3	100.0%	$5,133	$5,500
2 BR / 2 BA	216	26.1%	1,120	92.6%	84	100.0%	$2,367	132	87.9%	$5,072	$6,808
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,692
3 BR / 2 BA	59	7.1%	1,344	79.7%	9	100.0%	$3,089	50	76.0%	$7,580	$8,165
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$8,033
3 BR / 3 BA	3	0.4%	1,216	100.0%	0	NAP	NAP	3	100.0%	$7,633	$7,387
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,516
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,481
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,593
Total/Wtd. Avg.	827	100.0%	886	92.0%	314	100.0%	$2,020	513	87.1%	$4,443	$5,386

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

Yorkshire Towers Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	96	11.6%	546	97.9%	31	100.0%	$1,699	65	96.9%	$2,862	$3,299
1 BR / 1 BA	328	39.7%	785	94.5%	129	100.0%	$1,860	199	91.0%	$3,889	$4,744
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,303
2 BR / 1.5 BA	1	0.1%	815	100.0%	0	NAP	NAP	1	100.0%	$4,250	$4,924
2 BR / 2 BA	203	24.5%	1,112	92.6%	75	100.0%	$2,381	128	88.3%	$5,101	$6,716
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,649
3 BR / 2 BA	53	6.4%	1,337	77.4%	7	100.0%	$2,915	46	73.9%	$7,362	$8,077
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$7,987
3 BR / 3 BA	2	0.2%	1,168	100.0%	0	NAP	NAP	2	100.0%	$7,200	$7,057
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,474
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,422
Total/Wtd. Avg.	690	83.4%	895	93.0%	242	100.0%	$2,031	448	89.3%	$4,422	$5,410

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

Lexington Towers Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	43	5.2%	626	83.7%	24	100.0%	$1,816	19	63.2%	$3,114	$3,913
1 BR / 1 BA	61	7.4%	789	88.5%	32	100.0%	$1,849	29	75.9%	$3,961	$4,932
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,471
2 BR / 1.5 BA	3	0.4%	935	100.0%	1	100.0%	$2,687	2	100.0%	$5,575	$5,846
2 BR / 2 BA	13	1.6%	1,258	92.3%	9	100.0%	$2,252	4	75.0%	$3,950	$7,862
3 BR / 2 BA	6	0.7%	1,405	100.0%	2	100.0%	$3,700	4	100.0%	$9,433	$8,781
3 BR / 3 BA	1	0.1%	1,311	100.0%	0	NAP	NAP	1	100.0%	$8,500	$8,194
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,925
Total/Wtd. Avg.	137	16.6%	841	86.9%	72	100.0%	$1,980	65	72.3%	$4,625	$5,255

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood of New York, New York. The Upper East Side neighborhood is bordered by Central Park and the East River and stretches from 59th to 96th Streets and is home to some of New York’s oldest cultural institutions, including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of the City of New York, the Whitney Museum of American Art and the Frick Collection, as well as upscale retailers and Michelin-starred restaurants. The Yorkshire Towers Property and Lexington Towers Property are located approximately five blocks and three blocks away from Central Park, respectively, and three blocks and five blocks away from Carl Shurz Park, respectively. The Yorkshire & Lexington Towers Properties are within two blocks of Whole Foods and Fairway Market and are located near a variety of retail stores including Gap, Urban Outfitters, Banana Republic, LOFT, CVS, Duane Reade, Best Buy, Modell’s Sporting Goods, Petco, East 86th Street Cinema and AMC Lowes Orpheum 7. Both private and public schools are located throughout the Upper East Side neighborhood, adding to the area’s attraction to families. In addition, the Upper East Side is home to several hospitals including Mount Sinai, Lenox Hill, Memorial Sloan-Kettering Cancer Center, Metropolitan, Gracie Square Hospital, Manhattan Eye, Ear and Throat, and Doctors Hospital.

The Yorkshire & Lexington Towers Properties are served by numerous transportation options via the 4, 5 and 6 subway lines as well as the Q subway line, New York City’s newest subway line extension along Second Avenue, with a station situated at East 86th Street on the corner of the Yorkshire Towers Property and approximately two blocks from the Lexington Towers Property, with connections to the F subway line at East 63rd Street. In addition, the M1, M2, M3 and M4 buses along East 86th Street, providing north/south service to upper and lower Manhattan, while the M72 and M79 buses provide crosstown service to the west side of Manhattan. Metro-North at Grand Central Terminal and the 125th Street Station connect the Upper East Side to locations outside of Manhattan. Additional access to the Yorkshire & Lexington Towers Properties is provided by Park Avenue (within three blocks to the west), a north/south thoroughfare that runs parallel to Madison Avenue to the west and Lexington Avenue to the east, and the Franklin D. Roosevelt East River Drive (within five blocks to the east), a freeway-standard parkway that begins north of the Battery Park Underpass at South and Broad Streets and runs along the entire length of the East River to the Triborough Bridge connecting with Harlem River Drive.

According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Yorkshire Towers Property is 223,511, 1,227,080, and 2,936,240, respectively, and $168,900, $129,618, and $108,388, respectively. According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Lexington Towers Property is 239,420, 1,234,297, and 2,884,223, respectively, and $165,737, $129,064, and $108,766, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. According to a third party market research report, the Yorkshire & Lexington Towers Properties are located in the Upper East Side apartment submarket, which exhibited an effective rent of $4,247 per unit and a vacancy rate of 2.3%, as of the second quarter of 2017. There are 452 units scheduled to be delivered to the Upper East Side submarket over the next four years.

Comparable rental properties to the Yorkshire & Lexington Towers Properties are shown in the table below:

Yorkshire & Lexington Towers Properties Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Yorkshire Towers Property 305 East 86th Street New York, NY	1964/2014-2017	93.0%(2)	690(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	546 781 1,025 1,275 1,725	$2,880 $3,975 $5,357 $7,414 $10,300
Lexington Towers Property 160 East 88th Street New York, NY	1963/2014-2017	86.9%(2)	137(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	610 820 1,089 1,408 1,908	$3,321 $4,420 $5,199 $9,246 $14,000
Gracehouse 1571-1597 Second Avenue New York, NY	1963/N/A	100.0%	177	Studio One Bedroom Two Bedroom Three Bedroom	500 650 1,000 1,159	$2,502 $2,802 $3,803 $5,505
The Wimbledon 200 East 82nd Street New York, NY	1980/N/A	98.7%	231	Studio One Bedroom Two Bedroom Three Bedroom	480 799 985 1,742	$3,445 $4,982 $6,875 $12,143
Adams Tower 351-355 East 84th Street New York, NY	1970/N/A	98.4%	184	One Bedroom Two Bedroom Three Bedroom	922 1,250 1,600	$4,227 $6,548 $8,971
Strathmore 400 East 84th Street New York, NY	1996/N/A	96.6%	180	One Bedroom Two Bedroom Three Bedroom	740 1,207 1,658	$4,688 $7,926 $11,153
The Ventura 240 East 86th Street New York, NY	1999/N/A	98.0%	246	Studio One Bedroom Two Bedroom Three Bedroom	534 723 1,044 1,293	$3,491 $4,602 $7,238 $8,645
Claridge House 201 East 87th Street New York, NY	1975/N/A	97.8%	402	Studio One Bedroom Two Bedroom Three Bedroom	500 600 1,100 1,200	$3,035 $3,695 $5,751 $8,349
The Colorado 201 East 86th Street New York, NY	1987/N/A	N/A	187	Studio One Bedroom Two Bedroom Three Bedroom	450 663 959 1,277	$2,696 $3,383 $6,493 $10,707

Source: Appraisal

(1)	Avg. Unit Size (SF) and Avg. Monthly Rent per Unit for the Yorkshire & Lexington Towers Properties are based on the underwritten rent roll and only include the 448 free market units, exclusive of the 242 rent stabilized units for the Yorkshire Towers Property and 65 free market units, exclusive of the 72 rent stabilized units for the Lexington Towers Property.

(2)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Yorkshire & Lexington Towers Properties:

Cash Flow Analysis
	2014(1)	2015	2016	6/30/2017 TTM	UW	Appraisal Stabilized Year 4(2)	Stabilized UW Year 4(3)	UW Per Unit
Gross Potential Rent(4)(5)	N/A	$18,619,740	$20,916,142	$23,920,451	$35,873,277	$44,649,193	$44,808,378	$43,378
Total Other Income(6)	N/A	$4,492,920	$3,013,861	$3,183,115	$7,284,878	$7,318,294	$7,239,421	$8,809
Less Vacancy & Concessions(7)	N/A	($180,604)	($1,647,218)	($1,639,254)	($5,074,133)	($1,705,390)	($1,344,251)	($6,136)
Effective Gross Income	N/A	$22,932,055	$22,282,785	$25,464,312	$38,084,023	$50,262,097	$50,703,547	$46,051
Total Operating Expenses	N/A	$12,878,848	$12,726,214	$13,142,223	$14,135,899	$16,235,888	$16,576,405	$17,093
Net Operating Income	N/A	$10,053,207	$9,556,571	$12,322,089	$23,948,124	$34,026,209	$34,127,142	$28,958
Capital Expenditures	N/A	$0	$0	$0	$183,139	$263,191	$183,139	$221
Net Cash Flow	N/A	$10,053,207	$9,556,571	$12,322,089	$23,764,985	$33,763,018	$33,944,003	$28,736

Occupancy %	N/A	67.0%	78.7%	83.6%	92.0%(5)	96.2%	97.0%
NOI DSCR(8)	N/A	1.81x	1.72x	2.22x	4.31x	6.12x	6.14x
NCF DSCR(8)	N/A	1.81x	1.72x	2.22x	4.28x	6.08x	6.11x
NOI Debt Yield(8)	N/A	5.0%	4.8%	6.2%	12.0%	17.0%	17.1%
NCF Debt Yield(8)	N/A	5.0%	4.8%	6.2%	11.9%	16.9%	17.0%

(1)	The Yorkshire & Lexington Towers Properties were acquired in 2014. As such, historical information is not available.

(2)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for September 1, 2020 to September 1, 2021 under the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, stabilized occupancy rate of 97.0%, real estate tax expenses at 5.75% annually, and operating expenses growing at 3.5% annually.

(3)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, rent-regulated units are converted to free market status at a rate of 10% per annum (32 units in the first year and 220 units over holding period), stabilized occupancy rate of 97.0%, rent regulated units are converted to free market status at a recapture rate of 10% per annum (25 units for Year 1 and 170 units over the holding period at the Yorkshire Towers Property and seven units for Year 1 and 50 units over the holding period at the Lexington Towers Property), real estate tax expenses growing at 5.75% annually at the Yorkshire Towers Property and 8.00% annually at the Lexington Towers Property, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(4)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units over the last 35 months ending August 2017 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with new finishes.

(5)	UW Gross Potential Rent is underwritten to the September 24, 2017 rent roll, which reflects physical occupancy of 92.0% and includes the gross up of vacant space based on the appraisal’s concluded market rents of $4,683,815 and credit loss of ($253,990). UW Gross Potential Rent excludes four management units and two employee units with assumed rental rates of $1 per month.

(6)	Total Other Income includes contractual rent paid by the laundry operator of $234,000 at the Yorkshire & Lexington Towers Properties, contractual rent paid by six commercial tenants at the Yorkshire Towers Property of $5,278,134, contractual rent paid by six commercial tenants at the Lexington Towers Property of $1,127,432, eight storage leases at the Yorkshire Towers Property of $12,000, straight-line rent of $414,930 for CVS Pharmacy at the Yorkshire Towers Property and other non-rental income such as late fees, and pet fees. Total Other Rental Income was lower in 2015, 2016, and 6/30/2017 TTM primarily due to the CVS Pharmacy lease commencing May 2017 and A&P, a previous retail tenant, vacating in 2015.

(7)	Vacancy & Concessions increased in 2016 over 2015 due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(8)	Debt service coverage ratios and debt yields are based on the Yorkshire & Lexington Towers Senior Loan.

Escrows and Reserves. The Yorkshire & Lexington Towers Borrower deposited $2,724,408 upfront in escrow for annual real estate taxes, $89,787 upfront in escrow for annual insurance premiums, $2,000,000 upfront for debt service, $3,500,000 upfront for unit renovations and tenant buyouts relating to renovations to residential units in connection with the deregulation of such units from rent regulatory laws and units not subject to rent regulation laws, and $4,102,064 upfront for the holdback reserve funds. The Yorkshire & Lexington Towers Borrower will be required to escrow monthly (a) 1/12 of the annual estimated tax payments, (b) 1/12 of the annual estimated insurance premiums, (c) 1/12 of $0.15 PSF of retail and garage space (excluding CVS so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods) for commercial replacement reserves, (d) 1/12 of $250 per free market residential unit for residential replacement reserves subject to a cap calculated on a quarterly basis equal to the product of (x) $750 and (y) the number of free market residential units at the Yorkshire & Lexington Towers Properties at the time of calculation, and (e) $1.00 PSF of retail space (excluding garage space and CVS (with respect to CVS, so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods)) for tenant improvements and leasing commissions.

During any period that amounts on deposit in the holdback reserve funds exceed an amount equal to five times the difference of (x) $38,000,000 and (y) the gross income from operations of the Yorkshire & Lexington Towers Properties, in the aggregate, at the time of calculation (the “Holdback Threshold Amount”), and provided that no event of default has occurred or is continuing, funds on deposit in the holdback reserve funds in excess of the Holdback Threshold Amount, if any, will be (i) during a Cash Management Trigger Event (as defined below), transferred to the cash management account or (ii) returned to the Yorkshire & Lexington Towers Borrower. The lenders will not be required to disburse holdback reserve funds more than once each calendar month and each disbursement must be at least $250,000 (or a lesser amount if the total remaining balance in the holdback reserve funds is less than $250,000, in which case only one disbursement of the amount remaining in the holdback reserve funds will be made). As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower from the holdback reserve funds account.

Provided that no event of default has occurred or is continuing, the Yorkshire & Lexington Towers Borrower may, upon written request to the lenders made at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment due under the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans, provided that the Yorkshire & Lexington Towers Borrower delivers, among other conditions detailed in the loan documents, evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

Loans) based on the trailing twelve-month period of greater than 1.10x (the “Debt Service Shortfall Reserve Transfer Date”), all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $500,000, the Yorkshire & Lexington Towers Borrower is required to deposit with the lenders an additional amount necessary to achieve a balance of at least $1,000,000. After November 6, 2019, the Yorkshire & Lexington Towers Borrower may request a portion of the funds in the renovation and tenant buyout reserve (subject to a cap) be disbursed for replacements (subject to the conditions for disbursement of funds from the commercial replacement reserve and/or residential replacement reserve, as applicable).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Yorkshire & Lexington Towers Whole Loan; provided, however, that a hard lockbox is in place with respect to the commercial tenants. The Yorkshire & Lexington Towers Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Yorkshire & Lexington Towers Whole Loan, all funds in the lockbox account will be disbursed to the Yorkshire & Lexington Towers Borrower.

During the continuance of a Cash Management Trigger Event for the Yorkshire & Lexington Towers Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Yorkshire & Lexington Towers Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lenders together with other amounts incurred by the Yorkshire & Lexington Towers Borrower in connection with the operation and maintenance of the Yorkshire & Lexington Towers Properties, to pay debt service on the Yorkshire & Lexington Towers Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lenders as additional security for the Yorkshire & Lexington Towers Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that no event of default under the Yorkshire & Lexington Towers Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Yorkshire & Lexington Towers Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, (iii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, (iv) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x (the “DSCR Cash Management Trigger Event Threshold”), or (v) any indictment for fraud or misappropriation of funds by the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and the lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, in regard to clause (iv) above, (a) the date the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period is greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (b) the Yorkshire & Lexington Towers Borrower delivers to the lenders the DSCR Trigger Cure Deposit (as defined below) (collectively, the “DSCR Cure Event”), or in regard to clause (v) above, the dismissal of the related indictment for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents.

A “DSCR Trigger Cure Deposit” means a deposit with the lenders in the form of cash or a letter of credit equal to (A) an amount that if used to repay the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, pro-rata, results in a debt service coverage ratio greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (B) the positive difference between (x) the amount of net operating income necessary to achieve a debt service coverage ratio over a twelve month period equal to the DSCR Cash Management Trigger Event Threshold and (y) the lesser of (i) the amount of net operating income necessary to achieve a debt service coverage ratio of 1.00x and (ii) the net operating income over a twelve month period.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or (iii) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or in regard to clause (iii) above, a DSCR Cure Event.

Additional Secured Indebtedness (not including trade debts). In addition to the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Properties also secure the other notes that comprise the Yorkshire & Lexington Towers Senior Loan, which have an aggregate Cut-off Date principal balance of $175,000,000, and the Yorkshire & Lexington Towers Subordinate Companion Loan, which has a Cut-off Date principal balance of $200,000,000. The Yorkshire & Lexington Towers Subordinate Companion Loan is coterminous with the Yorkshire & Lexington Towers Senior Loan and accrues interest at 4.2500% per annum. The Yorkshire & Lexington Towers Mortgage Loan along with the other notes that comprise the Yorkshire & Lexington Towers Senior Loan are each pari passu in right of payment and the Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan. The holders of the Yorkshire & Lexington Towers Mortgage Loan, the other notes that comprise the Yorkshire & Lexington Towers Senior Loan and the Yorkshire & Lexington Towers Subordinate Companion Loan have entered into a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Various New York, NY 10028	Collateral Asset Summary – Loan No. 9 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 22.5% 4.28x 12.0%

co-lender agreement which sets forth the allocation of collections on the Yorkshire & Lexington Towers Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Yorkshire & Lexington Towers Mezzanine Loans refer to two mezzanine loans, with an aggregate original principal amount of $150,000,000, which funded concurrently with the funding of the Yorkshire & Lexington Towers Mortgage Loan. The Mezzanine A loan has an original principal amount of $105,000,000, and accrues interest at a rate of 5.45215% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $45,000,000, and accrues interest at a rate of 6.50000% per annum. The Yorkshire & Lexington Towers Mezzanine Loans are co-terminus with the Yorkshire & Lexington Towers Whole Loan and are interest-only for their full terms. The Yorkshire & Lexington Towers Mezzanine Loans are currently held by Natixis, and are expected to be sold to one or more third party investors. The Yorkshire & Lexington Towers Mezzanine Loans and the Yorkshire & Lexington Towers Whole Loan are subject to an intercreditor agreement between the Yorkshire & Lexington Towers Mezzanine Loans lenders and the Yorkshire & Lexington Towers Whole Loan lenders. The Yorkshire & Lexington Towers Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Yorkshire & Lexington Towers Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$105,000,000	5.45215%	60	0	60	1.19x	4.7%	56.7%
$45,000,000	6.50000%	60	0	60	1.04x	4.4%	61.8%

Release of Property. The Yorkshire & Lexington Towers Borrower may obtain the release of the Lexington Towers Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Yorkshire & Lexington Towers Borrower pays an amount equal to the greater of (a) 125% of the allocated loan amount (identified in the “Yorkshire & Lexington Towers Properties Summary” chart above) and (b) the net sales proceeds applicable to Lexington Towers Property, (iii) the debt service coverage ratio with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 1.05x and (b) the debt service coverage ratio immediately preceding the release of the Lexington Towers Property, (iv) the debt yield with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 4.4% and (b) the debt yield immediately preceding the release of the Lexington Towers Property and (v) the loan-to-value ratio with respect to the remaining Yorkshire Towers Property is no greater than the lesser of (a) 61.8% and (b) the loan-to-value ratio immediately preceding the release of the Lexington Towers Property.

Terrorism Insurance. The Yorkshire & Lexington Towers Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

Headquarters Plaza – North Tower

Floor					
14	Chartwell Consulting Group, Inc. 16,500 SF Exp. 8/2021				
12	Chartwell Consulting Group, Inc. 16,500 SF Exp. 8/2021				
11	State of NJ – Morris County Judges 15,218 SF Exp. 9/2021				
10	COLAS, Inc. 16,500 SF Exp. 8/2027				
9	Rockefeller Group Development Corp. 7,098 SF Exp. 10/2020	Houston International Insurance Group 3,576 SF Exp. 1/2020	Houston International Insurance Group 5,826 SF Exp. 1/2020		
8	Avison Young 16,500 SF Exp. 3/2020				
7	Datapositive, LLC aba Revolution Digital 6,282 SF Exp. 3/2022	KMK Consulting Inc 10,218 SF Exp. 3/2020			
6	Graham, Curtin & Sheridan, P.A. 16,500 SF Exp. 6/2022				
5	Graham, Curtin & Sheridan, P.A. 16,500 SF Exp. 6/2022				
4	Upsher - Smith Laboratories, Inc. 8,049 SF Exp. 1/2024	Atradius Trade Credit Insurance, Inc. 2,530 SF Exp. 1/2022	Vacant 2,455 SF	Vacant 2,466 SF	Vacant 1,000 SF
3	Chartwell Consulting Group, Inc. 16,500 SF Exp. 8/2021				
2	Vacant 2,911 SF	P.L. Thomas & Co., Inc. 9,830 SF Exp. 10/2020	Cross River Fiber LLC 3,759 SF Exp. 10/2022		
1	State of New Jersey – Department of Treasury 3,927 SF Exp. 9/2021	The Hertz Corporation 1,800 SF Exp. 9/2019			

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

Headquarters Plaza
1,2,3 and 4 Speedwell Avenue
Morristown, NJ 07960
Mount Arlington
Rockaway Township
Rockaway Townsquare
White Meadow Lake
Cedar Lake
Boonton
BOONTON
Tourne Park
Rockaway River Country Club
Wharton
St. Clare's Hospital-Dover Campus
Rockaway
Denville
DENVILLE
Mountain Lakes
MOUNTAIN LAKES
BOONTON LINE
Dover
DOVER
NJ TRANSIT
MONTCLAIR-
Boonton Reservoir
Hedden County Park
Kenvil
Randolph Ave
Canfield Ave
MOUNT TABOR
Pleasant Ave
County College of Morris
Sussex Tpke
Randolph
Lake Parsippany
Parsippany-Troy Hills
James Andrews Memorial Park
Millbrook Ave
Morris Plains
MORRISTOWN LINE
Cedar Knolls
Old Troy Park
Whippany
W. Hanover Ave
Calais Rd
MORRIS COUNTY
MORRIS PLAINS
Pine Plaza Shopping Center
Dolly Bridge Rd
Sussex Ave
Mennen Sports Arena
Morris County Mall
Hanover
The Friends of The Frelinghuysen Aboretum
Morristown Municipal Airport
Pinch Brook GC
Fosterfields Living Historical Farm
MORRISTOWN
Washington's Hdqtrs. Museum
Morris Museum
Columbia Tpke
Mendham
Mendham Rd
Mayo Performing Arts Ctr.
Honeywell
Calais Rd
Morristown
Morristown Medical Ctr.
College of St. Elizabeth
Florham Park
Spring Brook Country Club
CONVENT STATION
NY Jets Training Facility
Mendham Golf Course
MORRISTOWN NATL. HISTORICAL PARK
Fairleigh Dickinson Univ. Madison Campus
Novartis
Wick Farm and Garden
AT&T Research Florham Park
Brooklake Country Club
Corey Ln
Jockey Hollow Visitors Center
New Vernon
Drew University
MADISON
Main St
Newark Intl. Airport 15 miles
Roxiticus Golf Club
SOMERSET COUNTY
Glen Alpin Rd
Blue Mill Rd
Madison
Loantaka Park
Shunpike Rd
Southern Blvd
CHATHAM
Lees Hill Rd
Chatham
Basking Ridge
Fairmount Ave
Great Swamp National Wildlife Refuge
NEW PROVIDENCE
New Providence
Lord Stirling Park
Springfield Ave
LINE
Meyersville Rd
MURRAY HILL
River Rd
BERKELEY HEIGHTS
GLADSTONE
UNION COUNTY
MILLINGTON
NJ TRANSIT
STIRLING
GILLETTE
Berkeley Heights
15
80
46
10
53
202
287
24
124
78
NEW YORK
PENN.
Port Jervis
Monroe
Peekskill
Vernon Twp.
New City
White Plains
Franklin
Ringwood
Ramsey
Newton
Kinnelon
Paramus
East Stroudsburg
Wayne
Hopatcong
Paterson
Yonkers
Fort Lee
Dover
Passaic
Morristown
Mendham
Newark
NEW YORK CITY
Washington
NEW JERSEY
Easton
Phillipsburg
Jersey City
Elizabeth
Bridgewater Twp.
Plainfield
Edison
Flemington
New Brunswick
East Brunswick
Atlantic Ocean
Lambertville
Princeton
Old Bridge
Plainsboro
Long Branch
Doylestown
Eatontown
Lansdale
Trenton
Freehold

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]			Location:	Morristown, NJ 07960
				General Property Type:	Mixed Use
Original Balance(2):	$25,000,000			Detailed Property Type:	Office / Hospitality / Retail
Cut-off Date Balance(2):	$25,000,000			Title Vesting(6):	Fee/Leasehold
% of Initial Pool Balance:	[x.x]%			Year Built/Renovated:	1982-1993 / 2009
Loan Purpose:	Recapitalization			Size(7):	729,516 SF
Borrower Sponsors:	Seth Schochet, Brian Fisher			Cut-off Date Balance per SF(2)(7):	$169
				Maturity Date Balance per SF(2)(7):	$169
Mortgage Rate:	4.3550%			Property Manager:	Olnick-Fisher Development Associates LLC; G&E Real Estate Management Services, Inc.; Hyatt Corporation
Note Date:	10/20/2017
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(3):	LO (24); DEF (92); O (4)
Lockbox/Cash Mgmt Status(4):	Hard/Springing			Underwriting and Financial Information
Additional Debt Type(2):	Pari Passu			UW NOI:	$16,943,274
Additional Debt Balance(2):	$125,000,000			UW NOI Debt Yield(2):	11.3%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(2):	11.3%
Reserves(5)				UW NCF DSCR(2):	2.23x
Type	Initial	Monthly	Cap	Most Recent NOI:	$17,494,529 (8/31/2017 TTM)
RE Tax:	$603,660	$201,220	N/A	2nd Most Recent NOI:	$16,659,943 (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent NOI:	$16,616,513 (12/31/2015)
Replacements:	$0	$15,843	N/A	Most Recent Occupancy(8):	91.8% (8/1/2017)
TI/LC:	$0	$125,000	$6,000,000	2nd Most Recent Occupancy(8):	91.3% (12/31/2016)
FF&E Reserve:	$0	Springing	N/A	3rd Most Recent Occupancy(8):	90.8% (12/31/2015)
PIP Renewal:	$0	Springing	N/A	Appraised Value (as of)(9):	$239,000,000 (8/22/2017)
Deferred Maintenance:	$73,255	$0	N/A	Cut-off Date LTV Ratio(2)(9):	62.8%
Plaza Development Reserve:	$1,500,000	$0	N/A	Maturity Date LTV Ratio(2)(9):	62.8%
Unfunded Obligations Reserve:	$1,722,209	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$150,000,000	100.0%	Return of Equity(10):	$144,095,793	96.1%
			Reserves:	$3,899,124	2.6%
			Closing Costs:	$2,005,083	1.3%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Headquarters Plaza Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. and Barclays Bank PLC.

(2)	The Headquarters Plaza Mortgage Loan (as defined below) is part of the Headquarters Plaza Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Headquarters Plaza Whole Loan.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2017. Following the lockout period, the borrower has the right to defease the Headquarters Plaza Whole Loan in whole, but not in part, on any date before August 5, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 20, 2020. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected CCUBS 2017-C1 securitization closing date in November 2017. The actual lockout period may be longer.

(4)	The Headquarters Plaza Office/Retail Property (defined below) has a hard lockbox and springing cash management. The Hyatt Regency at Headquarters Plaza (as defined below) has a soft lockbox and springing cash management.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The borrowers’ interest is a leasehold interest, and the ground lessor has granted the lender an accommodation mortgage over the ground lessor’s fee interest in the real property subject to the ground lease and Residential Parcel Ground Lease (defined below).

(7)	The Cut-off Date Balance per SF and Maturity Date Balance per SF are calculated using the total SF for the Headquarters Plaza Property (as defined below) which includes the Headquarters Plaza Office/Retail Property and the 256-room Hyatt Regency at Headquarters Plaza. The Headquarters Plaza Office/Retail Property is 729,516 SF and the Hyatt Regency at Headquarters Plaza is approximately 156,000 SF. The total SF is 885,516 SF. If the Cut-off Date Balance per SF and Maturity Date Balance per SF are calculated excluding the SF for the Hyatt Regency at Headquarters Plaza, they would equal $207 and $207, respectively.

(8)	Historical occupancy figures are based on the 729,516 SF related to the office and retail portion of the Headquarters Plaza Property. The 256-room, 156,000 SF hotel portion had occupancies for 2015, 2016 and 8/31/2017 TTM of 87.9%, 88.4% and 88.8%, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

(9)	Based on the appraiser’s “as is” appraised value, for the Headquarters Plaza Property. The Appraised Value of $239,000,000 consists of (i) $160,000,000 for the Headquarters Plaza Property and (ii) $79,000,000 for the Hyatt Regency at Headquarters Plaza. The combined “as is” appraised value of $239,000,000 as of August 22, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 62.8% and 62.8%, respectively. No value was apportioned to the Residential Parcel (as defined below).

(10)	There is no existing debt on the Headquarters Plaza Property as of the Headquarters Plaza Whole Loan origination date, as the prior leasehold loan was repaid in connection with the acquisition of the landlord’s interest under the ground lease by an affiliate of the borrowers.

The Mortgage Loan. The tenth largest loan (the “Headquarters Plaza Mortgage Loan”) is part of a whole loan (the “Headquarters Plaza Whole Loan”) evidenced by four pari passu notes with an aggregate original principal balance of $150,000,000. The Headquarters Plaza Whole Loan is secured by, among other things, the borrowers’ leasehold interest and an affiliate’s fee interest (see “Ground Lease” below) in a mixed use property consisting of three, Class A office towers, a retail concourse and a 256-room, full-service hotel, located in Morristown, New Jersey (the “Headquarters Plaza Property”). The non-controlling Promissory Note A-2, with an original principal balance of $25,000,000 represents the Headquarters Plaza Mortgage Loan and will be included in the CCUBS 2017-C1 Trust. The pari passu controlling Promissory Note A-1, with an original principal balance of $75,000,000, is expected to be contributed to the CD 2017-CD6 Trust. Promissory Notes A-3 and A-4 with an aggregate original principal balance of $50,000,000 are held by Barclays Bank PLC or an affiliate thereof and are expected to be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Pooling and Servicing Agreement” in the Preliminary Prospectus.

Headquarters Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	CD 2017-CD6	Yes
A-2	$25,000,000	$25,000,000	CCUBS 2017-C1	No
A-3	$35,000,000	$35,000,000	Barclays Bank PLC or an affiliate	No
A-4	$15,000,000	$15,000,000	Barclays Bank PLC or an affiliate	No
Total	$150,000,000	$150,000,000

The Headquarters Plaza Whole Loan was co-originated on October 20, 2017 by Citi Real Estate Funding Inc. and Barclays Bank PLC. The Headquarters Plaza Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 4.3550% per annum. The $150,000,000 Headquarters Plaza Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and is interest-only for the term of the loan. The Headquarters Plaza Whole Loan has a maturity date of November 6, 2027. Following the lockout period, the borrowers have the right to defease the Headquarters Plaza Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 20, 2020. The Headquarters Plaza Whole Loan is prepayable without penalty on or after August 6, 2027.

The Borrowers and the Borrower Sponsors. The borrowers for the Headquarters Plaza Whole Loan are Second Roc-Jersey Associates L.L.C. and Fifth Roc-Jersey Associates L.L.C. (collectively, the “Headquarters Plaza Borrowers”), each of which is a Delaware limited liability company and special purpose entity with two independent directors. BCK Realty, LLC, Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Allison Rubler, a New York trust, Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Eve Lateiner, a New York trust, Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Meredith Verona, a New York trust, and Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Robert Lateiner, a New York trust, are the guarantors of certain nonrecourse carveouts under the Headquarters Plaza Whole Loan. The borrower sponsors are Seth Schochet and Brian Fisher.

The Headquarters Plaza Borrowers are a joint venture between the Fisher Organization (“Fisher”) and the Olnick Organization (“Olnick”). The borrower sponsors have a combined experience of more than 120 years of developing, constructing, owning and managing commercial real estate. According to the borrower sponsors, they are long term owners, having owned and managed most of their portfolios for multiple decades.

Fisher is a diversified real estate development and management company founded by Lester Fisher. According to Fisher, in the past decade, Fisher has executed 3,500,000 SF of new construction development and approximately 2,000,000 SF of tenant installations. In addition to residential and commercial development, Fisher is involved in all aspects of property management, including maintenance, leasing, tenant relations and finance.

Olnick is a privately held New-York-based corporation and has been actively involved in the construction, ownership, management and financing of real estate projects for in excess of 60 years. In 1946, founder Robert S. Olnick pioneered the development of residential housing in the Riverdale section of New York City. In the five decades that followed, Olnick built thousands of New York City apartments, millions of SF of commercial space, and several hotels.

The Property. The Headquarters Plaza Property is comprised of three Class A office towers totaling 562,242 SF, an indoor/outdoor retail concourse totaling 167,274 SF (together with the office towers, the “Headquarters Plaza Office/Retail Property”) and a full service Hyatt Regency hotel totaling 256 rooms (the “Hyatt Regency at Headquarters Plaza”). The Headquarters Plaza Property is located approximately 30.0 miles northwest of New York City in Morristown, New Jersey. According to the appraisal, the Headquarters Plaza Property occupies a prominent location overlooking “The Green” in downtown Morristown along Speedwell Avenue (Route 202), within a mile of Interstate 287 and Route 24. The Headquarters Plaza Property was developed by the sponsors between 1982 and 1993, and has since been managed by the borrower sponsors. The Headquarters Plaza Property sits atop a 2,900 space multi-story parking garage (not included as part of the collateral for the Headquarters Plaza Whole Loan) which affiliates of the Headquarters Plaza Borrowers purchased from the Municipality of Morristown, in 2015, along with the fee interest (see “Ground Lease” section) in the Headquarters Plaza Property.

Fee above a Plane. The real estate collateral for the Headquarters Plaza Whole Loan is structured as a “fee above a plane”: the Headquarters Plaza Borrowers have a leasehold interest in certain space (together with the Residential Parcel (see “Ground Lease” below), the “Upper Area”) above a non-collateral parking garage. The fee owner of the Upper Area is an affiliate of the Headquarters Plaza Borrowers (the “Accommodation Affiliate”). The real property located below the Upper Area, including the parking garage (the “Lower Area”), is also owned by an affiliate of the Headquarters Plaza Borrowers. The Accommodation Affiliate provided an accommodation mortgage on its fee interest the Upper Area, which includes the real estate under the Ground Lease and the adjacent Residential Parcel (see “Ground Lease” below). The relationship between the Upper Area and the Lower Area is governed by a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

reciprocal easement agreement. The Lower Area is not collateral for the Headquarters Plaza Whole Loan. The Headquarters Plaza Borrowers, the Accommodation Affiliate, the lessee under the Residential Parcel Ground Lease (see “Ground Lease” below ), the owners of the Lower Area, and the lender have entered into an estoppel and agreement, pursuant to which, among other things, the parties have agreed that the Lower Area is required to be insured in accordance with the terms of the Headquarters Plaza Whole Loan agreement and restored following a casualty or condemnation to the extent necessary to maintain the operations, the structural support and parking for the Upper Area (with said restoration proceeds being held and applied by an insurance trustee with a long-term unsecured debt rating of at least “A” from S&P). Proceeds from a condemnation or casualty relating to the Upper Area are required to be disbursed pursuant to the Headquarters Plaza Whole Loan documents.

The Headquarters Plaza Office/Retail Property.

The Headquarters Plaza Office/Retail Property’s office component is comprised of three Class A multi-tenant office towers. The North Tower, a 202,445 SF, 12-story building, was completed in 1987. The East Tower is 178,187 SF with 12 stories and it was completed in 1983. The third building, The West Tower, is 181,520 SF with 12 stories and it was completed in 1982. The borrower sponsors have invested a total of approximately $28.1 million, from 2005 to 2016, in overall building and tenant improvements and maintenance at the Headquarters Plaza Office/Retail Property.

The Headquarters Plaza Office/Retail Property has a granular rent roll with a total of 49 office and 19 retail tenants which equates to a combined occupancy of 91.8% as of August 1, 2017. The diverse tenant mix is comprised of multiple industries including finance, telecommunications, legal and various state and federal government agencies. The Headquarters Plaza Office/Retail Property has exhibited, over the prior 11-year period, a weighted average occupancy of 88.8%. Over the prior five-year period, the weighted average historical occupancy was 90.3%. The tenants at the Headquarters Plaza Office/Retail Property have a weighted average lease term of 17 years for the current tenant group. Many of the larger tenants such as Riker, Danzig, Scherer (1982), Duff & Phelps, LLC (2007) and Graham, Curtin & Sheridan, P.A. (2002), have been at the Headquarters Plaza Office/Retail Property for several years.

The largest office tenant, Riker, Danzig, Scherer (“Riker”), occupies 79,170 SF which represents 10.9% of the total SF at the Headquarters Plaza Office/Retail Property, and has been in occupancy since 1982. According to Riker, the company has been at the forefront of the New Jersey legal community since 1882 and it has more than 130 years of legal experience in a broad range of practice areas. Other than Riker, no other tenant accounts for more than 6.9% of the net rentable SF at the Headquarters Plaza Office/Retail Property.

The Headquarters Plaza Property’s retail component is comprised of an indoor and outdoor facing retail concourse which connects to each of the three office towers and the hotel. The retail concourse consists of a 40,000 SF AMC movie theater and 34,707 SF fitness center that is operated by an affiliate of the Headquarters Plaza Borrowers. The remaining 92,567 SF of retail space serves primarily as amenity space for office tenants and hotel patrons.

The following table presents certain information relating to the lease rollover schedule at the Headquarters Plaza Office/Retail Property.

Tenant Summary
Tenant Name	Ratings (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	Lease Expiration
Riker, Danzig, Scherer(3)	NR/NR/NR	79,170	10.9%	$1,992,128	11.5%	$25.16	7/31/2025
Chartwell Consulting Group, Inc.	NR/NR/NR	50,100	6.9%	$1,449,135	8.3%	$28.92	8/31/2021
AMC Theatres(4)	NR/NR/NR	40,000	5.5%	$690,000	4.0%	$17.25	4/30/2029
Duff & Phelps, LLC(5)	NR/NR/NR	33,000	4.5%	$990,000	5.7%	$30.00	5/31/2028
Graham, Curtin & Sheridan, P.A.(6)	NR/NR/NR	33,000	4.5%	$874,500	5.0%	$26.50	6/30/2022
Subtotal / Wtd. Avg.		235,270	32.3%	$5,995,763	34.5%	$25.48
Remaining Office Tenants		434,698	59.6%	$11,373,275	65.5%	$29.30(7)
Total / Wtd. Avg. Occupied		669,968	91.8%	$17,369,038	100.0%	$27.86(7)
Vacant		59,548	8.2%	$0	0.0%	$0.00
Total / Wtd. Avg.		729,516	100.0%	$17,369,038	100.0%	$27.86(7)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information obtained from the underwritten rent roll and includes contractual rent steps through October 2018.

(3)	Riker, Danzig, Scherer has one, five-year or 10-year lease renewal option.

(4)	AMC Theatres has two, five-year lease renewal options.

(5)	Duff & Phelps, LLC has one, five-year lease renewal option.

(6)	Graham, Curtin & Sheridan, P.A. has one, five-year lease renewal option.

(7)	Calculation excludes amenity tenants (46,557 SF) from the calculation. Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

The following table presents certain information relating to the lease rollover schedule at the Headquarters Plaza Office/Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total Sq. Ft. Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	3	6,585	0.9%	0.9%	$28.87	$190,128	1.1%	1.1%
2017	2	1,210	0.2%	1.1%	$28.12	$34,030	0.2%	1.3%
2018	4	9,759	1.3%	2.4%	$27.28	$266,206	1.5%	2.8%
2019	9	47,933	6.6%	9.0%	$32.07	$1,537,433	8.9%	11.7%
2020	9	87,760	12.0%	21.0%	$29.34	$2,574,686	14.8%	26.5%
2021	8	95,716	13.1%	34.1%	$27.75	$2,656,373	15.3%	41.8%
2022	10	93,638	12.8%	47.0%	$29.30	$2,743,406	15.8%	57.6%
2023	2	10,067	1.4%	48.3%	$39.51	$397,757	2.3%	59.9%
2024	6	35,965	4.9%	53.3%	$30.23	$1,087,308	6.3%	66.1%
2025	3	104,925	14.4%	67.7%	$25.07	$2,630,978	15.1%	81.3%
2026	1	26,274	3.6%	71.3%	$25.08	$658,834	3.8%	85.1%
2027	3	29,925	4.1%	75.4%	$29.97	$896,780	5.2%	90.2%
Thereafter	3	73,654	10.1%	85.5%	$23.01	$1,695,120	9.8%	100.0%
Amenity(4)	3	46,557	6.4%	91.8%	$0.00	$0	0.0%	100.0%
Vacant	NAP	59,548	8.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	66	729,516	100.0%		$27.86	$17,369,038	100.0%

(1)	Based on the underwritten rent roll and includes contractual rent steps through October 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling excludes Amenity and Vacant space.

(4)	Amenity space includes a 34,707 SF fitness facility, a 10,388 SF hotel ballroom and a 1,462 SF management office.

The Market. The Headquarters Plaza Property is located in Morris County within the central portion of northern New Jersey. According to the appraisal, the 2016 population and average household income for Morris County is 501,318 and $138,489, respectively. The northern and central New Jersey region has an extensive transportation network, as numerous destinations are accessible via major highways. Additionally, the northern and central New Jersey region has good accessibility to public transportation. According to the appraisal, the Headquarters Plaza Property occupies a prominent location on “The Green” in downtown Morristown along Speedwell Avenue, within a mile of Interstate 287 and Route 24, and about 30 miles northwest of New York City. Additionally, the Headquarters Plaza Property is situated close to express trains to New York City, Morristown Airport and Newark Liberty International Airport.

According to the appraisal, the Headquarters Plaza Property is the largest development on The Green and it serves as the anchor commercial development in downtown Morristown. It is situated on a 10.35-acre site and offers a wide variety of amenities such as onsite property management, onsite garage parking, office space with concierge service, a fitness club, a movie-theater, onsite daycare, several restaurants, laundry service and various retail mall shop stores. Per the appraisal, the Morris County court is also located south of the Headquarters Plaza Property and serves as a draw for office space for attorneys and other legal professionals. Additionally, there are numerous restaurants in the Morristown downtown area that cater to professionals and serve as a draw to the area. Land uses in the immediate area consist predominantly of residential and office uses with a number of multifamily developments a few miles north of the Headquarters Plaza Property. The neighborhood also provides convenient access to public transportation such as New Jersey Transit bus and rail stations.

According to the appraisal, the total estimated 2017 population within a one-, three- and five-mile radius is 19,636, 55,937 and 119,966, respectively. According to the appraisal, the total estimated 2017 average household income within a one-, three- and five-mile radius is $105,861, $153,576 and $162,084, respectively. According to a third party report, the Headquarters Plaza Property is located in the Morristown Region office submarket of northern New Jersey. The submarket is comprised of over 15.2 million SF of inventory with a 22.6% vacancy rate and asking rent of $29.04/SF. According to the appraisal, there are 27 comparable properties, ranging in size from approximately 76,000 SF to 900,000 SF, near the Headquarters Plaza Property. Per the appraisal, the reported comparable rents ranged from $17.95/SF to $38.38/SF with an average of $27.39/SF. The reported vacancies ranged from 0% to 53.0% with an average of 7.0%. Currently there are no new office projects in development in the Headquarters Plaza Property’s competitive market.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

The following table presents certain information relating to comparable office leases to the Headquarters Plaza Office/Retail Property.

Office Leases
Property Name/Location	Year Built	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Avenue, Morristown, NJ	2001	3	117,000	2.9 miles	NFP Property & Casualty	Dec 2016 / 7.3 Yrs	3,884	$25.25	Modified Gross

Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Ave, Morristown, NJ	2001	3	117,000	2.9 miles	Grunethal USA, Inc	Mar 2015 / 5.0 Yrs	9,000	$24.00	Modified Gross

67 Park Place East Morristown, NJ	1973	10	145,019	0.4 miles	Omni Active Health Inc	Sep 2016 / 5.0 Yrs	7,176	$33.50	Modified Gross

1200 Mt. Kemble Avenue, Morristown, NJ	1981	3	106,000	5.4 miles	Glenmede Trust Company	Aug 2016 / 5.6 Yrs	5,499	$27.50	Modified Gross

Washington Office Center 44 Whippany Rd, Morristown, NJ	1984	3	220,160	2.1 miles	Meridian Capital Partners	Jul 2016 / 2.0 Yrs	1,746	$25.00	Modified Gross

60 Columbia Tpke Morristown, NJ	1980	3	75,450	2.6 miles	Assistance in Marketing Inc	Dec 2015 / 3.3 Yrs	6,732	$25.00	Modified Gross

Source: Appraisal

The Hyatt Regency at Headquarters Plaza

The Hyatt Regency at Headquarters Plaza is a 256-room, four-star full-service hotel that was built in 1993. It is located just off “The Green” in downtown Morristown, a landscaped park quadrangle in the Morristown central business district. The Hyatt Regency at Headquarters Plaza has been managed by the Hyatt Corporation since 2004. Since 2012, the hotel has operated at an average occupancy of 88.7%; its occupancy has never been below 87.8%. The Hyatt Regency at Headquarters Plaza has been ranked number one in terms of occupancy and RevPAR in its competitive set since 2012. According to the borrowers, The Hyatt Regency at Headquarters Plaza is one of the top performing hotels in the Hyatt chain in the U.S. and it placed in the top five in occupancy in 2015 and 2016.

The Hyatt Regency at Headquarters Plaza is comprised of 98 standard king guestrooms, 108 standard double-double guest rooms, 48 studio suites and 2 premium suites. The rooms are well-appointed with drapes, bedding, tables, wallpaper, wall-prints, chairs, tables plus 55”-65” flat panel televisions. The furnishings include armoires and dressers, chairs, couches and lighting. Hotel amenities include the Hyatt Eclectic Grill which is a 130 seat restaurant, a lounge and terrace serving light fare and signature drinks, a coffee bar and approximately 36,000 SF of conference and meeting space across three ballrooms, 32 breakout rooms, an executive boardroom and a conference center located on the lobby level.

According to the appraisal, the market segmentation at the Hyatt Regency at Headquarters Plaza is 50.0% corporate individuals, 25.0% group, 15% leisure and 10.0% airline. Corporate demand is driven by a variety of pharmaceutical businesses in the area and other Fortune 500 companies such as Honeywell, Exxon, GAF, AT&T and others that have a significant presence in the area. Additionally, Morristown, New Jersey is home to several office parks and has a large hospital in its downtown area which also provides demand for the hotels in the area.

The Hyatt Regency at Headquarters Plaza is subject to a management agreement with Hyatt Corporation dated June 16, 2004 with an expiration date of November 30, 2020. If property improvement plan (“PIP”) costs exceed $500,000, the borrowers will be required to deposit 115% of any PIP costs (in excess of $500,000, and which costs shall be exclusive of: (i) the cost of any PIP work which is duplicative of any furniture, fixtures and equipment (“FF&E”) approved (or deemed approved) by the lender for which adequate FF&E reserve funds are being held by the lender (as reasonably determined by the lender) and (ii) provided that the certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by Hyatt Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work) into a PIP reserve account in connection with the renewal of the management agreement, the replacement of the same or otherwise (see “Escrows and Reserves” below). Since 2005, the borrowers’ sponsors have invested approximately $16.7 million in hotel improvements which included $7.0 million of room upgrades in 2009.

The Hyatt Regency at Headquarters Plaza is located in Morris County which is the same market as the Headquarters Plaza Property (see description above), however the Hyatt Regency at Headquarters Plaza is part of the Newark area lodging market. According to the appraisal, the local market trends are positive. According to the appraisal, the Hyatt Regency at Headquarters Plaza is classified as an upscale full service hotel that is a four-star rated property. Hotel development in the area consists of a variety of full and limited service properties spread out around major transportation routes. According to the appraisal, the metro area has a sizeable concentration of corporate headquarters and several pharmaceutical companies; therefore, the demand is linked heavily to corporate and economic performance. As the economy has gained strength and momentum after the 2009 recession, the corporate segment has strengthened which is displayed in the improved performance of the competitive set.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

Historical Occupancy, ADR, RevPAR
	Competitive Set			Hyatt Regency at Headquarters Plaza(1)			Penetration Factor
Year	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	69.2%	$159.17	$110.22	90.2%	$158.18	$142.76	130.3%	99.4%	129.5%
12/31/2015	67.8%	$163.70	$111.04	87.9%	$169.65	$149.05	129.6%	103.6%	134.2%
12/31/2016	71.0%	$166.54	$118.18	88.4%	$167.26	$147.94	124.5%	100.0%	125.2%
8/30/2017 TTM	70.6%(5)	$166.68(5)	$117.74(5)	88.8%	$167.87	$149.11	125.8%	100.7%	126.6%

(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the Hyatt Regency at Headquarters Plaza Hotel are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the Headquarters Plaza Borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

(5)	Figures reflect competitive set statistics for the trailing 12-month period ending July 2017.

Hyatt Regency at Headquarters Plaza Competitive Set(1)
Property	Number of Rooms	Year Built
Hyatt Regency at Headquarters Plaza	256	1993
Hilton Parsippany	354	1981
Westin Governor Morris Morristown	224	1965
The Madison Hotel	186	1981
Sheraton Parsippany Hotel	370	1987
Total	1,390

(1)	Source: Industry travel research report

According to the third party information above, as of the trailing 12 months ended July 31, 2017, the Hyatt Regency at Headquarters Plaza outperformed its competitive set in terms of occupancy, ADR and RevPAR. Per the appraisal, the Hyatt Regency at Headquarters Plaza is the only competitor within walking distance of the downtown Morristown center and the New Jersey Transit which provides direct access to Newark, New Jersey and New York City. Additionally, the Hyatt Regency at Headquarters Plaza is qualified by airlines as a “downtown” property and therefore it’s able to obtain airline contractual revenue. According to the appraisal, there are currently no new hotels proposed for the market.

The following table presents certain information relating to the 2016 demand analysis with respect to the Hyatt Regency at Headquarters Plaza based on market segmentation, as provided in the appraisal for the Hyatt Regency at Headquarters Plaza:

Hyatt Regency at Headquarters Plaza – 2015 Accommodated Room Night Demand(1)
Property	Corporate	Group	Leisure	Airline
Hyatt Regency at Headquarters Plaza	50%	25%	15%	10%

(1)	Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Headquarters Plaza Property:

Headquarters Plaza Property - Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF(1)
Base Rent	$15,256,904	$16,555,502	$16,578,803	$16,969,331	$16,869,472	$23.12
Contractual Rent Steps(2)	$0	$0	$0	$0	$499,566	$0.68
Gross Up Vacancy	$0	$0	$0	$0	$1,955,380	$2.68
Total Reimbursement Revenue	$466,838	$477,993	$661,301	$668,622	$391,122	$0.54
Other Income(3)	$191,720	$174,862	$191,443	$332,122	$305,387	$0.42
Vacancy & Credit Loss	$0	$0	$0	$0	($1,955,380)	($2.68)
Effective Gross Income	$15,915,462	$17,208,357	$17,431,537	$17,970,075	$18,551,017	$24.76

Real Estate Taxes	$1,333,646	$1,315,309	$1,344,339	$1,369,023	$1,378,500	$1.89
Insurance	$209,437	$207,325	$213,665	$203,037	$200,400	$0.27
Management Fee	$477,464	$516,251	$522,946	$539,102	$541,966	$0.74
Parking Expenses	$411,249	$416,355	$376,642	$487,201	$509,328	$0.70
Other Operating Expenses	$5,157,945	$5,302,228	$5,178,345	$4,936,816	$5,330,428	$7.31
Total Operating Expenses	$7,589,741	$7,757,468	$7,635,937	$7,535,179	$7,960,623	$10.91

Net Operating Income	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$10,104,924	$13.85
TI/LC	$0	$0	$0	$0	$1,195,318	$1.64	(2)
Capital Expenditures	$0	$0	$0	$0	$145,903	$0.20	(2)
Net Cash Flow	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$8,763,702	$12.01

Hotel Net Cash Flow(4)	$5,996,876	$6,314,528	$6,019,718	$6,216,483	$5,976,717

Total Net Cash Flow	$14,322,597	$15,765,417	$15,815,318	$16,651,379	$14,740,419

(1)	Calculated based on the total SF of the Headquarters Office/Retail Property.

(2)	Includes contractual rent increases through October 2018.

(3)	Other Income consists of administrative fees on security, garage and parking income, and other miscellaneous income.

(4)	Based on the Hyatt Regency at Headquarters Plaza - Cash Flow Analysis table below.

Hyatt Regency at Headquarters Plaza - Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	U/W	UW Per Room
Occupancy	90.2%	87.9%	88.4%	88.8%	88.8%
ADR	$158.18	$169.65	$167.26	$167.87	$167.87
RevPAR	$142.76	$149.05	$147.94	$149.11	$149.11

Room Revenue	$13,339,340	$13,927,168	$13,861,052	$13,933,021	$13,933,021	$54,426
F&B Revenue	$7,583,231	$7,509,492	$7,352,992	$7,305,021	$7,305,021	$28,535
Other Revenue	$351,323	$349,333	$391,072	$302,796	$302,796	$1,183
Total Revenue	$21,273,894	$21,785,993	$21,605,116	$21,540,838	$21,540,838	$84,144

Total Departmental Expenses	$7,604,101	$7,550,672	$7,278,958	$7,082,880	$7,082,880	$27,668
Gross Operating Profit	$13,669,793	$14,235,321	$14,326,158	$14,457,958	$14,457,958	$56,476

Total Undistributed Expenses	$6,029,120	$6,215,552	$6,622,945	$6,750,190	$6,750,190	$26,368
Profit Before Fixed Charges	$7,640,673	$8,019,769	$7,703,213	$7,707,768	$7,707,768	$30,108

Total Fixed Charges	$810,330	$854,145	$838,870	$648,135	$869,418	$3,396

Net Operating Income	$6,830,343	$7,165,624	$6,864,343	$7,059,633	$6,838,350	$26,712
FF&E	$833,467	$851,096	$844,625	$843,150	$861,634	$3,366
Net Cash Flow	$5,996,876	$6,314,528	$6,019,718	$6,216,483	$5,976,717	$23,347

Lockbox and Cash Management. The Headquarters Plaza Whole Loan is structured with a hard lockbox (except that, so long as the Franchisor CM Conditions (as defined below) are satisfied, the hotel manager may retain revenues from the hotel and apply them to the payment of operating expenses and brand management fees, with the excess deposited in the lockbox) and springing cash management. The Headquarters Plaza Borrowers were required at origination to deliver letters to (i) all tenants at the Headquarters Plaza Property directing them to pay all rents directly into a lender-controlled lockbox account (provided that, the Headquarters Plaza Borrowers will not be required to send direction letters to hotel tenants if the Franchisor CM Conditions are satisfied, unless the applicable franchise agreement permits hotel tenants to directly deposit their rental payments into the lender-controlled lockbox account) and (ii) with respect to the Hyatt Regency at Headquarters Plaza, solely to the extent that the Franchisor CM Conditions are not satisfied, to each of the credit card companies with which the Headquarters Plaza Borrowers have entered into credit card agreements. Funds in the lockbox are required to be transferred on each business day to the borrower unless a Trigger Period exists, in which case funds are required to be transferred each day to the cash management account. Funds in the cash management account are required to be used, during a Trigger Period, to fund reserves and pay debt service and any other amounts due under the Headquarters Plaza Whole Loan, and excess cash is (x) to the extent a Trigger Period is continuing, held by the lender, and (y) to the extent no Trigger Period exists, disbursed to the Headquarters Plaza Borrowers.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

“Franchisor CM Conditions” means each of the following conditions: (i) no Franchise Termination Period (defined below) has occurred and is continuing, (ii) either (x) the franchise agreement in place as of the origination date of the Headquarters Plaza Whole Loan is in full force and effect or (y) a replacement franchise agreement (in the form of a brand management agreement) with a replacement franchisor entered in accordance with the Headquarters Plaza Whole Loan documents is in full force and effect and (iii) the applicable franchise agreement has a provision that requires the franchisor to collect all revenue from the hotel and hold the same in one or more eligible accounts with an eligible institution in the name of the Headquarters Plaza Borrowers which have been pledged as additional security for the Headquarters Plaza Whole Loan, apply said revenue solely to the payment of all operating expenses and brand management fees, and deposit any excess revenue after the payment of such costs into the lockbox, and all revenue from the hotel is being collected by the franchisor and applied in accordance with franchise provision described in this clause (iii).

“Franchise Termination Period” means a period (a) commencing upon the earlier of (i) the franchisor becoming the subject of any bankruptcy action, (ii) the occurrence of any material default by the franchisor under the franchise agreement beyond any applicable grace and cure periods which gives rise to a termination right of the Headquarters Plaza Borrowers thereunder, (iii) the failure of the income and revenue generated from the hotel property to be applied in any material respect in accordance with the terms of the franchise agreement, and (b) which expires upon the lender’s receipt of evidence that the applicable event giving rise to the Franchise Termination Period has been cured in a manner acceptable to the lender in its reasonable discretion.

A “Trigger Period” exists during the occurrence and continuance of (i) an event of default; (ii) the debt service coverage ratio being less than 1.30x and expiring when the debt service coverage ratio is greater than 1.35x for two consecutive calendar quarters (provided that a Trigger Period will not be deemed to exist as a result of this clause (ii) if the Headquarters Plaza Borrowers have (x) deposited cash into an account with the lender or (y) delivered to lender a letter of credit, in each case in an amount deemed sufficient that if added to the underwritten cash flow the debt service coverage ratio would be equal to or greater than 1.35x); (iii) a Franchise Agreement Trigger Period (as defined below) and/or (iv) a Franchise Renewal Trigger Period (as defined below).

A “Franchise Agreement Trigger Period” will (a) commence upon the first to occur of (i) the occurrence of any monetary or material non-monetary default under the franchise agreement which results in any party to the franchise agreement having a right to terminate the franchise agreement; (ii) Headquarters Plaza Borrowers or franchisor giving notice that it is terminating the franchise agreement prior to its stated expiration date; (iii) any termination or cancelation of the franchise agreement and/or the franchise agreement otherwise failing to be in full force and effect and (iv) any bankruptcy action with respect to the franchisor, and (b) expire upon the lender’s receipt of evidence reasonably satisfactory to the lender that (i) either (A) the Franchise Agreement Cure Conditions (defined below) have been satisfied or (B) the Headquarters Plaza Property is being branded, flagged and operated pursuant to a replacement franchise agreement in accordance with the terms of the loan documents, and (ii) to the extent that a PIP is required in connection with the satisfaction of the requirements of the foregoing clause (b)(i), the Headquarters Plaza Borrowers have made the required PIP deposit pursuant to the loan documents (see “Escrows and Reserves” below).

The “Franchise Agreement Cure Conditions” means each of the following: (i) the Headquarters Plaza Borrowers have cured all defaults (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor, (ii) the Headquarters Plaza Borrowers and the applicable franchisor have re-affirmed the applicable franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, and (iv) the Headquarters Plaza Property continues to be operated, flagged and branded pursuant to the franchise agreement.

A “Franchise Renewal Trigger Period” will have occurred if (i) the term of the related franchise agreement has not been extended or a replacement qualified franchise agreement has not been entered into, in each case, for a term of at least ten years or (ii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP deposit has not been deposited in the PIP reserve account, in each case, on or before the date which is 12 months prior to the expiration of the then applicable term of the franchise agreement.

Escrows and Reserves. The loan documents provide for upfront reserves in the amount of $1,722,209 for outstanding tenant improvements and leasing commissions and free rent, $1,500,000 for plaza development improvements related to an agreement signed between the ground lessor under the HQP Borrower Ground Lease (see “Ground Lease” below), another borrower affiliate and the Municipality of Morristown, $603,660 for real estate taxes and $73,255 for deferred maintenance. If a PIP is imposed by a new franchise agreement or renewal of the franchise agreement, the Headquarters Plaza Borrowers will be required to deposit a PIP reserve equal to 115% of estimated PIP costs (in excess of $500,000, and which costs are exclusive of: (i) the cost of any PIP work which is duplicative of any FF&E approved (or deemed approved) by the lender for which adequate FF&E Reserve Funds are being held by the lender (as reasonably determined by the lender) and (ii) provided that certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by Hyatt Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work). All or a portion of the required PIP deposit may, at Headquarters Plaza Borrowers’ request, be made from excess cash flow on deposit in the excess cash flow reserve. Alternatively, the Headquarters Plaza Borrowers may provide a letter of credit in lieu of such cash deposit in an amount equal to the cash deposit that would have been required.

The loan documents also provide for ongoing monthly reserves of $201,220 for real estate taxes, $15,843 (approximately $0.26 per Headquarters Plaza Office/Retail Property SF annually) for replacement reserves, $125,000 (approximately $2.05 per Headquarters Plaza Office/Retail Property SF annually) for tenant improvements and leasing commissions (subject to a cap of $6,000,000) and an amount equal to the greater of (i) one-twelfth of 4% of hotel-related gross revenues and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement, for FF&E expenses. The loan documents do not require monthly reserves for insurance premiums as long as the Headquarters Plaza Property is insured under an acceptable blanket insurance policy. Solely with respect to the taxes, insurance premiums and FF&E relating to the hotel property, the Headquarters Plaza Borrowers will not be required to make monthly tax and insurance reserve deposits to the extent that the Reserve Waiver Conditions (as defined below) are satisfied.

“Reserve Waiver Conditions” means, among other conditions in the loan documents, (i) no event of default has occurred and is continuing, (ii), no monetary or material non-monetary default by franchisor under the franchise agreement, which default would give either party the right to terminate the franchise agreement, (iii) the franchisor continues to make the payments and perform the obligations required under the franchise agreement, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and (iv) no bankruptcy action with respect to the franchisor has occurred and is continuing.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 10 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.8% 2.23x 11.3%

Ground Lease. The Headquarters Plaza Property consists of the borrower’s interest in a long-term ground lease. The Headquarters Plaza Borrowers are the lessees under a long-term ground lease with respect to the Headquarters Plaza Office/Retail Property and the Headquarters Plaza Hotel Property (the “HQP Borrower Ground Lease”), which ground lease has an annual rent of $189,000, expires on November 11, 2074, and has no renewal, extension or termination rights remaining. Additionally, an affiliate of the Headquarters Plaza Borrowers is the lessee with respect to two unimproved, non-income producing residential parcels (collectively, the “Residential Parcel”) under the other ground lease (the “Residential Parcel Ground Lease”). The ground lessor under both the HQP Borrower Ground Lease and the Residential Parcel Ground Lease has granted a fee mortgage in favor of the lender under the Headquarters Plaza Whole Loan. Accordingly, the Headquarters Plaza Whole Loan is secured by (i) the Headquarters Plaza Borrowers’ leasehold interests in the Headquarters Plaza Office/Retail Property and the Headquarters Plaza Hotel Property, (ii) the ground lessor’s fee interest in the Headquarters Plaza Office/Retail Property and the Headquarters Plaza Hotel Property, and (iii) the ground lessor’s fee interest in the Residential Parcel. The leasehold interest in the Residential Parcel, however, is not collateral for the Headquarters Plaza Whole Loan.

Partial Release. At any time other than the 45 days prior to and following the securitization of any portion of the Headquarters Plaza Whole Loan, the Headquarters Plaza Borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan, which may be accomplished either by a condominium conversion or a subdivision release. The Residential Parcel was not assigned value in the appraisal or in the underwriting for the Headquarters Plaza Whole Loan.

Condominium Conversion. At the election of the Headquarters Plaza Borrowers, the ground lessor, the ground lessee of the Residential Parcel and/or any other person designated by the ground lessee of the Residential Parcel to be the initial owner of the Residential Parcel (such person, the “Residential Unit Owner”), a condominium conversion may be effectuated at the Headquarters Plaza Property upon the satisfaction of certain conditions set forth in the Headquarters Plaza Whole Loan documents, which include the satisfaction of the REMIC requirements and the delivery of a rating agency confirmation. In addition, the lender has consent rights over the condominium documents, which include all conveyances, bylaws and estoppels required in order to create the condominium regime. Upon the completion of the condominium conversion, the unit(s) consisting of the Residential Parcel would be released from the lien of the Headquarters Plaza Whole Loan, such unit(s) would be conveyed to the Residential Unit Owner and the ground lease structure would terminate, with the Headquarters Plaza Borrowers owning the condominium interests in the Headquarters Plaza Office/Retail Property unit and the Headquarters Plaza Hotel Property unit. The Headquarters Plaza Borrowers are required to maintain control of the condominium board after the condominium conversion, and such control may pass to the lender and/or any successor owner of the Headquarters Plaza Property upon any foreclosure, deed-in-lieu of foreclosure, or any other transfer pursuant to any exercise of remedy under the Headquarters Plaza Whole Loan documents.

Subdivision Release. Provided a condominium conversion has not taken place, the Headquarters Plaza Borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan upon the successful subdivision of the Residential Parcel from the remaining Headquarters Plaza Property and the creation of one or more separate tax lots with respect to the Residential Parcel. In addition, the Headquarters Plaza Borrowers must satisfy certain conditions set forth in the Headquarters Plaza Mortgage Loan documents, which include satisfaction of the REMIC requirements. Upon the release of the Residential Parcel, the Headquarters Plaza Borrowers are required to purchase the remaining Headquarters Plaza Property (which remainder would include all of the real property in which the Headquarters Plaza Borrowers currently have a leasehold estate) from the ground lessor for $1.00 and the ground lease structure will terminate.

Substitution. Except in connection with either (a) the termination of the ground lease in connection with the Headquarters Plaza Borrowers’ acquisition of the condominium interests in the Headquarters Plaza Office/Retail Property unit and the Headquarters Plaza Hotel Property unit (as described above in “Partial Release—Condominium Conversion”) or (b) the termination of the ground lease in connection with the Headquarters Plaza Borrowers’ acquisition of the fee interest in the real property in which they currently hold a leasehold interest (as described above in “Partial Release—Subdivision Release”), substitution is not permitted. For the avoidance of doubt, the fee acquisition described in clause (b) above involves the borrower’s acquisition of a fee interest in real property in which the Headquarters Plaza Borrowers currently hold a leasehold interest and that is already collateral for the Headquarters Plaza Whole Loan pursuant to the accommodation mortgage given by the ground lessor.

Mezzanine Loan and Preferred Equity. Not permitted.

Terrorism Insurance. The Headquarters Plaza Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Headquarters Plaza Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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